AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2026
REGISTRATION NO. 333-290153

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRUCO LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)
ARIZONA
(State or other jurisdiction of incorporation or organization)
22-1944557
(I.R.S. Employer Identification Number)
C/O PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
(973) 802-7333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
CT Corporation System
3800 North Central Avenue, Suite 460
Phoenix, Arizona 85012
(602) 248-1145
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
ELIZABETH L. GIOIA
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 402-1624

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	X	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

ACTIVEINCOME CONTINGENT DEFERRED ANNUITY - FRANKLIN TEMPLETON
Issued by
PRUCO LIFE INSURANCE COMPANY
RATE SHEET SUPPLEMENT
Supplement dated February 13, 2026
To
Prospectus dated February 13, 2026

This Rate Sheet Prospectus Supplement (this “Supplement”) applies only to the product noted above and should be read and retained with the Prospectus ("Prospectus") for the ActiveIncome Contingent Deferred Annuity - Franklin Templeton (the “Annuity”). If you would like another copy of the Prospectus, please call us at 1-888-PRU-2888.

This Supplement provides the Income Percentages, Income Deferral Rates, and current Contract Fee we are currently offering for the Annuity. This Supplement replaces and supersedes any previously published Rate Sheet Supplement Supplement(s) and must be used with an effective prospectus for the Annuity.

This Supplement discloses the Income Percentages, Income Deferral Rates, and current Contract Fee (collectively known as “Terms”) that are effective beginning on the date of the Supplement disclosed above. Once a Supplement is effective, it will remain in effect until it is superseded at any time we publish a new Supplement. This Supplement has no specified end date. If we change one or more of the Terms, we will publish a new Supplement that will supersede this Supplement. We will publish any changes to the Terms at least seven calendar days before they take effect on our website and on EDGAR at www.sec.gov under Form S-3 File Number 333-290153.

To confirm the most current Terms, Rate Sheet Supplements are available by contacting the Prudential Annuity Service Center at 1-888-PRU-2888 or online at www.prudential.com/personal/annuities/annuity-prospectuses.

The Terms below apply for applications signed* on or after February 13, 2026 until a new Rate Sheet Supplement is published with updated Terms.

*Please Note: In order for you to receive the Terms reflected in this Supplement, your Annuity application must be signed on or after the date set forth above and before new Terms are established through a new Supplement. From the date you sign your Annuity application, we must also receive that paperwork in Good Order within 15 calendar days, and the new Annuity must be issued within 45 calendar days of the date the application was signed. If these conditions are not met, and you decide to proceed with the purchase of the Annuity, you will receive the Terms that are in effect on your Contract Date. Under certain circumstances we may waive these conditions or extend these time periods in a nondiscriminatory manner.

Current Contract Fee	1.00% Annually

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Income Percentages and Income Deferral Rates

The applicable Initial Income Percentage is based on the attained age of the Annuitant, or the younger of the Annuitants, as applicable, on the Contract Date or on the Valuation Day of the Additional Account Value Contribution, according to the table below. The applicable Income Deferral Rate is determined by the attained age of the Annuitant, or the younger of the Annuitants, on the Contract Date and each Contract Date Anniversary thereafter, according to the table below:

Age	Single Income Percentages	Joint Income Percentages	Income Deferral Rates
50	3.15%	2.80%	0.10%
51	3.20%	2.85%	0.10%
52	3.25%	2.90%	0.10%
53	3.35%	3.00%	0.10%
54	3.40%	3.05%	0.10%
55	3.45%	3.10%	0.10%
56	3.50%	3.15%	0.10%
57	3.60%	3.25%	0.10%
58	3.65%	3.30%	0.10%
59	3.75%	3.40%	0.10%
60	3.80%	3.45%	0.15%
61	3.90%	3.55%	0.15%
62	4.00%	3.65%	0.15%
63	4.05%	3.70%	0.15%
64	4.15%	3.80%	0.15%
65	4.25%	3.90%	0.20%
66	4.35%	4.00%	0.20%
67	4.45%	4.10%	0.20%
68	4.60%	4.25%	0.20%
69	4.70%	4.35%	0.20%
70	4.80%	4.45%	0.25%
71	4.95%	4.60%	0.25%
72	5.05%	4.70%	0.25%
73	5.20%	4.85%	0.25%
74	5.30%	4.95%	0.25%
75	5.45%	5.10%	0.35%
76	5.60%	5.25%	0.35%
77	5.75%	5.40%	0.35%
78	5.95%	5.60%	0.35%
79	6.10%	5.75%	0.35%
80	6.25%	5.90%	0.40%
81	6.25%	5.90%	0.40%
82	6.25%	5.90%	0.40%
83	6.25%	5.90%	0.40%
84	6.25%	5.90%	0.40%
85	6.25%	5.90%	0.40%
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

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PRUCO LIFE INSURANCE COMPANY
A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777

ActiveIncome Contingent Deferred Annuity - Franklin Templeton
Prospectus Dated February 13, 2026

This prospectus describes ActiveIncome, an individual contingent deferred annuity (“Contract”) offered by Pruco Life Insurance Company (“Pruco Life,” “we,” “our” or “us”). The Contract is offered to eligible investors who have engaged an Investment Adviser Representative (“Financial Professional”) to provide advice on the management of an investment account (“Account”) held with an investment firm (“Financial Firm”) approved by us.

The Contract is designed to allow you to withdraw a certain amount from the Account, that fluctuates annually and can be reduced significantly, based on the Account’s investment performance, until we are obligated to make guaranteed payments, if ever. You (or your Financial Professional, on your behalf) control the assets in your Account, not us. However, the Contract’s benefits are subject to the Contract’s rules regarding withdrawals, contributions, permissible types of investments, and other matters relating to your Account. Violating these rules, or exceeding the limits established by these rules, may significantly reduce the value of your benefit, and may even cause your Contract to terminate.

The Contract provides a longevity benefit in certain circumstances. The Contract differs from many other longevity focused annuity products available, including conventional Contingent Deferred Annuities, in that the amount you are permitted to withdraw may fluctuate from year to year and it does not guarantee a minimum Lifetime Income Amount or protect against poor investment performance of your Account Assets. If your Account Value is depleted due to poor investment performance, your resulting Lifetime Income Amount may be nominal. Conversely, if your Account Value increases due to investment performance, your resulting Lifetime Income Amount may be higher than other annuity benefits. See "Appendix C - Hypothetical Annual Income Amounts and Insured Income Payments Based on Hypothetical Investment Performance" showing the impact of hypothetical investment performance on a hypothetical Account Value.

The minimum issue age for this Contract is 50 based on the youngest Annuitant. You may designate whether you choose single or joint income with your spouse at any time before you begin the Income Stage. Please see the sections titled "Purchasing the Contract and Making Account Value Contributions" on page 51 and "Contract Designations" on page 53 for additional information.
This prospectus describes all material rights and obligations of the Contracts. Clients seeking information regarding their particular investment needs should contact a Financial Professional. The Contract is offered as an individual annuity contract and has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Contract. All Annuity Payments and Insured Income Payments under this Contract are subject to our creditworthiness and claims-paying ability.

The Contract and certain features may not be available in all states. Material state variations for the Contract are listed in “Appendix A – Special Contract Provisions for Contracts Issued in Certain States.” This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

The principal underwriter for the Contract is Prudential Annuity Distributors, Inc. (“PAD”), who distributes the Contract through selling firms with whom PAD has entered into a selling agreement. Currently, all features are available through all selling firms. In the future, the Contract and certain features may not be available through all selling firms. In that event, we will amend this prospectus to describe the differences by each selling firm. Financial Professionals may be compensated for the sale of the Contract. Please speak to your Financial Professional for further details.

The minimum initial value under the Contract is $50,000.

PLEASE READ THIS PROSPECTUS
This prospectus sets forth information about the Contract that you should know before purchasing. Please read this prospectus and keep it for future reference. Certain terms are capitalized in this prospectus. Those terms are defined either in the “Glossary of Terms” section or in the context of the particular section.
This Contract should not be used to meet income needs in retirement. It is intended to provide a contingent longevity benefit for Contract Owners concerned about outliving the income provided by the Account, but willing to accept the risk that the income available in connection with the Contract will fluctuate and may be nominal in the event of Non-Income Withdrawals, Excess Withdrawals or sustained negative investment performance, net of fees.
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The Contract provides a contingent guarantee to provide lifetime income payments if the Account is depleted due to permitted withdrawals. The Contract is designed to allow Contract owner(s) to take permitted withdrawals from their Account, until the Account Value has been exhausted, at which time Insured Income Payments will begin. The likelihood of you depleting your Account before death depends on how long you live, meaning we may never make any income payments to the Contract owner and the chance we will have to make payments may be minimal. Similarly, the Insured Income Payment may be nominal, if your Account experiences significant negative market performance, net of fees, or if you take Excess or Non-Income Withdrawals. The annuity is not meant to protect against asset depletion due to negative market performance or to provide guaranteed income prior to asset depletion.
We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime.
If your Account Value is reduced due to Contract Fees, Advisory Fees and/or negative investment performance, your Income Base may be reduced by more than the amount of the fees or performance loss. This could result in the amount of your Insured Income Payments being nominal.
This Contract is designed for prospective purchasers who have already established an investment management account on O’Shaughnessy Asset Management’s Canvas Platform and want to add a benefit to the Account that allows you to take a certain amount of Withdrawals each year. You may not purchase this Contract if you do not maintain your Account on O’Shaughnessy Asset Management’s Canvas Platform.
You will begin paying Contract Fees as of the date the Contract is issued. You may pay Contract Fees without ever realizing the financial benefit of the Contract, or the benefits you receive under the Contract may not offset the fees paid over the life of the Contract.
This Contract may not be appropriate if you intend to make frequent or large Non-Income Withdrawals from the account during the Pre-Income Stage, or if you intend to make withdrawals from the account during the Income Stage of the Contract that exceed the Annual Income Amount. Such withdrawals could significantly reduce the contingent guarantee and even terminate the Contract.
The Contract may be terminated by us as a result of many different circumstances, including Non-Income or Excess Withdrawals that reduce the Income Base to $0, failure to pay Contract Fees when due and failure to adhere to the investment restrictions of the Contract.
There are Account investment restrictions that must be followed to maintain the Contract and its contingent guarantee. Investment restrictions we impose allow us to appropriately hedge our risk related to the Contract, by matching our liability under the Contract to liquid hedge assets.
We may, at any time, restrict a Contract holder’s ability to make additional contributions to the Account.
Contingent deferred annuity contracts are complex insurance vehicles. Refer to the “Summary Risk Factors” section of this prospectus on page 4 for a summary of the Contract’s risks, and “Risk Factors” beginning on page 17 for a full discussion of the Contract’s risks.
You should work with your Financial Professional to decide whether the Contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

RIGHT TO CANCEL
You may cancel this Contract within 30 days after you receive it (or such longer period, as required by state law. See Appendix A for details). The amount of the refund will equal any Contract Fees paid as of the date your Contract is cancelled.

OTHER CONTRACTS
We offer a variety of annuity contracts. They offer features and have fees and charges that are different from the Contract offered by this prospectus, including different investment restrictions. Not every annuity contract we issue is offered through every selling firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that your Financial Professional sells. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts.

AVAILABLE INFORMATION
Additional information about us and this offering is available in the registration statement and the exhibits thereto, as well as in documents incorporated by reference into this prospectus (which means they are legally part of this prospectus). You may review and obtain copies of these materials at no cost to you by contacting us. They may also be obtained through the Securities and Exchange Commission’s Internet Website (www.sec.gov), which the SEC maintains for us and other registrants that file electronically with the SEC. Please see “How to Contact Us” in this prospectus for our Service Office address.

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In compliance with U.S. law, Pruco Life delivers this prospectus to current Contract Owners that reside outside of the United States. However, we may not market or offer the Contract to prospective purchasers who are outside of the United States.

THE CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR ISSUED, GUARANTEED OR ENDORSED BY, ANY BANK, AND IS NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT WWW.PRUDENTIAL.COM/ANNUITIES.
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APPENDIX C – HYPOTHETICAL ANNUAL INCOME AMOUNTS AND INSURED INCOME PAYMENTS BASED ON HYPOTHETICAL INVESTMENT PERFORMANCE	C-1
APPENDIX D – INVESTMENT RESTRICTIONS (Ineligible Account Assets and Eligible Account Assets with Investment Allocation Limits)	D-1

GLOSSARY OF TERMS
Account: Your investment account at your Financial Firm that holds the covered assets relating to your Contract and that is managed through O’Shaughnessy Asset Management’s Canvas Platform .
Account Owner(s): The natural person(s) or entity who has all rights to the Account.
Account Value: The value of the assets in your Account as of the close of business on a Valuation Day. For the purposes of the Contract, once the Account Value has been determined on a Valuation Day, it does not change until the close of business on the next Valuation Day.
Additional Account Value Contribution: Amounts contributed to the Account by you, or on your behalf, after the Contract Date, as permitted under the Contract, and acknowledged by us.
Advisory Fees: The amount your Financial Firm deducts from your Account in consideration of the investment advisory services provided in relation to the Account.
Annual Income Amount: During the Income Stage, the annual amount determined for each Contract Year that can be withdrawn without being considered an Excess Withdrawal. During the Income Stage, the Annual Income Amount will vary and can be higher or lower in one Contract Year than in the prior Contract Year. During the Insured Income Stage, the Annual Income Amount is the annual amount distributed in the form of Insured Income Payments. The Annual Income Amount will not change during the Insured Income Stage.
Annuitant(s): The natural person(s) whose life expectancy(ies) is the basis for Insured Income Payments or Annuity Payments under the Contract. The Contract Owner is the Annuitant or, if more than one Contract Owner, the first named Contract Owner in the Contract Schedule will be the Annuitant and the other Contract Owner will be the Co-Annuitant. If the Contract Owner is an entity that we allow, the Annuitant and, if applicable, Contingent Annuitant, is a natural person who has a beneficial interest in the Account and entity and is named by the Contract Owner at issuance of the Contract. Annuitant, Co-Annuitant and Contingent Annuitant may be collectively referred to herein as the Annuitants.
Annuitization (Annuitization option): The Contract feature that allows you to convert your entire remaining Account Value into a guaranteed stream of Annuity Payments from us.
Annuity Date: The date on which the Account is permanently converted into payments from us, either in the form of Annuity Payments or in the form of Insured Income Payments.
Annuity Payments: Payments we make to the Annuitant(s), designated payee, or the Beneficiary(ies) on or after the Annuity Date based on the Account Value transferred to us and the Annuitization option selected by you.
Beneficiary(ies): The natural person(s) or entity named as beneficiary on or after the Annuity Date to receive any remaining period certain Annuity Payments, if applicable, at the death of the Annuitant(s).
Code or Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
Company: Pruco Life Insurance Company (also referred to as “Prudential,” “we,” “us” or “our”).
Contract: The contingent deferred annuity contract described in this prospectus.
Contract Date: The Valuation Day on which this Contract becomes effective.
Contract Date Anniversary: Each annual anniversary of the Contract Date, or the next following Valuation Day if the annual anniversary does not fall on a Valuation Day.
Contract Fee: The amounts paid to maintain this Contract.
Contract Owner(s): The natural persons or entity to whom a Contract is issued (also referred to as “you” or “your,” where applicable). All ownership rights with respect to any issued Contract belong to the Contract Owner(s), or as determined through the operation of applicable law.
Contract Year: The first Contract Year begins on the Contract Date and continues through and includes the day immediately preceding the first Contract Date Anniversary. Subsequent Contract Years begin on the Contract Date Anniversary and continue through and include the day immediately preceding the next Contract Date Anniversary. For a Qualified Account, once the Income Stage begins, the next Contract Year will begin on the first Valuation Day of the calendar year that immediately follows the Contract Year in which the Income Stage began. Each subsequent Contract Year will then correspond to the calendar year.
Custodial IRA Account: A custodial or trust account to hold retirement assets pursuant to the provisions of Section 408(a) of the Internal Revenue Code.

Custodial Roth IRA Account: A custodial or trust account to hold retirement assets pursuant to the provisions of Section 408A and 408(a) of the Internal Revenue Code.
Due Proof of Death: Due Proof of Death is satisfied when we receive, in Good Order, documentation acceptable to us and all representations required or mandated by applicable law or regulation in relation to the Contract.
Eligible Account Assets: Investments that we designate as eligible for coverage under this Contract. After the Contract is issued, we may designate additional investments as Eligible Account Assets. Once we designate an investment as an Eligible Account Asset, we, at any time in the future, may determine that such investment is no longer an Eligible Account Asset. Money market holdings are considered to be an Eligible Account Asset. Please refer to Appendix D for additional information.
Excess Withdrawal: All or any portion of a withdrawal during the Income Stage that exceeds the remaining Annual Income Amount for that Contract Year and any Unused Annual Income Amount. Excess Withdrawals may significantly reduce the value of your Contract’s future benefit and may cause the Contract to terminate.
Financial Firm: The financial institution holding your Account.
Financial Professional: The registered investment adviser who provides investment advisory services in relation to your Account. If your registered investment advisor is not a registered representative or licensed to sell insurance, your Financial Professional will include a person who fulfills those functions.
Good Order: Good Order is a state or condition acceptable to us, in our sole discretion, and determined to be reasonably necessary for the accurate execution of the intended transaction or direction, including: a) being received at our Service Office in a manner that is sufficiently complete and clear that we do not need to exercise any discretion; b) complies with all relevant laws and regulations; c) on specific forms, or by other means we then permit (such as via telephone or electronic transmission); and/or d) with any signatures and dates as we may require. We will notify the Financial Firm, or you when Good Order conditions have not been met.
Income Base: The benefit base that is used to determine the Annual Income Amount. The Income Base is not a cash value available for withdrawal or annuitization.
Income Deferral Rate: The annual percentage that is added as a daily amount to the Income Percentage on each Valuation Day during the Pre-Income Stage.
Income Percentage: The income rate applied to the Income Base to determine the Annual Income Amount.
Income Stage: The time period beginning on the Valuation Day next following the earlier of the first Income Withdrawal or notification by you, received by us in Good Order, to begin the Income Stage and ending on the Annuity Date or termination of the Contract. During the Income Stage, you may take Income Withdrawals from your Account. Income Withdrawals will not reduce your Contract’s benefit. Withdrawals that exceed the Annual Income Amount and any Unused Annual Income Amount (i.e., taking Excess Withdrawals) may significantly reduce the value of your Contract’s future benefit and may cause the Contract to terminate.
Income Withdrawal: A withdrawal during the Income Stage that does not exceed the remaining Annual Income Amount for that Contract Year or any Unused Annual Income Amount. Income Withdrawals will not reduce your Contract’s future Annual Income Amount.
Ineligible Account Assets : Investments that we designate as ineligible for coverage under this Contract. In addition, we may designate Eligible Account Assets as ineligible due to specific Investment Allocation Limits for coverage under this Contract. Please refer to Appendix D for additional information.
Initial Account Value Contribution: The Account Value on the Contract Date.
Initial Income Percentage: A percentage assigned to the Initial Account Value Contribution on the Contract Date. Also, a percentage assigned to each Additional Account Value Contribution after the Contract Date. The applicable percentage is based on the attained age of the Annuitant, or the younger of the Annuitants, as applicable, on the Contract Date or on the Valuation Day of the Additional Account Value Contribution.
Insured Income Payment: Payments we make to the Annuitant(s) on or after the Annuity Date based on the Annual Income Amount as of the Annuity Date. Insured Income Payments are a fixed amount payable each year until the death of the Annuitant, or last surviving Annuitant, during the Insured Income Stage.
Insured Income Stage: The period of time between the Annuity Date and the date on which our Insured Income Payment obligation under the Contract ends. During the Insured Income Stage, we make Insured Income Payments. The annual amount of Insured Income Payments will equal your Annual Income Amount as of the Annuity Date, adjusted for Additional Account Value Contributions on the Annuity Date, and for Excess

Withdrawals that occurred in the same Contract Year as the Annuity Date. The Insured Income Stage will automatically commence if your Account Value is reduced to $0. If you elect to begin the Insured Income Stage at any other time, you will be required to transfer remaining Account Value to us, and notify us of your election.
Investment Allocation Limit: The percentage of certain investments that your Account can invest in without those investments becoming Ineligible Account Assets.
Minimum Account Value: The minimum account balance your Financial Firm requires to maintain your Account. There may be an additional minimum value for certain investments, and/or you may be charged a higher fee if your account value is less than an amount they establish. You should understand any minimums related to your Account and its investments, as loss of access to Eligible Account Assets or higher fees can negatively impact your benefits under the Contract.
Non-Income Withdrawal: Any amount taken from the Account prior to the start of the Income Stage and indicated as such by you or your Financial Professional. Once you take a withdrawal that you have not designated as a Non-Income Withdrawal, the Income Stage will begin.
Non-Qualified Account: Any Account that is not a Qualified Account.
Performance Adjustment: Amounts applied to your Income Base and Unused Annual Income Amount. Performance Adjustment is applied to the Income Base on each Valuation Day during the Income Stage and is equal to the net percentage change in Account Value since the previous Valuation Day due to investment performance (including interest and dividends and deductions for Contract Fees or Advisory Fees). Increases in Account Value from Additional Account Value Contributions, and decreases in Account Value from withdrawals, are excluded from Performance Adjustments. A Performance Adjustment is applied to the Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage and is equal to the net percentage change in Account Value since the last Contract Date Anniversary due to investment performance and deductions for Contract Fees or Advisory Fees. Additional Account Value Contributions and Excess Withdrawals may further impact your Income Base. Withdrawals of your Annual Income Amount and Unused Annual Income Amount do not impact your Performance Adjustment. Sustained negative performance may reduce your Annual Income Amount to a nominal amount.
Pre-Income Stage: The initial stage of the Contract that begins on the Contract Date and ends on the earliest of: a) when you enter the Income Stage, b) when you enter the Insured Income Stage, c) when you elect the Annuitization option, or d) when your Contract is terminated.
Qualified Account: An Account maintained pursuant to an eligible retirement plan as defined in Code Section 402(c)(8)(B), including a Custodial IRA Account as defined by Code Section 408(a) and a Custodial Roth IRA Account as defined by Code Section 408A, but not including a custodial account described in Code Section 403(b)(7).
Required Minimum Distribution: The annual distribution that must be taken from an IRA, other than a Roth IRA, or a qualified plan during the life of the Annuitant. The Required Minimum Distribution will be computed based on Internal Revenue Code requirements (including Internal Revenue Service guidance).
Separately Managed Account (SMA) - An investment vehicle composed of stocks, bonds, cash or other individual securities that is overseen by a professional money manager. With an SMA, an individual investor directly owns the securities in the portfolio, unlike investing in a mutual fund or exchange-traded fund where money is pooled with that of other investors.
Service Office / Service Office Address: Certain requests must be sent directly to us at the location shown under “Other Information – How to Contact Us.” The Service Office Address may be changed at any time. We will notify you in advance of any change in address.
Unused Annual Income Amount: Any portion of the Annual Income Amount not withdrawn in a Contract Year during the Income Stage will be carried over, immediately subject to the Performance Adjustment, to allow for Income Withdrawals above the Annual Income Amount in future Contract Years until the Annuity Date. Your Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage.
Valuation Day: Every day the New York Stock Exchange is open for regular trading or any other day that the Securities and Exchange Commission requires mutual funds, exchange traded funds or unit investment trusts registered under the Investment Company Act of 1940 to be valued.
Withdrawal (withdrawal / withdrawn): During the Pre-Income Stage, withdrawals include any amounts deducted from the Account, including amounts deducted to pay Contract Fees or Advisory Fees. During the Income Stage, withdrawals include any amounts deducted from the Account other than amounts deducted to pay Contracts Fees or Advisory Fees.

SUMMARY OF THE CONTRACT
SUMMARY RISK FACTORS

•This Contract provides a contingent guarantee for lifetime income in connection with permitted withdrawals but is not designed to protect against outliving your assets due to negative investment performance, Non-Income Withdrawals, or Excess Withdrawals.
•If your Account Value is reduced due to negative investment performance, Non-Income Withdrawals, Excess Withdrawals, Contract Fees, or Advisory Fees, the amount of your Income Base will decrease, perhaps significantly and perhaps by more than the amount your Account Value has decreased. Therefore, future corresponding Annual Income Amounts and anticipated lifetime Insured Income Payments will decrease, perhaps significantly. If your Account is depleted to $0 for any reason other than Non-Income Withdrawals or Excess Withdrawals, then the Insured Income Stage will begin and you will receive fixed payments for your life, or the life of you and your spouse. Those fixed payments may be nominal in the event of sustained negative investment performance.
•Contingent deferred annuity contracts are complex insurance vehicles. You should speak with a Financial Professional about the Contract’s features, benefits, risks and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
•This Contract provides a contingent longevity benefit. The Contract has no surrender value, cash value, or death benefit and does not guarantee a specific level of income until the Insured Income Phase. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-qualified Account.
•All Annuity Payments and Insured Income Payments under this Contract are subject to our creditworthiness and claims-paying ability.
•Your Account assets are subject to investment risk. The Contract does not protect your Account assets from negative investment performance or any investment risks that could result in loss. You could lose your principal investment in your Account.
•This Contract may not be appropriate for you if you expect to take frequent or large Non-Income Withdrawals from your Account during the Pre-Income Stage. Non-Income Withdrawals may significantly reduce the value of your future benefit and could cause your Contract to terminate if they deplete your Account Value or reduce it below your Financial Firm's Minimum Account Value.
•This Contract may not be appropriate for you if you expect to take Excess Withdrawals from your Account during the Income Stage. Excess Withdrawals may significantly reduce the value of your future benefit and could cause your Contract to terminate; upon termination, the Annual Income Amount would no longer be available nor would there be an Account Value relative to this Contract.
•This Contract may not be appropriate for you if you intend to use your Account Value for a financial need other than retirement income.
•You should carefully consider when to begin taking Income Withdrawals. The longer you wait before starting the Income Stage, the less time you have to benefit from the Contract because as time passes, your life expectancy is reduced. However, the longer you wait to start the Income Stage, the higher the Annual Income Amount due to the Income Deferral Rate. If you never begin the Income Stage, Contract Fees will not be refunded, so you will have paid Contract Fees without having realized the financial benefit of the Contract.
•Your Income Base (and, therefore, your Annual Income Amount) and Account Value remain subject to investment risk until we are obligated to make Insured Income Payments or Annuity Payments.
•The amount available to you as an Income Withdrawal may be less than the amount your Financial Professional would advise you to take from your Account if you did not own the Contract.
•Your Account Value may deplete more quickly because of Contract Fees and potentially higher Income Withdrawals than your Financial Professional would otherwise recommend.

•The events that trigger Insured Income Payments from us may never occur. We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime.
•You could die before you begin receiving Insured Income Payments, or if you elect the joint income option, you and your spouse could both die before receiving Insured Income Payments. If you never receive Insured Income Payments from us, you will have paid Contract Fees without having realized the financial benefit of the Contract.
•If your Account Value drops below your Financial Firm’s Minimum Account Value, you may need to change Financial Firms or transfer all assets to us to maintain any benefits under the Contract. As this Contract is intended for decumulation of assets, it is important to understand what the Minimum Account Value is at your Financial Firm and the impact that can have on the Contract before purchasing this Contract.
•You may lose access to all or some Eligible Account Assets if your Financial Firm restricts access to investments based on your Account Value. You should understand your Financial Firm’s minimum investment requirements before purchasing this Contract.
•Your Financial Firm may charge additional fees for lower Account Values, which can negatively impact the Performance Adjustment. As this Contract is intended for decumulation of assets, it is important to understand your Financial Firm’s requirements and restrictions before purchasing this Contract.
•You may not always be permitted to make Additional Account Value Contributions under the Contract. If we limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution, you may no longer be able to increase the Annual Income Amount through contributions, and this could also impact your ability to make annual contributions for Qualified Accounts. If a contribution to the Account is not accepted by us as an Additional Account Value Contribution, the contribution must be removed from the Account or we will terminate the Contract.
•You will begin paying Contract Fees immediately rather than the date you begin taking Income Withdrawals or receiving Insured Income Payments or Annuity Payments under the Contract. You could be paying Contract Fees for many years before receiving Insured Income Payments or Annuity Payments.
•We reserve the right to increase your annual fee percentage, subject to the maximum fee percentage. You may reject an increase; however, your Income Percentage will be subject to a one time and permanent reduction. This reduction could reduce your Annual Income Amount.
•We may terminate your contract under certain circumstances, such as:
◦Upon the death of a Contract Owner or Annuitant as specified in this prospectus;
◦The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
◦On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
◦If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section.
◦Upon a change in Account Owner to someone other than one of the Annuitants;
◦Upon satisfying our Annuity Payment obligations if the Annuitization option has been elected;
◦During the Pre-Income Stage or Income Stage, if your Account Value and Income Base equals $0, as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
◦If the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage or the Annuitization option within 7 days;

◦During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
◦During the Pre-Income Stage or Income Stage, upon failure of your Financial Firm to provide the following information in a timely manner: Account Value, Additional Account Value Contributions, withdrawals, fee transactions and investment holdings.
◦Upon a failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
◦If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
◦Upon full liquidation of the Account, unless you re-established the Account Value within an Account at a Financial Firm where this Contract is available, or you elect to begin the Insured Income Stage or elect the Annuitization option. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.
•If we exercise our right to terminate your Contract, unless otherwise specified, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving an opportunity to correct the violation, if applicable.
•If your Contract is terminated for any reason, you will have no interest remaining in the Contract. You will receive written notice of the Contract's termination.
• We may change Eligible Account Assets, including Investment Allocation Limits, at any time. It is possible that your Financial Firm may not offer any Eligible Account Assets. If this happens, you may need to change your Financial Firm, or affirmatively elect to enter the Insured Income Stage or exercise the Annuitization option, or your Contract will terminate.
•Your Account Value must be fully allocated to Eligible Account Assets at all times. A change to Eligible Account Assets that requires reallocation of your Account could impact Account performance and result in higher investment expenses and have adverse tax implications. You should discuss with your Financial Professional whether the Eligible Account Assets are suited for their financial needs and risk tolerance.
•This Contract is not available in all states. Please see Appendix A for a list of states in which this Contract is currently available and any variations applicable in those states.
PURPOSE OF THE CONTRACT
The Contract is an individual contingent deferred annuity. This Contract provides that we will make periodic payments for your lifetime, or the lifetime of you and your spouse, beginning at the time Eligible Account Assets are depleted to the Minimum Account Value due to contractually permitted withdrawals, market performance, Contract Fees and/or Advisory Fees. The Contract is designed to offer contingent longevity protection on the assets in your Account, by providing lifetime income if your Account is depleted to $0, for any reason other than Non-Income Withdrawals or Excess Withdrawals. The amount of your benefit may be nominal if your Account has sustained negative investment performance. You may also elect to begin receiving Insured Income Payments from us at any time, including if your Account Value falls below the Minimum Account Value for any reason, provided you transfer the remaining assets to us. This Contract is not designed to protect against negative investment performance or account depletion caused by Non-Income or Excess Withdrawals. The Contract’s Income Base fluctuates (up or down) based on your Account’s investment performance (net of fees, meaning fees decrease investment performance) until we are obligated to make Insured Income Payments, or you elect to begin receiving Annuity Payments. Until then, you bear the risk that your Account’s investment performance will not be sufficient to maintain or increase your Annual Income Amount.
You can use the Contract for retirement or other long-term financial planning purposes. You (or your Financial Professional, on your behalf) control the assets in your Account, not us. However, the Contract’s benefits are subject to the Account being administered pursuant to the Contract’s rules regarding withdrawals, contributions, investment allocations, and other matters relating to your Account. Violating these rules, or exceeding the limits established by these rules, may significantly reduce the benefits of this annuity, and may even cause your Contract to terminate.

The Contract may be more appropriate for an investor who is seeking to reduce:
◦longevity risk: this solution reduces the risk of living longer than your retirement savings can support, as well as the opportunity to increase the Annual Income Amount through positive investment performance in exchange for accepting the risk of decreases in the Annual Income Amount when investment performance declines.
◦sequence of return risk: because the Income Base is not reduced by Income Withdrawals, this solution mitigates the risk that withdrawals, combined with lower returns in the early years of retirement, will limit your portfolio’s ability to recover and provide income throughout retirement.
◦withdrawal risk: the risk of taking too much income which may deplete your savings too early or taking too little income which limits your ability to fulfill your desired retirement lifestyle, is mitigated by having an Annual Income Amount determined based on your age and your unique investment performance.
Your Financial Professional can help you decide whether this Contract is right for you. The Contract has no cash value, surrender value, or death benefit. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-Qualified Account.
OVERVIEW OF THE CONTRACT’S PRIMARY FEATURES
Income Withdrawals and Insured Income Payments: Subject to the Contract’s terms, after the Pre-Income Stage, the Contract provides for (i) periodic withdrawals from your Account (“Income Withdrawals”) during the Income Stage, and/or (ii) income payments for life from us (“Insured Income Payments”) during the Insured Income Stage. The annual amount of Income Withdrawals and/or Insured Income Payments available to you under the Contract will depend on your “Annual Income Amount,” The Annual Income Amount increases and decreases according to the Performance Adjustment.
During the Pre-Income Stage, you have not yet started to take Income Withdrawals and therefore the Income Base is equal to the Account Value and any transactions that reduce the Account Value will reduce the Income Base on a dollar for dollar basis (fees, Non-Income Withdrawals, etc.). The Income Percentage during this stage is also increased by the deferral credits until the Income Stage begins. You begin to pay the Contract Fee during this stage. The Contract Fee may be paid through the Account Value or through other means agreed upon by you, your Financial Firm, and the company. If deducted from the Account Value, the Contract Fees will reduce the Income Base on a dollar for dollar basis during the Pre-Income Stage similar to any other fees deducted from the Account Value.

•Income Withdrawals: You decide when to begin taking Income Withdrawals (i.e. you decide when to begin the Income Stage). Once you begin taking Income Withdrawals, you may take withdrawals up to the Annual Income Amount (and any “Unused Annual Income Amount”) each Contract Year during the Income Stage. All such withdrawals will be deemed Income Withdrawals. In any Contract Year that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available for withdrawal in subsequent Contract Years during the Income Stage as Unused Annual Income Amount (subject to positive or negative Performance Adjustments). Each Income Withdrawal first reduces your remaining Annual Income Amount for that Contract Year, and then Unused Annual Income Amount, if any, on a dollar-for-dollar basis. If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawals available for that Contract Year.
Once your remaining Annual Income Amount for a Contract Year (and Unused Annual Income Amount) equals $0, any additional amount withdrawn during that Contract Year will be deemed an “Excess Withdrawal.” An Excess Withdrawal will reduce your future Annual Income Amount, perhaps significantly, and if an Excess Withdrawal reduces your Account Value and Income Base to $0, your Contract will terminate.
•Insured Income Payments: Insured Income Payments will automatically commence if your Account Value is reduced to $0, provided that it was not reduced to $0 as a result of an Excess Withdrawal or a Non-Income Withdrawal. Provided that certain requirements are satisfied, you may request that Insured Income Payments commence if (a) your Account Value is reduced below the Minimum Account Value for any reason; or (b) you terminate your Account with the Financial Firm, or the Financial Firm no longer has an agreement with us to service this Contract. Please see examples in the section titled "Examples of Calculations" beginning on page 38.
◦For Insured Income Payments to begin in accordance with (a) or (b), you must notify us of your intent and transfer to us all remaining Account Value within 7 calendar days.

Once the Insured Income Stage commences, we will make Insured Income Payments until the death of the Annuitant (for a single income Contract) or surviving Annuitant (for a joint income Contract), at which point we will have satisfied our obligations under the Contract, and it will terminate. In the Contract Year in which the Insured Income Stage begins, the only Insured Income Payment due, if any, equals the Annual Income Amount not yet Withdrawn in that Contract Year plus any Unused Annual Income Amount. In subsequent Contract Years, the Insured Income Payment equals the Annual Income Amount as of the date the Insured Income Payments began, adjusted for any Additional Account Value Contributions on the Annuity Date or Excess Withdrawals that occurred in the same Contract Year as the Insured Income Payments began.
Annual Income Amount: As noted above, your Income Withdrawals and Insured Income Payments are based on your Annual Income Amount. Your Annual Income Amount is calculated at the beginning of the Income Stage and then each Contract Date Anniversary during the Income Stage. The Annual Income Amount is calculated by multiplying your Contract’s current Income Base by your Contract’s current Income Percentage.
•Income Base
◦Your Income Base on the Contract Date will equal your Initial Account Value Contribution. Your Income Base is then subject to change (positive or negative) during the Pre-Income Stage and Income Stage. An increase (or decrease) to your Income Base during these Contract stages will generally increase (or decrease) your future Annual Income Amount.
◦On each Valuation Day during the Pre-Income Stage, your Income Base will equal your Account Value. Positive investment performance (including interest and dividends) and Additional Account Value Contributions will increase your Account Value and your Income Base. Negative investment performance and withdrawals (including deductions to pay Contract Fees or Advisory Fees) will decrease your Account Value and your Income Base.
◦At the beginning of the Income Stage, your Income Base will equal your Income Base at the time we receive your request, in Good Order, to begin the Income Stage or your Income Base immediately before you took your first Income Withdrawal. During the Income Stage:
▪Your Income Base remains subject to investment risk based on the performance of your Account (net of fees). On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment, which may be positive or negative.
▪Your Income Base will increase for each Additional Account Value Contribution on a dollar-for-dollar basis.
▪Your Income Base will not change due to an Income Withdrawal.
▪Your Income Base will decrease if you take an Excess Withdrawal. An Excess Withdrawal reduces the Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately before the Excess Withdrawal. This means an Excess withdrawal will decrease the Income Base on a proportional basis, possibly by more than the reduction in your Account Value.
Example of Excess Withdrawal where the proportional reduction in Income Base exceeds the Account Value reduction

Account Value Immediately before Income Withdrawal	$76,000
Income Base Immediately before Income Withdrawal	$100,000
Remaining Annual Income Amount Immediately before Income Withdrawal	$1,000
Requested Withdrawal Amount	$2,500
Excess Withdrawal Amount (Amount in Excess of Remaining Annual Income Amount)	$1,500	($2,500 - $1,000)
Account Value Immediately after the Deduction of Remaining Annual Income Amount	$75,000	($76,000 - $1,000)
Income Base Immediately after the Deduction of Remaining Annual Income Amount	$100,000	No Change in Income Base
Proportional Reduction Amount	$2,000	($1,500 / $75,000) x $100,000
Account Value Immediately after Requested Withdrawal	$73,500	($75,000 - $1,500)
Income Base Immediately after Requested Withdrawal	$98,000	($100,000 - $2,000)
Remaining Annual Income Amount Immediately after Requested Withdrawal	$0

•Income Percentage

◦Your Income Percentage on the Contract Date will equal the Initial Income Percentage applicable to your Initial Account Value Contribution as shown in your Contract. Your Initial Income Percentage is shown in your Contract and in the Rate Sheet Supplement applicable to your Contract.
◦Each day during the Pre-Income Stage, we will increase your Income Percentage based on the Income Deferral Rate. The Income Deferral Rate is expressed as an annualized percentage and is applied daily. The applicable Income Deferral Rate depends on your Income Deferral Rate on your Contract schedule and the attained age of the Annuitant (or the younger of the Annuitants) on the Contract Date and each Contract Date Anniversary. The Income Deferral Rate does not accrue after the Pre-Income Stage ends. Your Income Deferral Rate can be found in your Contract and the Rate Sheet Supplement applicable to your Contract.
◦ If you make an Additional Account Value Contribution during the Pre-Income Stage or the Income Stage, we will recalculate your Income Percentage to reflect a new, weighted Income Percentage. The weighted Income Percentage will be based on your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution. Your Income Percentage applicable to an Additional Account Value Contribution will be the Income Percentage shown in the Rate Sheet Supplement in effect on the date the Contribution is accepted by us. You can obtain a copy of the current Rate Sheet Supplement by visiting: https://www.prudential.com/active-income-rate-supp-ft .
See “Annual Income Amount, Income Base and Income Percentage” for additional information about how the Contract’s benefit is calculated, including examples.
COMPARISON OF PRE-INCOME STAGE, INCOME STAGE, AND INSURED INCOME STAGE
The contingent longevity protection that this Contract provides based on the Annual Income Amount has three stages: the Pre-Income Stage, Income Stage and Insured Income Stage. The table below compares the key features of each Stage.

CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
When Does the Contract Stage Begin?	On the Contract Date. All Contracts begin in the Pre-Income Stage.
The earlier of your first Income Withdrawal or notification to us, in Good Order, to begin the Income Stage. If you never take your first Income Withdrawal or notify us to begin the Income Stage, the Income Stage will never occur.

When one of the following events occurs and you elect to begin the Insured Income Stage:
(a)your Account Value is reduced to $0, provided that your Income Base was not also reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or your Account Value falls below the Minimum Account Value; or
(b)you terminate your Account with your Financial Firm, or your Financial Firm no longer has an agreement with us to service this Contract, and you transfer your Account Value to us.
If neither of these events happens, the Insured Income Stage will never occur.

CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
When Does the Contract Stage End?	When you enter the Income Stage or Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.	When you enter the Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.	Upon the death of the Annuitant (for a single income Contract) or surviving Annuitant (for a joint income Contract).
Is the Annual Income Amount Withdrawn/Paid?	No	Yes, in the form of Income Withdrawals from your Account.	Yes, in the form of Insured Income Payments from us.
Is the Annual Income Amount Subject to Change?	Yes, due to changes in the Income Base (positive or negative) and/or Income Percentage.
Yes, due to changes in the Income Base (positive or negative) and/or Income Percentage.
The Annual Income Amount will be calculated at the beginning of the Income Stage and on each Contract Date Anniversary.
No. The Annual Income Amount will not change, but may be nominal in the event of sustained negative investment performance.
Does Investment Performance Impact the Income Base?	Yes (positive or negative); the Income Base is equal to the Account Value during this stage.
Yes (positive or negative); the Income Base will vary with investment performance of the Account (net of fees). A negative Performance Adjustment will decrease the Income Base on a proportional basis, possibly by more than the reduction in your Account Value.
Not Applicable
How Do Withdrawals Impact Income Base?
All withdrawals decrease the Income Base on dollar-for-dollar basis (including withdrawals due to Contract Fees or Advisory Fees). We refer to these as “Non-Income Withdrawals.”
Your first Income Withdrawal will be deemed to have been taken during the Income Stage.
		Income Withdrawals do not impact the Income Base. Excess Withdrawals decrease the Income Base on a proportional basis.	Not Applicable

CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
Are Deductions for Advisory Fees or Contract Fees Considered Withdrawals?	Yes. (See “How Do Withdrawals Impact Income Base?” above)
No. Such deductions from your Account will not reduce your remaining Annual Income Amount or Unused Annual Income Amount and will not be Excess Withdrawals.
However, fee deductions are reflected in the Performance Adjustment and reduce the Income Base at the time the fee is deducted in the same proportion as the Account Value, which could be more than the dollar amount the Account is reduced by. Fee deductions are also reflected in the Performance Adjustment applied to the Unused Annual Income Amount on the next Contract Date Anniversary.
Not Applicable
Does the Income Deferral Rate Accrue to the Income Percentage?	Yes. The Income Deferral Rate is applied daily.	No	No
How Do Additional Account Value Contributions Impact the Annual Income Amount?	Additional Account Value Contributions will increase your future Annual Income Amount.	Additional Account Value Contributions will increase your Annual Income Amount.	Not Applicable; no amounts may be added to this Contract during the Insured Income Stage.
Do Unused Annual Income Amounts Carry Over to Future Contract Years?	Not Applicable
Yes, immediately subject to the Performance Adjustment. Unused Annual Income Amounts remain subject to positive or negative adjustments for investment performance (net of fees) on each Contract Date Anniversary.
Not Applicable
Will Required Minimum Distributions be treated as Excess Withdrawals?	Not Applicable; Treated as Non-Income withdrawals, if requested	No, subject to limitations	Not Applicable
May I Elect the Annuitization Option?	Yes, provided that you have an Account Value greater than $0, and your initial Annuity Payment will be at least $100.	Yes, provided that you have an Account Value greater than $0, and your initial Annuity Payment will be at least $100	No

CONTRACT STAGE
	Pre-Income Stage	Income Stage	Insured Income Stage
Do Investment Restrictions Apply?	Yes	Yes	Not Applicable
Do Contract Fees Apply?	Yes	Yes	No

See “The Contract Stages” for additional information about each Contract stage.

Annuitization: At any time on or after the 1st Contract Date Anniversary, provided that you have not elected to begin Insured Income Payments and certain other requirements are satisfied, the Contract allows you to annuitize the assets in your Account, immediately converting your Account Value into a guaranteed stream of income (“Annuity Payments”). We refer to this as the “Annuitization option.”

You must transfer your entire Account Value to us upon electing this option: The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuitization option you select. After our payment obligations have been satisfied, the Contract will terminate. See “Annuitization Option” for additional information.
POSSIBLE PROGRESSION OF CONTRACT STAGES AND THE ANNUITIZATION OPTION
The following flow chart illustrates the possible progression of Contract stages and the Annuitization option:

During the Pre-Income Stage and Income Stage, your Account is subject to the Contract’s rules and restrictions. Once you enter the Insured Income Stage or elect the Annuitization option, there is no Account to which the Contract relates. As such, once you enter the Insured Income Stage or elect the Annuitization option, the Contract does not impose any rules or restrictions on any assets you continue to maintain with your Financial Firm. The management of those assets will not impact our payment obligations.
In order to elect to enter the Insured Income Stage or Annuitization before your Account Value is reduced to $0 or below the Minimum Account Value because of a withdrawal of your Annual Income Amount, you must notify us of your intent and transfer your remaining Account Value to us.
INVESTMENT RESTRICTIONS
Eligible Account Assets are generally any investments your Financial Firm makes available within the Account, other than a limited number of investments we deem Ineligible Account Assets. Ineligible Account Assets include non-diversified emerging markets, physical commodities, derivative strategies, crypto currency, and digital assets. Additionally, we set Investment Allocation Limits on certain asset classes. Appendix D lists the investments available on O'Shaughnessy Asset Management's Canvas Platform that are Ineligible Account Assets and the Eligible Account Assets with Investment Allocation Limits.
In order to keep the Contract from terminating, we impose the following investment restrictions. Failure to comply with these restrictions will terminate the Contract.
• The assets in your Account must be managed through O’Shaughnessy Asset Management’s Canvas Platform.
• You must work with a Financial Professional who uses O'Shaughnessy Asset Management, LLC as a sub-advisor and is approved by us.
• Your Account may only hold investments available on the O'Shaughnessy Asset Management's Canvas Platform.
• The Account cannot hold Ineligible Account Assets. The O'Shaughnessy Asset Management's Canvas Platform may offer investments that we consider to be Ineligible Account Assets.

• During the Pre-Income Stage and the Income Stage, 100% of your Account Value must be allocated to Eligible Account Assets at all times.
• You cannot exceed the Investment Allocation Limits set forth in Appendix D , or the Account assets will be deemed Ineligible Account Assets.
Appendix D lists the investments available on O’Shaughnessy Asset Management’s Canvas Platform that are Ineligible Account Assets and the Eligible Account Assets with Investment Allocation Limits.
We may change the Eligible Account Assets, including Investment Allocation Limits, at any time. Failure to adhere to the investment restrictions will terminate the Contract. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination.
O’Shaughnessy Asset Management’s Canvas Platform is an advisory platform developed by O’Shaughnessy Asset Management (OSAM) that enables investment professionals to create customized portfolio strategies tailored to clients' unique needs. O’Shaughnessy Asset Management’s Canvas Platform leverages quantitative research and proprietary technology to provide systematic, tax-efficient, and personalized investment solutions. O’Shaughnessy Asset Management, LLC is solely responsible for the investment strategies available in O’Shaughnessy Asset Management’s Canvas Platform, the acceptance of securities which may be provided in-kind into O’Shaughnessy Asset Management’s Canvas Platform, as well as securities which are eligible for purchase in O’Shaughnessy Asset Management’s Canvas Platform. Your Financial Professional is solely responsible for the selection of and initial allocation to investment strategies and related eligible assets on O’Shaughnessy Asset Management’s Canvas Platform. O’Shaughnessy Asset Management, LLC serves as sub-adviser to your Financial Professional investing in registered securities through O’Shaughnessy Asset Management’s Canvas Platform. In order to access O’Shaughnessy Asset Management’s Canvas Platform, you and your Financial Professional must engage O’Shaughnessy Asset Management, LLC as a sub-advisor to your Account. This means you will have to pay an additional Advisory Fee with respect to your Account. Your Financial Professional does not receive any compensation from us in connection with the Account or Contract. O’Shaughnessy Asset Management, LLC may receive compensation from us in connection with the administration and marketing of the Contract.
See “Investment Restrictions” and Appendix D in this prospectus for additional information regarding the investment restrictions.
CONTRACT FEES
Contract Fees must be paid during the Pre-Income Stage and Income Stage. We may terminate the Contract if you fail to pay Contract Fees when due.
The maximum annual Contract Fee percentage is 1.50% as a percentage of Account Value. We will assess and charge the Contract Fee quarterly. We may offer additional billing frequencies in the future. Once the Contract Fee is determined for each billing period, we will provide you notice of the amount that must be paid and the due date for payment. The notice will also be provided to your Financial Firm. You and your Financial Firm should decide how to remit payment to us.
We reserve the right to change your annual Contract Fee percentage, subject to the maximum annual Contract Fee percentage. You will have an opportunity to refuse any increase. If you refuse an increase, your annual Contract Fee percentage will not change. However, your Income Percentage will be subject to a one time and permanent reduction of 5% (e.g., if your Income Percentage was 5% your new income percentage would be 4.75%). This reduction will reduce your Annual Income Amount. This reduction will not impact your future Income Deferral Credit if your Contract is still in the Pre-Income Stage.

Example of decreasing Account Value during the Pre-Income Stage with a Quarterly Contract Fee and Quarterly Advisory Fee:

Prior Contract Anniversary Date
Account Value on current Contract Anniversary Date	$250,000
Income Base on current Contract Anniversary Date	$250,000	Equal to Account Value
Income Percentage on current Contract Anniversary Date	4.35%
Deferral Rate on current Contract Anniversary Date	0.20%
Annual Income Amount on current Contract Anniversary Date	$10,875	($250,000 x 4.35%)

3 months after prior Contract Anniversary Date the Quarterly Contract Fee and Quarterly Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Contract Anniversary Date to current date	-1.10%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$247,250	($250,000 x (1 - 1.10%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$247,250	Equal to Account Value
Deferral Credits from the prior Contract Anniversary to current date	0.05%	(0.20% x 3 months / 12 months)
Income Percentage on current date	4.40%	(4.35% + 0.05%)
Annual Income Amount immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$10,879	($247,250 x 4.40%)
Quarterly Contract Fee and Quarterly Advisory Fee	$1,341
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$245,909	($247,250 - $1,341)
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$245,909	Equal to Account Value
Annual Income Amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$10,820	($245,909 x 4.40%)

Example of decreasing Account Value during the Income Stage with a Quarterly Contract Fee and Quarterly Advisory Fee with no withdrawal taken:

Prior Contract Anniversary Date
Account Value on current Contract Anniversary Date	$250,000.00
Income Base on current Contract Anniversary Date	$300,000.00
Income Percentage on current Contract Anniversary Date	4.40%

3 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-2.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$245,000.00	($250,000.00 x (1 - 2.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$294,000.00	($300,000.00 x (1 - 2.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-2.00000%
Quarterly Contract Fee and Quarterly Advisory Fee	$1,500.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$243,500.00	($245,000.00 - $1,500.00)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,800.00	($294,000.00 x ($1,500.00/$245,000.00))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$292,200.00	($294,000.00 - $1,800.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-2.60000%	(1 - 2.00%) x ($243,500.00/$245,000.00) - 1

6 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-4.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$233,760.00	($243,500.00 x (1 - 4.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$280,512.00	($292,200.00 x (1 - 4.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-6.49600%	(1 - 2.60%) x (1 - 4.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,460.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$232,300.00	($233,760.00 - $1,460.00)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,752.00	($280,512.00 x ($1,460.00/$233,760.00))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$278,760.00	($280,512.00 - $1,752.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-7.08000%	(1 - 6.49600%) x ($232,300.00/$233,760.00) - 1

9 Months after prior Contract Anniversary Date the Contract Fee and Advisory Fee are calculated and reflected in the Account Value:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	3.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$239,269.00	($232,300 x (1 + 3.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$287,122.80	($278,760 x (1 + 3.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-4.29240%	(1 - 7.08%) x (1 + 3.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,490.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$237,779.00	($239,269 - $1,490)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,788.00	($287,122.80 x ($1,490.00/$239,269))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$285,334.80	($287,122.80 - $1,788.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-4.88840%	(1 - 4.29240%) x ($237,779.00/$239,269.00) - 1

Next Contract Anniversary Date:
Change in Account Value from the prior Quarterly Contract Fee and Quarterly Advisory Fee	-5.00000%
Account Value immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$225,890.05	($237,779.00 x (1 - 5.00%))
Income Base immediately before Quarterly Contract Fee and Quarterly Advisory Fee	$271,068.06	($285,334.80 x (1 - 5.00%))
Net Performance before Quarterly Contract Fee and Quarterly Advisory Fee	-9.64398%	(1 - 4.88840% x (1 - 5.00%) - 1
Quarterly Contract Fee and Quarterly Advisory Fee	$1,410.00
Account Value immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$224,480.05	($225,890.05 - $1,410)
Income Base reduction amount immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$1,692.00	($271,068.06 x ($1,410.00/$225,890.05))
Income Base immediately after Quarterly Contract Fee and Quarterly Advisory Fee	$269,376.06	($271,068.06 - $1,692.00)
Net Performance to date after Quarterly Contract Fee and Quarterly Advisory Fee	-10.20798%	(1 - 9.64398%) x ($224,480.05.00/$225,890.05) - 1
Income Percentage on current Contract Anniversary Date	4.40%

Example where an increase in the Contract Fee is refused during the Pre-Income Stage:

Prior Contract Anniversary Date:
Income Percentage	4.10%
Deferral Rate	0.20%

6 Months after prior Contract Anniversary Date the client refuses an increase to the Contract Fee:
Deferral Credits from the prior Contract Anniversary Date to current date	0.10%	(0.20% x 6 months / 12 months)
Income Percentage on current date before the reduction	4.20%	(4.10% + 0.10%)
One time permanent Income Percentage reduction	5.00%
Income Percentage on current date after the reduction	3.99%	(4.20% x (1 - 5.00%))

Next Contract Anniversary Date:
Deferral Credits from the prior Contract Rate increase	0.10%	(0.20% x 6 months / 12 months)
Income Percentage on current date	4.09%	(3.99% + 0.10%)
Example where an increase in the Contract Fee is refused during the Income Stage:

Prior Contract Anniversary Date:
Income Percentage	4.10%

6 Months after prior Contract Anniversary Date the client refuses an increase to the Contract Fee:
Income Percentage on current date before the reduction	4.10%
One time permanent Income Percentage reduction	5.00%
Income Percentage on current date after the reduction	3.895%	(4.10% x (1 - 5.00%))

Next Contract Anniversary Date:
Income Percentage on current date	3.895%

The current Contract Fee may be found in the Rate Sheet Supplement, including any changes to the Contract Fee. You can receive a copy of the current Rate Sheet Supplement by visiting: https://www.prudential.com/active-income-rate-supp-ft .
See “Contract Fees” in this prospectus for additional information.
TERMINATION
You may terminate this Contract at any time. Upon written notification to you and your Financial Professional, we reserve the right to terminate this Contract upon any of the following events (See “Termination of the Contract” for additional information):
•The death of a Contract Owner or Annuitant as specified in this prospectus;
•The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
•On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
•If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section.
•A change in Account Owner to someone other than one of the Annuitants;
•Satisfying our Annuity Payment obligations if the Annuitization option has been elected;
•During the Pre-Income Stage or Income Stage, if your Account Value and Income Base equals $0, as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•If the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage or the Annuitization option within 7 calendar days;
•During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions, and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
•During the Pre-Income Stage or Income Stage, upon failure of your Financial Firm to timely provide the following information necessary to satisfy our obligations under the Contract: Account Value, Additional Account Value Contributions, withdrawals, fee transactions and investment holdings;

•A failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
•If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
•Full liquidation of the Account, unless you re-established the Account Value within an Account at a Financial Firm where this Contract is available, or you elect to begin the Insured Income Stage or elect the Annuitization option. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.
If your Contract is terminated for any reason, no interest will remain in the Contract. Unless otherwise specified above, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.
RATE SHEET PROSPECTUS SUPPLEMENT FOR DECLARED RATES AND CURRENT CONTRACT FEES
We disclose the Initial Income Percentages applicable to Initial Account Value Contributions for new Contracts and any Additional Account Value Contributions for Contracts already in effect, as well as the Income Deferral Rates for new Contracts and current Contract Fees, in a Rate Sheet Prospectus Supplement to this prospectus. You should review the Rate Sheet Prospectus Supplement then in effect before you purchase the Contract or make an Additional Account Value Contribution. The current Rate Sheet Prospectus Supplement accompanies this prospectus. You can view the current Rate Sheet Prospectus Supplement with the prospectus on our website at www.prudential.com/plaz-activeinc-ft . See “ Rate Sheet Prospectus Supplement for Declared Rates ” for additional information.

RISK FACTORS
Contingent deferred annuity contracts are complex insurance vehicles. You should review and understand the following risk factors, and you should speak with a Financial Professional about the Contract’s features, benefits, risks and fees, before purchasing the Contract in order to determine whether the Contract is suited to your financial situation and objectives.
BENEFIT RISKS
You should only purchase the Contract for its contingent longevity benefit.
Contingent longevity protection is the only benefit provided by the Contract. Unlike some other annuity contracts, the Contract has no surrender value, cash value, or death benefit, and does not provide a guaranteed level of income until the Insured Income Stage. In addition, the Contract does not provide tax deferral benefits. If you purchase the Contract in connection with a Qualified Account, the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. There is no tax deferral if you purchase the Contract in connection with a Non-Qualified Account.
You should not purchase this Contract to meet income needs in retirement. It is intended to provide a contingent longevity benefit if you are concerned about outliving the income provided by the Account, but willing to accept the risk that the income available in connection with the Contract will fluctuate and may be nominal in the event of Non-Income Withdrawals, Excess Withdrawals or sustained negative investment performance, net of fees.
You may never receive Insured Income Payments because your Account’s investment performance may be sufficient to support your withdrawal needs.
The Contract is primarily designed to provide income to you if your Account Value is reduced to $0, provided that it and your Income Base was not reduced to $0 as result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or below the Minimum Account Value. However, your Account’s investment performance may prove to be sufficient for your assets to last your lifetime. If your Account Value is never reduced to $0 or below the Minimum Account Value, our payment obligations under the Contract will never be triggered, unless you affirmatively elect to begin Insured Income Payments or Annuity Payments (which, in either case, will require you to transfer your entire Account Value to us). If our payment obligations under the Contract are never triggered, we will not make any payments under the Contract, even though you have paid Contract Fees over the life of the contract. If our payment obligations under the contract are triggered, they may be nominal if your Account experienced sustained negative investment performance.
The events that trigger Insured Income Payments may never occur, or you could die before we are obligated to make Insured Income Payments.
You have the right to begin Insured Income Payments at the time you choose provided that you satisfy certain requirements. However, if you never exercise those rights, or if the events that otherwise trigger Insured Income Payments from us never occur (e.g., your Account Value is reduced to $0, provided that it was not reduced to $0 as result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), or below the Minimum Account Value), we will never make Insured Income Payments to you under the Contract. In addition, you could die (or, in the case of a joint income Contract, you and your spouse could die) before we are obligated to make Insured Income Payments under the Contract.
We set the Income Percentage and Income Deferral Rates for the Contract based on the average assumed lifetime of expected contract holders. This assumption is intended to minimize the risk that the Account will be reduced to zero before your death thereby requiring us to make lifetime income payments to you. You may only receive Insured Income Payments if you outlive this average future lifetime. If our payment obligations under the Contract are never triggered, we will not make any payments under the Contract, even though you have paid fees over the life of the contract. If you (and your spouse under a joint income Contract) die before we are obligated to make Insured Income Payments, neither you nor your estate will receive any payments from our assets. There is only one circumstance where we will make payments after your death (or your and your spouse’s death under a joint income Contract): if you elected the Annuitization option with a period certain payout prior to death, we would continue to make payments until the end of the period certain.
INSURANCE COMPANY RISK
All Insured Income Payments, Annuity Payments under this Contract are subject to our creditworthiness and claims-paying ability.
The Contract is not a separate account product. This means that the assets supporting our payment obligations are not held in one of our segregated accounts for the exclusive benefit of policyholders. Rather, any payments made by us (i.e., Insured Income Payments, Annuity

Payments) come from our General Account, which is not insulated from the claims of other policyholders and our creditors. Thus, your receipt of any payments from us is subject to our financial strength and claims-paying ability. If we experience financial distress, we may not be able to make payments to you. You may obtain information on our financial condition by reviewing our financial statements and other financial information, which appear in our reports that we file with the SEC. See “The Insurance Company.”
RISK OF LOSS
Your Account assets are subject to the risk of loss.
The Contract does not protect your Account assets from negative investment performance or any investment risks that could result in loss. This Contract does not protect you from losing your principal investment in your Account.
RISKS RELATED TO ELIGIBLE ACCOUNT ASSETS
We impose investment restrictions. Your Account may perform better if you weren’t subject to those investment restrictions.
During the Pre-Income Stage and the Income Stage, we impose investment restrictions that require that 100% of your Account Value must be allocated to Eligible Account Assets at all times. We currently impose investment restrictions and can impose additional investment restrictions in the future, which means not all investments available through your Financial Professional and/or Financial Firm are designated as Eligible Account Assets. Our investment restrictions may cause your Account to be managed in a different fashion than you may otherwise prefer. If your Account was not subject to these investment restrictions, your Account may experience different performance. You should consult your Financial Professional to assist you in determining whether the Eligible Account Assets are suited for your financial needs and risk tolerance.
We reserve the right to change the Contract’s Eligible Account Assets at any time. Reallocating Account Value to comply with new Eligible Account Assets may have costs and tax consequences.
If we require your Account Value to be reallocated as a result of a change in Eligible Account Assets, we will provide you with notice and the date by which the reallocation must occur. If Account Value remains allocated to investments that are not Eligible Account Assets on the date communicated, your Contract will be terminated. Complying with new investment requirements could involve transaction expenses (e.g., brokerage commissions), payment of higher fees or expenses on your new investments relative to your old investments, and also may have adverse tax implications.
Your Financial Firm may no longer offer Eligible Account Assets.
If your Financial Firm no longer offers access to Eligible Account Assets (i.e. the Financial Firm no longer uses O’Shaughnessy Asset Management, LLC as a subadvisor), for any reason, while your Contract is in the Pre-Income Stage or the Income Stage, your options will include (a) moving your Account to an approved Financial Firm offering Eligible Account Assets, and remaining in the Pre-Income Stage or Income Stage; (b) electing to enter the Insured Income Stage to begin receiving Insured Income Payments (which requires an affirmative election and transferring all remaining Account Value to us); or (iii) exercising the Annuitization option to begin receiving Annuity Payments (which requires an affirmative election and transferring all remaining Account Value to us).
If you do not exercise one of the options above within 30 days of our notice to you, your Contract will be terminated.

IMPACT OF WITHDRAWALS
This Contract may not be appropriate for you if you may need to take frequent or large Non-Income Withdrawals during the Pre-Income Stage or Excess Withdrawals during the Income Stage. Such withdrawals reduce your Income Base and may significantly reduce the Annual Income Amount and could cause your Contract to terminate.
During the Pre-Income Stage, all withdrawals from your Account (i.e., “Non-Income Withdrawals”) reduce your Account Value, and thus your Income Base, including withdrawals to pay Contracts Fees or Advisory Fees or to satisfy Required Minimum Distributions. Non-Income Withdrawals will reduce your Income Base on a dollar-for-dollar basis. If your Account is fully liquidated for any reason, your Contract will terminate unless certain conditions are satisfied. Your first Income Withdrawal will be deemed to have been taken during the Income Stage.
During the Income Stage, Excess Withdrawals will reduce your Income Base. An Excess Withdrawal will proportionally reduce your Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately prior to the Excess Withdrawal. The reduction to your Income Base may be greater than the Excess Withdrawal amount. If your Account Value and Income Base are reduced to $0 as a result of an Excess Withdrawal, your Contract will terminate.

Due to the long-term nature of the Contract, there is a risk that you may encounter a financial situation where you need to make a Non-Income Withdrawal during the Pre-Income Stage or an Excess Withdrawal during the Income Stage. Even if investment performance and/or Additional Account Value Contributions increase your Income Base, your Income Base would never be as high as it could have been had you not previously taken a withdrawal that reduced your Income Base.
If you wish to exercise the Annuitization option, you should consider whether to withdraw Unused Annual Income Amount.
To exercise the Annuitization option, you must transfer your entire Account Value to us. The amount of your Annuity Payments will depend on the amount of assets annuitized. If you have any remaining Annual Income Amount or Unused Annual Income Amount when you elect the Annuitization option, you may withdraw it from your Account Value before transferring your Account Value to us. However, your Annuity Payments will be lower because you will be annuitizing fewer assets.
You should carefully consider when to begin the Income Stage.
The date you begin the Income Stage may impact the amounts you receive under the Contract. On one hand, the longer you wait to begin the Income Stage, the less time you have to benefit from the Contract because as time passes, your life expectancy is reduced. On the other hand, the longer you wait to take the begin the Income Stage, the higher the Annual Income Amount due to the Income Deferral Rate.
PERFORMANCE RISK
Your Income Base is subject to investment risk based on the performance of your Account (net of fees, meaning fees will reduce your performance) until we are obligated to make Insured Income Payments or Annuity Payments. A reduction in your Income Base due to poor investment performance of your Account assets can significantly reduce the amount of any Insured Income Payment, potentially making them nominal.
Your Income Base remains subject to investment risk during both the Pre-Income Stage and the Income Stage. During the Pre-Income Stage, your Income Base is equal to your Account Value. As a result, negative investment performance and withdrawals (including deductions to pay Contract Fees or Advisory Fees) will decrease your Account Value and your Income Base. This will also decrease your future Annual Income Amount.
During the Income Stage, on each Valuation Day, your Income Base will be subject to a Performance Adjustment, which may be negative due to negative investment performance and/or deductions for Contract Fees or Advisory Fees. You should also understand that if your Income Base is greater than your Account Value, the net performance adjustment will have a greater impact (positive or negative) on your Income Base compared to the change in your Account Value in terms of dollar amount, even though they changed by the same percentage.
Dividends, capital gains distributions and interest paid will be part your Performance Adjustment if they are reinvested in your Account.
Dividends and capital gains generated by your Account investments that are distributed to you (i.e., not automatically reinvested) do not impact your Performance Adjustment or your Account Value. Therefore, your Performance Adjustment will be less than it would have been if dividends and capital gains were not distributed to you.
Your Unused Annual Income Amount carries forward to future Contract Years during the Income Stage but is subject to investment risk based on the performance of your Account (net of fees).
You are not required to take annual Income Withdrawals during the Income Stage. In any Contract Year that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available for withdrawal in subsequent Contract Years during the Income Stage as Unused Annual Income Amount. However, Unused Annual Income Amounts are subject to Performance Adjustments. A Performance Adjustment will apply to any Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage. The Performance Adjustment will equal the net percentage change in Account Value since the last Contract Date Anniversary due to investment performance and deductions for Contract Fees or Advisory Fees. Therefore, a Performance Adjustment may be positive due to positive investment performance or negative due to negative investment performance and/or deductions for Contract Fees or Advisory Fees. A negative Performance Adjustment will reduce your Unused Annual Income Amount for the following Contract Year and a Positive Performance Adjustment will increase your Unused Annual Income Amount for the following Contract Year.
RISKS RELATED TO ADDITIONAL ACCOUNT VALUE CONTRIBUTIONS
Additional Account Value Contributions may impact your Income Percentage.
If you make an Additional Account Value Contribution, it will be assigned its own Initial Income Percentage; however, your Income Deferral Rate will be the same as for your Initial Account Value Contribution. The Initial Income Percentage applicable to your Additional Account Value Contribution may not be based on the Initial Income Percentage schedule in effect at the time you purchased this Contract. The Initial Income Percentage applicable to your Additional Account Value Contribution will be the Initial Income Percentage we are declaring for new sales of the Contract (if we are still selling the Contract) or Additional Account Value Contributions (if we are no longer selling the Contract) based on the age of the Annuitant, or the younger of the Annuitants, on the date of the contribution. We guarantee that the Initial Income Percentage applicable to Additional Account Value Contributions will never be lower than 1%.
When an Additional Account Value Contribution is made, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. The formula for calculating the weighted Income Percentage is included in this prospectus. See “Annual Income Amount, Income Base, and Income Percentage – Income Percentage.” While any Additional Account Value Contribution will increase your Income Base and Annual Income Amount, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage and, if the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage.
You should not purchase the Contract if you expect to depend on future Additional Account Value Contributions to increase your benefit. We may decide to stop accepting any Additional Account Value Contributions at any time, in addition to any restrictions in place at the time you purchase your Contract (such as maximum age restrictions).
While we cannot prevent you from adding funds to your Account (i.e., making contributions to your Account), if you wish to maintain this Contract, the addition of funds to your Account is subject to our restrictions. All contributions into your Account during the Pre-Income Stage and Income Stage are subject to our review and approval for purposes of the Contract. There is no guarantee that you will always be permitted to make Additional Account Value Contributions.
You cannot make an Additional Account Value Contribution if the Owner or oldest Owner has reached the maximum issue age for purchasing the Contract. In addition, we reserve the right to further limit, restrict, suspend, or reject any contribution as an Additional Account Value Contribution at any time, but would do so only on a non-discriminatory basis. If we further exercise this right, you may not be able to increase Annual Income Amount to the level you originally intended.
If a contribution to the Account is not accepted by us as an Additional Account Value Contribution, we will provide written notification that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account. Failure to remove the funds from the Account by that date will result in the termination of the Contract.
IMPACT OF CONTRACT FEES
You will begin paying Contract Fees immediately rather than the date you begin receiving Income Withdrawals or Insured Income Payments under the Contract.
You should remember that you begin paying Contract Fees on the Contract Date; therefore, you could be paying Contract Fees for many years before receiving payments from us, if ever.
If you pay Contract Fees from your Account, the Contract Fees will reduce your Account Value. If you did not have to pay Contract Fees, or if you paid them from a source other than your Account, your Account Value would be higher, and your investment return (and Performance Adjustment) could be higher.
Contract Fees are wholly separate from and in addition to your Advisory Fees. During the Pre-Income Stage, withdrawals to pay Contract Fees or Advisory Fees will reduce your Account Value and thus your Income Base. During the Income Stage, withdrawals to pay Contract Fees or Advisory Fees will reduce the performance factor that gets applied to your Income Base.
Your obligation to pay Advisory Fees, if any, is solely a matter between you and your Financial Firm and/or Financial Professional. You should understand that any Advisory Fees owed to your Financial Firm and/or Financial Professional are in addition to the Contract Fees owed to us under this Contract.
In addition, you should understand that during the Pre-Income Stage, all withdrawals from your Account reduce your Income Base and, therefore, the Annual Income Amount. This includes withdrawals to pay Contract Fees or Advisory Fees. You could consider paying Contract Fees and Advisory Fees from a source other than the Account during the Pre-Income Stage, if permitted by your Financial Firm and applicable law.
During the Income Stage, deductions to pay Contract Fees or Advisory Fees are not considered withdrawals for purposes of the Contract. Such deductions will not reduce your remaining Annual Income Amount (or Unused Annual Income Amount) and will not be Excess Withdrawals. However, each such deduction will reduce the Performance Adjustment to your Income Base on the next Valuation Day and to your Unused Annual

Income Amount on the next Contract Date Anniversary. Please note that if you pay Advisory Fees from your Account to pay your Financial Firm and/or Financial Professional to manage any other amounts or other services, the impact on the net performance adjustment will be greater.
We reserve the right to increase your annual Contract Fee percentage, subject to the maximum fee percentage. You may reject an increase; however, refusing the increase will reduce your Income Percentage used to calculate your Annual Income Amount by 5%.
At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee. We will notify you in writing at least 60 days in advance of any such increase. You will be given an opportunity to “opt-out” of an increase to your annual Contract Fee percentage. If you opt-out of an increase, your annual Contract Fee percentage will not change, but on the next Contract Date Anniversary, your Income Percentage will be subject to a one time and permanent reduction of 5%.
RISK OF INVOLUNTARY TERMINATION
The Contract may be involuntarily terminated if you violate the terms of the contract. If involuntary termination occurs, you will not have the ability to reverse this action unless otherwise specified in the bullets below. Where specified, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.
The Contract may be involuntarily terminated under certain circumstances, such as upon:
•Change of the Account Owner to someone other than one of the Annuitants;
•Failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional;
•Failure to satisfy our investment restrictions (which may change at any time), and failure to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional;
•Your Account Value and Income Base being reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•Failure to elect to enter the Insured Income Stage or the Annuitization option within 7 calendar days of the Account Value being reduced below the Minimum Account Value;
•Failure to maintain the Account with a Financial Firm with whom we have an agreement to service the Contract;
•Failure of your Financial Firm to timely provide the following information necessary to satisfy our obligations under the Contract: Account Value, Additional Account Value Contributions, withdrawals, fee transactions, and investment holdings;
•If you add funds to your Account that are not permitted by us as an Additional Account Value Contribution and fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
•Full liquidation of the Account, failure to move your Account to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change. See "Options Upon Financial Firm Changes" for the timeframes required to move to an approved Financial Firm or to elect the Insured Income Stage or Annuitization option after a Financial Firm change.

For additional termination scenarios outside of involuntary termination, see "Termination of the Contract". If your Contract is terminated for any reason, you will have no interest remaining in the Contract. You will receive written notice of the Contract’s termination.
RISK RELATED TO FINANCIAL FIRM CHANGE
If we remove your Financial Firm from our list of approved Financial Firms or if you change your Financial Firm (collectively, a “Financial Firm Change”), you may need to take certain actions in order to maintain your Contract or the Contract will terminate.
If a Financial Firm Change occurs while your Contract is in the Pre-Income Stage or the Income Stage, your options will include (a) moving your Account to an approved Financial Firm and remaining in the Pre-Income Stage or Income Stage; (b) affirmatively electing to enter the Insured Income Stage to begin receiving Insured Income Payments and transferring your remaining Account Value to us; or (c) affirmatively exercising the Annuitization option to begin receiving Annuity Payments and transferring your remaining Account Value to us.
In the event that we remove your Financial Firm from our list of approved Financial Firms or if your Financial Firm withdraws from servicing your Contract, and you do not exercise one of the options above within 30 days of our notice to you, your Contract will be terminated.
In the event that you voluntarily change your Financial Firm, you will have 30 days after the closure of your Account to exercise one of the options above. In addition, we must receive notice of your election, in Good Order, at least 3 days before your Account Value is transferred to a new Financial Firm (if changing Financial Firms) or us (if electing to enter the Insured Income Stage or Annuitization).

REGULATORY RISKS
You should be aware of the various regulatory protections that do and do not apply to the Contract.
The offer and sale of your Contract has been registered in accordance with the Securities Act of 1933. We are not an investment adviser and do not provide investment advice to you in connection with the Contract or your Account. We also are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by the Investment Company Act of 1940 are not applicable to this Contract. Your Contract will be governed by and construed in accordance with the laws of the state in which it was issued, and your obligations, rights and remedies will be determined in accordance with such laws.
You should be aware that investing in a single company stock could have adverse tax implications.
The private letter rulings discussed in the "Taxes" section are based on 100% allocation of your Account Value to the Eligible Account Assets. If your Account Value is invested entirely in a single company, you may not be entitled to rely on the private letter ruling's conclusion that the Contract will not be treated as a straddle (offsetting position with respect to personal property) and there could be negative tax consequences to you.

THE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY
Pruco Life Insurance Company (“Pruco Life”) is a wholly owned subsidiary of The Prudential Insurance Company of America (“Prudential Insurance”), which in turn is a direct wholly owned subsidiary of Prudential Financial, Inc. (“Prudential Financial”). Pruco Life is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and sells such products primarily through affiliated and unaffiliated selling firms.
No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. You would rely solely on the claims-paying ability of Pruco Life to make all Insured Income Payments, Annuity Payments. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 (“Securities Act”) and Rule 159 thereunder, Pruco Life delivers this prospectus to current Owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current Owners while outside of the United States.
GENERAL ACCOUNT
Our payment obligations under the Contract are supported by our General Account and are subject to our claims paying ability. The General Account is not segregated for the exclusive benefit of any particular contract or obligation. General Account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The General Account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Pruco Life Insurance Company incorporates by reference into the prospectus its latest annual report on Form 10-K as of December 31, 2024, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 , June 30, 2025 , and September 30, 2025 filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”). In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, 751 Broad Street, Newark, NJ 07102-3777 or by calling 1-888-PRU-2888. We file periodic reports as required under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC ( see www.sec.gov ). Our internet address is www.prudential.com .
MATERIAL CHANGES
As of the date of this prospectus, there have been no material changes in our affairs which have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report to security holders and which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

THE CONTRACT STAGES
PRE-INCOME STAGE
Beginning and End: The Pre-Income Stage is the initial stage of the Contract. It begins on the Contract Date and ends when you enter the Income Stage or Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.
Description of Contract Stage. The Pre-Income Stage provides for increases to your Income Percentage through the Income Deferral Rate feature. Non-Income Withdrawals are also permitted during this stage, if needed. This stage does not provide for Income Withdrawals or Insured Income Payments, however, the amount of Income Withdrawals and Insured Income Payments to which you may be entitled in the future are affected by the Pre-Income Stage due to potential changes in your Income Base and Income Percentage.
•On the Contract Date, your Income Base will equal your Initial Account Value Contribution. On each Valuation Day thereafter during the Pre-Income Stage, your Income Base will equal your Account Value. As such, any increase or decrease to your Account Value during the Pre-Income Stage will increase or decrease your Income Base on a dollar-for-dollar basis. Your Account Value and Income Base may increase as a result of positive investment performance or Additional Account Value Contributions. Your Account Value and Income Base may decrease as a result of negative investment performance or any Non-Income Withdrawals. See “Annual Income Amount, Income Base, and Income Percentage – Income Base – Changes to Income Base During Pre-Income Stage” for additional information.
•On the Contract Date, your Income Percentage will equal the Initial Income Percentage applicable to your Initial Account Value Contribution as shown in your Contract. After the Contract Date, your Income Percentage will increase based on the Income Deferral Rate each Valuation Day during the Pre-Income Stage. In addition, if you make an Additional Account Value Contribution, we will recalculate your Income Percentage to reflect a new, weighted Income Percentage. The weighted Income Percentage will be based on your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution. See “Annual Income Amount, Income Base, and Income Percentage – Income Percentage – Changes to Income Percentage During Pre-Income Stage” for additional information.
During the Pre-Income Stage, you may request a quote from us reflecting what your Annual Income Amount could be if you decided to begin the Income Stage. The quoted Annual Income Amount will be based on the prior Valuation Day.
Treatment of Withdrawals: Any withdrawal from your Account during the Pre-Income Stage (except a withdrawal to pay Contract Fees or Advisory Fees or to satisfy Required Minimum Distributions) will be deemed to be an “Income Withdrawal” unless you instruct us otherwise.
•If you do not specifically designate a withdrawal as a Non-Income Withdrawal, it will be deemed your first Income Withdrawal (and the Pre-Income Stage will end). Your first Income Withdrawal will be treated as having been taken during the Income Stage, rather than the Pre-Income Stage. See “Income Stage”. If your first Income Withdrawal exceeds the Annual Income Amount calculated on the Valuation Day you take your first Income Withdrawal, a portion of your first Income Withdrawal will be an “Excess Withdrawal.”
•We will notify you when you have activated the Income Stage by taking your first Income Withdrawal. If you did not intend to activate the Income Stage, we will reclassify the withdrawal if you notify us of your intent within 14 days of the date we notify you that the Income Stage has been activated.
•An unlimited number of Non-Income Withdrawals may be taken during the Pre-Income Stage. However, Non-Income Withdrawals reduce your Account Value, and thus your Income Base. Non-Income Withdrawals will reduce your Income Base on a dollar-for-dollar basis.
•In order to designate a withdrawal during the Pre-Income Stage as a Non-Income Withdrawal, we must receive your designation request in Good Order before the withdrawal is taken.
Contract Fees: You must pay Contract Fees during the Pre-Income Stage to maintain the Contract. We may terminate the Contract if Contract Fees are not paid in full when due. See “Contract Fees” in this prospectus for additional information.
Investment Restrictions: During the Pre-Income Stage and the Income Stage, this Contract will have Eligible Account Assets that 100% of your Account Value must be allocated to at all times. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination. We may terminate the Contract, after giving you an opportunity to reallocate your Account Value, if your Account fails to satisfy these investment restrictions. See “Investment Restrictions” in this prospectus for additional information.

Restrictions on Additional Account Value Contributions: For the addition of new funds to your Account to be considered Additional Account Value Contributions, they must be acknowledged by us as such. There is no guarantee that you will always be permitted to make Additional Account Value Contributions. If we do not allow you to make Additional Account Value Contributions, you may not be able to increase the Contract’s Annual Income Amount to the level you originally intended. If we reject the addition of new funds to your Account as an Additional Account Value Contribution, we will provide notification that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account. Failure to remove the funds from the Account by that date will result in the termination of the Contract. See “Purchasing the Contract and Making Account Value Contributions – Restrictions on Additional Account Value Contributions” in this prospectus for additional information.
INCOME STAGE
Beginning and End: The Income Stage begins on the Valuation Day following the earlier of your first Income Withdrawal (although your first Income Withdrawal will be treated as having been taken during the Income Stage) or upon our receipt of notification to begin the Income Stage in Good Order. If you never take an Income Withdrawal, or notify us to begin the Income Stage, your Contract will never enter the Income Stage. The Income Stage ends when you enter the Insured Income Stage or elect the Annuitization option, or when your Contract is terminated, whichever occurs first.
Description of Contract Stage: During the Income Stage, you may take Income Withdrawals from your Account. Income Withdrawals will not reduce your Income Base. Your ability to take Income Withdrawals is not unlimited, however. Exceeding the Annual Income Amount for the Contract Year may significantly reduce the value of your future Annual Income Amount and may cause the Contract to terminate.
Any withdrawal from your Account during the Income Stage will be deemed to be either an “Income Withdrawal” or an “Excess Withdrawal” (or a combination of both).
•Income Withdrawals: Each Contract Year during the Income Stage, you may take withdrawals from your Account up to your Annual Income Amount (and any Unused Annual Income Amount). All such withdrawals will be deemed Income Withdrawals. Please note:
◦You are not required to take annual Income Withdrawals during the Income Stage. Nor are you required to take your full amount of available Income Withdrawals each Contract Year during the Income Stage. If you do not take your full amount of Income Withdrawals each Contract Year, and do not use your Unused Annual Income Amount in future Contract Years, it may be less likely that your Account Value will be reduced to $0 or below the Minimum Account Value while this Contract is in force and, thus, you may never receive Insured Income Payments from us.
◦Each Income Withdrawal reduces your remaining Annual Income Amount for that Contract Year (and, if the withdrawal exceeds the Annual Income Amount, Unused Annual Income Amount, if any) on a dollar-for-dollar basis. For example, if your remaining Annual Income Amount is $1,000 and your Unused Annual Income Amount is $0 immediately before a withdrawal, and you take a withdrawal of $250, the entire withdrawal will be an Income Withdrawal. Your remaining Annual Income Amount will be $750, and your Unused Annual Income Amount will be $0 immediately after the Income Withdrawal.
◦Income Withdrawals will be taken first from the current Contract Year’s remaining Annual Income Amount and then from any Unused Annual Income Amount unless you request otherwise.
◦If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawal available for that Contract Year. See “Annual Income Amount, Income Base, and Income Percentage – Annual Income Amount – Immediate Adjustment to Remaining Annual Income Amount for Additional Account Value Contribution” for additional information.
◦In any Contract Year during the Income Stage that you do not take your full Annual Income Amount, your remaining Annual Income Amount will be available in subsequent Contract Years during the Income Stage as Unused Annual Income Amount. However, your Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage. As a result, a Performance Adjustment could be positive as a result of positive investment performance. Conversely, a Performance Adjustment could be negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees. See “Annual Income Amount, Income Base, and Income Percentage – Annual Income Amount – Unused Annual Income Amount” for additional information.
•Excess Withdrawals: Once your remaining Annual Income Amount (and Unused Annual Income Amount) for a Contract Year equals $0, any additional amounts withdrawn during that Contract Year will be deemed to be Excess Withdrawals. For example, if your remaining Annual Income Amount is $750 and your Unused Annual Income Amount is $0 immediately before a withdrawal, and you withdraw $1,000, the following will apply: (i) $750 of the withdrawal will be an Income Withdrawal; (ii) your remaining Annual Income Amount and Unused

Annual Income Amount will be reduced to $0; and (iii) the remaining $250 withdrawn will be an Excess Withdrawal. If you later withdraw $500 during the same Contract Year, the entire withdrawal will be an Excess Withdrawal.
An Excess Withdrawal may significantly reduce the value of your benefit and could cause your Contract to terminate. If your Account Value and Income Base are reduced to $0 as a result of an Excess Withdrawal, your Contract will be terminated. We will notify you of any withdrawal from your Account that we consider to be an Excess Withdrawal. If you believe there has been an error, you should contact us immediately.
Withdrawals to pay Contract Fees or Advisory Fees will not reduce your remaining Annual Income Amount or Unused Annual Income Amount for that Contract Year. They will, however, negatively impact the Performance Adjustments applicable to your Income Base (which will lessen the Annual Income Amount calculated for the following Contract Year) and to any Unused Annual Income Amount. See “Additional Information About Withdrawals – Special Rules for Required Minimum Distributions.”
Calculation of Annual Income Amount: Your Annual Income Amount is subject to change during the Income Stage. The Annual Income Amount is calculated at the beginning of the Income Stage and on the first Valuation Day of each Contract Year (i.e., each Contract Date Anniversary) during the Income Stage. The Annual Income Amount is calculated by multiplying the Income Percentage by the Income Base. Accordingly, an increase (or decrease) to your Income Base during a Contract Year will increase (or decrease) your Annual Income Amount for the next Contract Year.
•Your Income Base is subject to investment risk based on the performance of your Account (net of fees). On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment, which could be positive as a result of positive investment performance, or conversely, negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees. Your Income Base may decrease as a result of negative investment performance, even if you have not taken an Excess Withdrawal. Your Income Base (and future Annual Income Amount) would be higher if Contract Fees and Advisory Fees were not deducted from your Account.
•Income Withdrawals will not reduce your Income Base. However, an Excess Withdrawal will proportionally reduce your Income Base by the ratio of the excess amount to the Account Value immediately prior to the Excess Withdrawal. The reduction to your Income Base may be greater than the Excess Withdrawal amount.
•Your Income Base will increase for each Additional Account Value Contribution on a dollar-for-dollar basis.
•Your Income Percentage will not change unless you make an Additional Account Value Contribution, in which case your Income Percentage will be recalculated to reflect a weighted Income Percentage in the same manner as during the Pre-Income Stage.
See “Annual Income Amount, Income Base, and Income Percentage” and Appendix C for additional information.

Example of decreasing Account Value during the Pre-Income Stage without a Non-Income Withdrawal:

Account Value on prior Contract Anniversary Date	$105,000
Income Base on prior Contract Anniversary Date	$105,000

Change in Account Value from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$97,755	($105,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$97,755
Example of an increasing Account Value during the Pre-Income Stage without a Non-Income Withdrawal:

Account Value on prior Contract Anniversary Date	$105,000
Income Base on prior Contract Anniversary Date	$105,000

Change in Account Value from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$112,455	($105,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$112,455

Example of a decreasing Account Value during the Pre-Income Stage with a Non-Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$105,000
Income Base	$105,000

6 Months After Prior Contract Anniversary Date:
Change in Account Value from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Non-Income Withdrawal	$102,900	($105,000 x (1 - 2.00%))
Income Base Immediately before Non-Income Withdrawal	$102,900
Non-Income Withdrawal Amount	$2,000
Account Value Immediately After Non-Income Withdrawal	$100,900	($102,900 - $2,000)
Income Base Immediately After Non-Income Withdrawal	$100,900

Next Contract Anniversary Date:
Change in Account Value from prior Non-Income Withdrawal Date to current date	-5.00%
Account Value on current Contract Anniversary Date	$95,855	($100,900 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$95,855
Example of an increasing Account Value during the Pre-Income Stage with a Non-Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$105,000
Income Base	$105,000

6 Months After Prior Contract Anniversary Date:
Change in Account Value from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Non-Income Withdrawal	$107,100	($105,000 x (1 + 2.00%))
Income Base Immediately before Non-Income Withdrawal	$107,100
Non-Income Withdrawal Amount	$2,000
Account Value Immediately After Non-Income Withdrawal	$105,100	($107,100 - $2,000)
Income Base Immediately After Non-Income Withdrawal	$105,100

Next Contract Anniversary Date:
Change in Account Value from prior Non-Income Withdrawal Date to current date	5.00%
Account Value on current Contract Anniversary Date	$110,355	($105,100 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$110,355
Example of negative net investment performance bringing the Account Value to zero during the Pre-Income Stage:

Prior Contract Anniversary Date:
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$10,500

3 months after prior Contract Anniversary negative net investment performance brings the Account Value to zero:
Change in Account Value from the prior Contract Anniversary Date to current date (underlying investments lose all value)	-100.00%
Account Value after net investment performance to current date	$0	($10,500 x (1 - 100.00%))
Income Base after net investment performance to current date	$0
The Contract is terminated due to negative net performance bringing the Account Value and Income Base to zero

Example of negative net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary Date	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$93,100	($100,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$116,375	($125,000 x (1 - 6.90%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0
Example of positive net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary Date	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$107,100	($100,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$133,875	($125,000 x (1 + 7.10%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0
Example of negative net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Income Withdrawal	$98,000	($100,000 x (1 - 2.00%))
Income Base Immediately before Income Withdrawal	$122,500	($125,000 x (1 - 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$96,000	($98,000 - $2,000)
Income Base Immediately After Income Withdrawal	$122,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	-5.00%
Account Value on current Contract Anniversary Date	$91,200	($96,000 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$116,375	($122,500 x (1 - 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$2,793	($3,000 x (1 - 2.00%) x (1 - 5.00%))

Example of positive net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Income Withdrawal	$102,000	($100,000 x (1 + 2.00%))
Income Base Immediately before Income Withdrawal	$127,500	($125,000 x (1 + 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$100,000	($102,000 - $2,000)
Income Base Immediately After Income Withdrawal	$127,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	5.00%
Account Value on current Contract Anniversary Date	$105,000	($100,000 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$133,875	($127,500 x (1 + 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$3,213	($3,000 x (1 + 2.00%) x (1 + 5.00%))
Example of negative performance during the Income Stage bringing the Account Value below the Financial Firm's Minimum Account Value:

Prior Contract Anniversary Date:
Minimum Account Value required by Financial Firm	$10,000
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

7 Months after prior Contract Anniversary negative performance brings the Account Value below the required minimum of the Financial Firm:
Change in Account Value from the prior Contract Anniversary Date to current date	-10.00%
Account Value on current date	$9,450	($10,500 x (1 - 10.00%))
Annual Income Amount on current date	$6,750	No Change In Annual Income Amount
Client is notified by the Financial Firm that their Account Value is below their Minimum Account Value

3 days after the client is notified by the Financial Firm that their Account Value is below their Minimum Account Value:
Client notifies Prudential of their intent to transfer all remaining Account Value from their Financial Firm to commence Insured Income Stage
Client elects to withdraw the entire Remaining Annual Income Amount prior to transferring the remaining Account Value

Account Value immediately before Income Withdrawal	$9,639
Income Withdrawal Amount	$6,750	No Change In Annual Income Amount
Account Value immediately after Income Withdrawal	$2,889
Transferred amount from Financial Firm to Prudential	$2,889
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750	No Change In Annual Income Amount

Example of the Quarterly Contract Fee and Quarterly Advisory Fee during the Income Stage bringing the Account Value below the Financial Firm's Minimum Account Value:

Prior Contract Anniversary Date:
Minimum Account Value required by Financial Firm	$10,000
Account Value on current Contract Anniversary Date	$10,000
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

3 Months after prior Contract Anniversary the Quarterly Contract Fee and Quarterly Advisory Fee brings the Account Value below the required minimum of the Financial Firm:
Account Value immediately before the Quarterly Contract Fee and Quarterly Advisory Fee	$10,005
Quarterly Contract Fee and Quarterly Advisory Fee	$50
Account Value immediately after the Quarterly Contract Fee and Quarterly Advisory Fee	$9,955	($10,005 - $50)
Annual Income Amount on current date	$6,750	No Change In Annual Income Amount
Client is notified by the Financial Firm that their Account Value is below their Minimum Account Value

3 days after the client is notified by the Financial Firm that their Account Value is below their Minimum Account Value:
Client notifies Prudential of their intent to transfer all remaining Account Value from their Financial Firm to commence Insured Income Stage
Client elects to withdraw the entire Remaining Annual Income Amount prior to transferring the remaining Account Value
Account Value immediately before Income Withdrawal	$9,481
Income Withdrawal Amount	$6,750	No Change In Annual Income Amount
Account value immediately after Income Withdrawal	$2,731	($9,481 - $6,750)
Transferred amount from Financial Firm to Prudential	$2,731
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750	No Change In Annual Income Amount
Example of negative net investment performance bringing the Account Value to zero during the Income Stage:

Prior Contract Anniversary Date:
Account Value on current Contract Anniversary Date	$10,500
Income Base on current Contract Anniversary Date	$150,000
Income Percentage on current Contract Anniversary Date	4.50%
Annual Income Amount on current Contract Anniversary Date	$6,750	($150,000 x 4.50%)

3 months after prior Contract Anniversary negative net investment performance brings the Account Value to zero:
Change in Account Value from the prior Contract Anniversary Date to current date (underlying investments lose all value)	-100.00%
Account Value after net investment performance to current date	$0	($10,500 x (1 - 100.00%))
Contract starts the Insured Income Stage

Next Contract Anniversary:
Insured Income Stage Annual Income Amount	$6,750
Contract Fees: You must pay Contract Fees during the Income Stage to maintain the Contract. We may terminate the Contract if Contract Fees are not paid in full when due. See “Contract Fees” in this prospectus for additional information.
Investment Restrictions: During the Pre-Income Stage and the Income Stage, this Contract will have Eligible Account Assets that 100% of your Account Value must be allocated to at all times. We may terminate the Contract if your Account fails to satisfy these investment restrictions. See “Investment Restrictions” later in this prospectus for additional information.
Restrictions on Additional Account Value Contributions: For the addition of new funds to your Account to be considered Additional Account Value Contributions, they must be acknowledged by us as such. There is no guarantee that you will always be permitted to make Additional Account Value Contributions. If we do not allow you to make Additional Account Value Contributions, you may not be able to increase the Annual Income Amount to the level you originally intended. If we reject the addition of new funds to your Account as an Additional Account Value Contribution, we will provide notification to you and your Financial Professional that the contribution has been rejected. The notification will provide a date by which the relevant funds must be removed from the Account, which is no less than 7 calendar days from the date of notification. Failure to remove the funds from the Account by that date will result in the termination of the Contract. See “Purchasing the Contract and Making Account Value Contributions – Restrictions on Additional Account Value Contributions” in this prospectus for additional information.
INSURED INCOME STAGE
Beginning and End: The Insured Income Stage will begin if one of the qualifying events identified below occurs, or you elect to begin the Insured Income Stage and transfer any remaining Account Value to us, if applicable. We must receive your election at our Service Office in Good Order. Once we receive your election, it is irrevocable. The date on which the Insured Income Stage begins is the “Annuity Date”. After our Insured Income Payment obligations have been satisfied, the Contract will terminate.
Qualifying Events and Description of Contract Stage: The Insured Income Stage may begin upon the earlier of (a) or (b) below (each a “qualifying event”):
(a)Your Account Value is reduced to $0 during the Income Stage, provided that it and your Income Base was not reduced to $0 as a result of a Non-Income Withdrawal or Excess Withdrawal, or below the Minimum Account Value
or
(b)Provided that the qualifying event in (a) has not yet occurred, you terminate your Account with your Financial Firm, or your Financial Firm no longer has an agreement with us to service this Contract, you make an affirmative election to begin the Insured Income Stage and transfer your remaining Account Value to us.
If a qualifying event occurs and you elect to begin the Insured Income Stage:
•Your Account Value, if any, as of the date of the qualifying event must be transferred directly to us.
•We will make Insured Income Payments until the death of the Annuitant for a single income Contract or until the death of both Annuitants for a joint income Contract. The total Insured Income Payments for each Contract Year will equal the Annual Income Amount as of the Annuity Date, adjusted for any Additional Contributions or Excess Withdrawals that occurred in the same Contract Year as the qualifying event. You may request that we make Insured Income Payments at the frequency you select beginning on the next Valuation Day following the qualifying event. If the Annuitant dies (or the Annuitants die) before we make the first Insured Income Payment, no Insured Income Payments will be due.
•If your Contract is in the Income Stage immediately prior to the qualifying event, please note:
◦If you have any remaining Annual Income Amount or Unused Annual Income Amount for the current Contract Year, you may withdraw it from your Account before transferring your Account Value to us (provided that you have sufficient Account Value to withdraw the remaining amounts). If you withdraw the entire remaining Annual Income Amount and Unused Annual Income Amount, you will not receive Insured Income Payments until the next Contract Year. If you withdraw only a portion or none, your Insured Income Payments for the rest of the current Contract Year will equal the remaining Annual Income Amount and Unused Annual Income Amount that was not withdrawn. In any case, your total Insured Income Payments for each future Contract Year will equal your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions and Excess withdrawals that occurred in the same Contract Year as the qualifying event.
•In the event that you must transfer remaining Account Value to us to begin the Insured Income Stage, your Insured Income Payments may be impacted if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value. During the Pre-Income Stage, the Income Base is equal to the Account Value. During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.
If the total amount due each Contract Year is less than $100, we may limit the frequency of your Insured Income Payments. Insured Income Payments will be made no less frequently than annually. You will be notified of the payment options available to you.
If necessary, and if you transfer any amount of Account Value to us to begin the Insured Income Stage, we will increase the dollar amount of your annual Insured Income Payments so that they are no less than those provided by the application of an equivalent amount to the purchase of a single premium immediate annuity contract offered by us on the Annuity Date to the same Annuitant or Annuitants class for the same payment option.

Additional Information:

•If your Account Value and Income Base are reduced to $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage) and/or Excess Withdrawals that deplete the Account (during the Income Stage), your Contract will be terminated. You will not receive Insured Income Payments.
•See “Additional Information Related to Your Financial Firm and Financial Professional” for information about your options in the event of a Financial Firm Change.
•You cannot elect the Annuitization option after you elect to begin receiving Insured Income Payments.
•Your Annual Income Amount will not change during the Insured Income Stage.
•You cannot change your Insured Income Payment frequency after the Annuity Date.
•You are not subject to Contract Fees during the Insured Income Stage.
•After the Annuity Date, there is no longer an Account in which this Contract is in relation to.
•See Appendix C for additional information.
ANNUITIZATION OPTION
At any time on or after the 1st Contract Date Anniversary, you may convert your entire remaining Account Value into a guaranteed stream of Annuity Payments from us by transferring the remaining Account Value to us. You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. We must receive your election at our Service Office in Good Order. Once we receive your election, it is irrevocable. The date on which you elect the Annuitization option is also referred to as the “Annuity Date”.
If you elect the Annuitization option, your entire Account Value as of the Annuity Date must be transferred to us. After our Annuity Payment obligations have been satisfied, the Contract will terminate. The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuity option you select.
Please note:
•You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. If the initial Annuity Payment would be less than $100, we will not allow you to elect the Annuitization option (except as otherwise specified by applicable law).
•You are not required to elect the Annuitization option under any circumstances. There is no latest Annuity Date under the Contract, and no date as of which the Annuitization option is automatically exercised.
•If you have remaining Annual Income Amount or Unused Annual Income Amount when you elect the Annuitization option, you may withdraw it from your Account Value before transferring your Account Value to us. However, your Annuity Payments will be lower because you will be annuitizing fewer assets.
•If you select an annuity option with a lifetime payout and no period certain, we will increase the dollar amount of your annual Annuity Payments as necessary so that they are no less than the annual Insured Income Payments you would have received during the Insured Income Stage, based on your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions or Excess Withdrawals that occurred the same year as the Annuity Date. For this purpose, if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value, the following applies: (i) if the Account Value is higher, we will treat the increase as an Additional Account Value Contribution, and (ii) if the Account Value is lower, we will treat the decrease as a withdrawal in accordance with the conditions of the Pre-Income Stage or Income Stage, as applicable to your Contract immediately prior to the Annuity Date.
•You are not subject to Contract Fees after you elect the Annuitization option.
•After the Annuity Date, there is no longer an Account in which this Contract is in relation to.
See “Annuitization Option” in this prospectus for additional information.

ANNUAL INCOME AMOUNT, INCOME BASE, AND INCOME PERCENTAGE
ANNUAL INCOME AMOUNT
Subject to its terms, the Contract provides for the distribution of an annual amount we call the “Annual Income Amount” from your Account during the Income Stage (Income Withdrawals) and from us over the lifetime of the Annuitant or over the joint lifetimes of the Annuitants during the Insured Income Stage (Insured Income Payments). Because Income Withdrawals and Insured Income Payments will be based on the Annual Income Amount, it is important for you to understand when and how your Annual Income Amount is calculated. It is also important for you to understand which actions and events will cause your Annual Income Amount to increase and decrease.
When the Annual Income Amount is Calculated:
•Pre-Income Stage: You may request a quote from us reflecting what your Annual Income Amount could be if you decided to begin the Income Stage. The quoted Annual Income Amount will be based on the prior Valuation Day.
•Income Stage: Your Annual Income Amount will be calculated at the beginning of this stage and, thereafter, your Annual Income Amount will be recalculated on the first Valuation Day of each Contract Year (i.e., each Contract Date Anniversary) during the Income Stage.
•Insured Income Stage: During the Insured Income Stage, your Annual Income Amount will equal your Annual Income Amount as of the Annuity Date, adjusted for any Additional Account Value Contributions and Excess Withdrawals that occurred in the same Contract Year as the qualifying event. If you were in the Pre-Income Stage on that date, your Annual Income Amount will be calculated for the first time on that date. Your Annual Income Amount will not change for the duration of the Insured Income Stage.
•Annuitization Option: You do not have an Annual Income Amount after you elect the Annuitization option. See “Annuitization Option” in this prospectus for an explanation of how Annuity Payments are calculated.
How the Annual Income Amount is Calculated: On each date of calculation as described in the previous section, your Annual Income Amount is calculated by multiplying your Income Base by your Income Percentage as of that Valuation Day. For example, at a time that we calculate the Annual Income Amount, if the Income Base equals $100,000 and the Income Percentage equals 4%, the Annual Income Amount will equal $4,000 (i.e., $100,000 x 0.040 = $4,000).
During the Pre-Income Stage, you will have an Income Percentage and an Income Base, which is subject to potential positive and negative adjustments. Likewise, during the Income Stage, you will have an Income Percentage and an Income Base that is subject to potential positive and negative adjustments. Therefore, your future Annual Income Amount will be affected by changes in your Income Base, as well as changes to the Income Percentage due to Deferral Rates and Additional Account Value Contributions during those Contract stages. See “Income Base” and “Income Percentage” in this section for information about how your Income Base and Income Percentage may increase or decrease.
Immediate Adjustment to Remaining Annual Income Amount for an Additional Account Value Contribution During the Income Stage:
If you make an Additional Account Value Contribution during the Income Stage, your remaining Annual Income Amount will be immediately increased, making an additional amount of Income Withdrawals available for that Contract Year. When an Additional Account Value Contribution is acknowledged by us, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution and the remaining Annual Income Amount for the Contract Year will be increased by an amount equal to the new weighted Income Percentage applied against the Additional Account Value Contribution. See “Examples of Calculations – Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount” for an example.
Unused Annual Income Amount: Any portion of the Annual Income Amount not withdrawn in a Contract Year during the Income Stage will be carried over to allow for Income Withdrawals above the Annual Income Amount in future Contract Years during the Income Stage. We refer to this as “Unused Annual Income Amount.”
However, your Unused Annual Income Amount is subject to investment risk based on the performance of your Account (net of fees). A Performance Adjustment will apply to any Unused Annual Income Amount on each Contract Date Anniversary during the Income Stage and could be positive as a result of positive investment performance, or conversely, negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees.
For example, assume that at the end of a Contract Year during the Income Stage you had $1,000 in remaining Annual Income Amount for the current Contract Year and $1,000 in Unused Annual Income Amount from prior Contract Years. Also assume that your Income Base had decreased by 10% since the previous Contract Date Anniversary, excluding the impact of any Additional Account Value Contributions. Based on these assumptions, on the Contract Date Anniversary, your Unused Annual Income Amount would be reduced by 10% (same as the net percentage change to your Income Base) from $2,000 to $1,800. Conversely, had your Income Base increased by 10%, your Unused Annual Income Amount would be increased from $2,000 to $2,200.
INCOME BASE
The Income Base is the amount to which we apply the Income Percentage to determine the Annual Income Amount in the Pre-Income and Income Stages. Your Income Base may increase or decrease during the Pre-Income Stage and Income Stage. You will not have an Income Base after electing the Annuitization option because your Annuity Payments will not be based on an Annual Income Amount, nor will you continue to have an Income Base in the Insured Income Payment Stage because your Insured Income Payments are calculated on the Annuity Date and will not change for the remainder of the Insured Income Stage.
Initial Income Base: On the Contract Date, your Income Base will equal your Initial Account Value Contribution.
Changes to Income Base During the Pre-Income Stage: During the Pre-Income Stage, on each Valuation Day after the Contract Date, your Income Base will equal your Account Value. Because your Income Base is directly tied to your Account Value during the Pre-Income Stage, your Income Base will be increased on a dollar-for-dollar basis by positive investment performance and Additional Account Value Contributions and will be decreased on a dollar-for-dollar basis by negative investment performance and withdrawals from your Account, as explained further below.
•Investment Performance: Investment performance may increase or decrease your Account Value and Income Base. Your Account Value may be invested in assets that are subject to market risk and/or other investment risks, which means that your Account Value may fluctuate up or down based on market conditions and other factors. Your Income Base is subject to the same level of investment risk because your Income Base will always equal your Account Value during the Pre-Income Stage.
•Additional Account Value Contributions: If you make an Additional Account Value Contribution, your Income Base is increased by the dollar amount of the Additional Account Value Contribution (as of the Valuation Day we approve it). For example, if an Additional Account Value Contribution increases your Account Value by $5,000, your Income Base will likewise increase by $5,000.
•Withdrawals: If you take any withdrawal from your Account during the Pre-Income Stage (other than a withdrawal your Financial Institution designates as a fee payment), you must affirmatively designate it as a Non-Income Withdrawal or else it will be treated as an Income Withdrawal and the Pre-Income Stage will end.
◦A Non-Income Withdrawal will decrease your Income Base by the dollar amount of the Non-Income Withdrawal. For example, if you withdraw $1,000 from your Account for any reason during the Pre-Income Stage and designate the deduction as a Non-Income Withdrawal, your Income Base will likewise decrease by $1,000.
◦Your first Income Withdrawal will be treated as having been taken during the Income Stage, as discussed further below. If your first Income Withdrawal exceeds the Annual Income Amount calculated on the Valuation Day you take your first Income Withdrawal, a portion of your first Income Withdrawal will be an Excess Withdrawal.
Changes to Income Base During the Income Stage: On the first Valuation Day during the Income Stage, your Income Base will be equal to the Income Base from the Pre-Income Stage immediately before going into the Income Stage or, if the Income Stage started as a result of you taking your first Income Withdrawal, it will be equal to the Income Base immediately before the withdrawal. Your Income Base may increase or decrease during the Income Stage as described below. Please note it is unlikely that your Account Value will equal your Income Base during the Income Stage because (i) Income Withdrawals reduce your Account Value but not your Income Base (whereas, during the Pre-Income Stage, all withdrawals reduce your Account Value and Income Base) and (ii) Excess Withdrawals reduce your Income Base on a proportionate basis, not a dollar-for-dollar basis.
•Investment Performance: Your Income Base remains subject to investment risk based on the performance of your Account (net of fees) during the Income Stage. On each Valuation Day during the Income Stage, your Income Base will be subject to a Performance Adjustment. A Performance Adjustment could be positive as a result of positive investment performance, or conversely, a negative as a result of negative investment performance and/or deductions for Contract Fees or Advisory Fees.
For example, assume at the close of a Valuation Day during the Income Stage, your Account Value is $90,000 and your Income Base is $100,000. If your Account Value appreciated in value by 1% to $90,900 by the close of the next Valuation Day solely due to investment performance, your Income Base would likewise increase by 1% from $100,000 to $101,000. Conversely, if your Account Value depreciated in value by 1% from $90,000 to $89,100, your Income Base would likewise decrease by 1% from $100,000 to $99,000. Note that, in this example, the Account Value increased or decreased by $900, whereas the Income Base increased or decreased by $1,000, even though each increased or decreased by 1%.

•You should understand that your Income Base remains subject to investment risk during the Income Stage and that your Income Base would be higher if Contract Fees and Advisory Fees were not deducted from your Account. Additional Account Value Contributions. If you make an Additional Account Value Contribution, your Income Base is increased by the dollar amount of the Additional Account Value Contribution, same as in the Pre-Income Stage.
•Withdrawals: During the Income Stage, other than withdrawals to pay Contract Fees or Advisory Fees, any withdrawal from your Account will be deemed to be either an Income Withdrawal or an Excess Withdrawal (or a combination of both).
◦Each Contract Year during the Income Stage, you may take withdrawals from your Account up to your Annual Income Amount (and any Unused Annual Income Amount). All such withdrawals will be deemed Income Withdrawals. Once your remaining Annual Income Amount (and Unused Annual Income Amount) for a Contract Year equals $0, any additional amounts withdrawn during that Contract Year will be deemed to be Excess Withdrawals.
◦Income Withdrawals do not reduce your Income Base. For example, if your Account Value equals $80,000 and your Income Base equals $100,000 immediately before an Income Withdrawal of $1,000, your Account Value will equal $79,000 and your Income Base will equal $100,000 immediately after the Income Withdrawal.
◦An Excess Withdrawal proportionally reduces your Income Base by the ratio of the Excess Withdrawal amount to the Account Value immediately prior to the Excess Withdrawal. For example, if your Account Value equals $80,000 and your Income Base equals $100,000 immediately before an Excess Withdrawal of $1,000, your Account Value will equal $79,000 and your Income Base will equal $98,750 immediately after the Excess Withdrawal. Please note that, because the Excess Withdrawal reduced the Account Value by 1.25% (i.e., ($1,000 / $80,000) x 100%), the Income Base was likewise reduced by 1.25%. However, because the Income Base was greater than the Account Value, the Account Value decreased by $1,000 while the Income Base decreased by $1,250.
An Excess Withdrawal may significantly reduce the value of your Annual Income Amount and could cause your Contract to terminate. The reduction to your Income Base may be greater than the Excess Withdrawal amount. If your Account Value is reduced to $0, as a result of Excess Withdrawals that deplete the Account Value and Income Base, your Contract will be terminated. We will notify you of any withdrawal from your Account that we consider to be an Excess Withdrawal. If you believe there has been an error, you should contact us immediately.
◦Deductions from your Account to pay Contract Fees or Advisory Fees are not considered withdrawals for purposes of the Contract. Such deductions will not reduce your remaining Annual Income Amount (or Unused Annual Income Amount) and will not be Excess Withdrawals. However, each such deduction will reduce the Performance Adjustment to your Income Base on the next Valuation Day and to your Unused Annual Income Amount on the next Contract Date Anniversary. Withdrawals to satisfy Required Minimum Distributions will be treated as Income Withdrawals, subject to limitations. See “Additional Information About Withdrawals – Special Withdrawal Rules for Required Minimum Distributions.”
INCOME PERCENTAGE
The Income Percentage is the rate we apply to the Income Base to determine the Annual Income Amount. Your Income Percentage will change during the Pre-Income Stage and can also change during the Income Stage as described below. Neither your Income Percentage (nor Annual Income Amount) will change during the Insured Income Stage. You will not have an Income Percentage after electing the Annuitization option because your Annuity Payments will not be based on an Annual Income Amount.
Initial Income Percentage: On the Contract Date, your Income Percentage will equal the Initial Income Percentage applicable to your Initial Account Value Contribution. The Initial Income Percentage applicable to your Initial Account Value Contribution is based on the age of the Annuitant, or the younger of the Annuitants, on the Contract Date. The Initial Income Percentage schedule applicable to your Initial Account Value Contribution will be shown in your Contract. The current Initial Income Percentage can be found in the Rate Sheet Supplement. You can obtain a copy of the current Rate Sheet Supplement by visiting: https://www.prudential.com/active-income-rate-supp-ft .

Changes to Income Percentage: After the Contract Date, your Income Percentage will not change except as follows:
•Daily Increase During Pre-Income Stage for Income Deferral Rate: Your Income Percentage will increase each day during the Pre-Income Stage. The Income Deferral Rate is expressed as an annualized percentage and is applied daily to your Income Percentage. The applicable Income Deferral Rate is determined by the attained age of the Annuitant, or the younger of the Annuitants, on the Contract Date and each Contract Date Anniversary thereafter as shown in the Income Deferral Rate schedule set forth in your Contract (i.e., the Income

Deferral Rate will change as the Annuitant(s) ages.) See “Examples of Calculations – Example of Income Deferral Rate Addition to Income Percentage During Pre-Income Stage” for an example. The Income Deferral Rate does not accrue after the Pre-Income Stage ends.
•Recalculation Due to Additional Account Value Contribution: Your Income Percentage will be recalculated as a new, weighted Income Percentage if you make an Additional Account Value Contribution during the Pre-Income Stage or the Income Stage. If you make an Additional Account Value Contribution, it will be assigned an Initial Income Percentage. The Initial Income Percentage applicable to your Additional Account Value Contribution will be the Initial Income Percentage we are declaring for new sales of the Contract (if we are still selling the Contract) or Additional Account Value Contributions (if we are no longer selling the Contract) based on the age of the Annuitant, or the younger of the Annuitants, on the date of the contribution. You should refer to the current Rate Sheet Prospectus Supplement for the Initial Income Percentages that we are currently offering. In no event will the Initial Income Percentage applicable to your Additional Account Value Contribution be lower than 1.00%.
When an Additional Account Value Contribution is made, your Income Percentage will be recalculated to be a weighted average of your current Income Percentage and the Initial Income Percentage applicable to your Additional Account Value Contribution. The formula for calculating the new weighted Income Percentage is:
((A x B) + (C x D)) / (A + C), where:
A =The Income Base immediately before an Additional Account Value Contribution is effective.
B =The Income Percentage immediately before the Additional Account Value Contribution is effective.
C =The amount of the Additional Account Value Contribution.
D =The Initial Income Percentage applicable to the Additional Account Value Contribution.
See “Examples of Calculations – Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount” for an example.
In general, if the Initial Income Percentage applicable to the Additional Account Value Contribution is higher than your current Income Percentage, your new Income Percentage will be higher than your current Income Percentage. If the Initial Income Percentage applicable to the Additional Account Value Contribution is lower than your current Income Percentage, your new Income Percentage will be lower than your current Income Percentage. Your Income Base and Annual Income Amount will increase as a result of any Additional Account Value Contribution.
•One-Time, Permanent Reduction Due to Opt-Out of Contract Fee Percentage Increase: If you opt-out of an increase to your Contract Fee percentage, your Income Percentage will be subject to a one time and permanent reduction of 5% on the next Contract Date Anniversary. For example, assume your Contract Date Anniversary is January 2, you reject a Contract Fee percentage increase on December 15, and your current Income Percentage is 4%. Based on these assumptions, on the next January 2, your Income Percentage will be reduced from 4% to 3.80%. See “Contract Fees – Increase to Annual Contract Fee Percentage and Impact of Opt-Out.”
•Other Changes to Income Percentage: Please note the Income Percentage could change if there is a change to the Annuitant(s) under the Contract, as discussed under “Contract Designations” in this prospectus.

RATE SHEET PROSPECTUS SUPPLEMENT FOR DECLARED RATES AND CURRENT CONTRACT FEES
We disclose the Initial Income Percentages applicable to Initial Account Value Contributions for new Contracts and any Additional Account Value Contributions for Contracts already in effect, as well as the Income Deferral Rates for new Contracts and Contract Fees, in a Rate Sheet Prospectus Supplement. The Rate Sheet Prospectus Supplement in effect is attached to the prospectus you receive at the time you purchase your Contract.
Please note, for new Contracts, in order to receive the applicable Initial Income Percentages and Income Deferral Rates stated in a Rate Sheet Prospectus Supplement, your Contract application must be signed and received by us in Good Order within the stated time period during which such rates will apply.
We may change the Initial Income Percentages and Income Deferral Rates periodically and will issue a new Rate Sheet Prospectus Supplement each time we do so. Each Rate Sheet Prospectus Supplement we issue will supersede all previous Rate Sheet Prospectus Supplements and the Initial Income Percentages and Income Deferral Rates therein. While the Contract is in effect, any Additional Account Value Contributions you make after the Contract is issued will be subject to the Initial Income Percentages in effect on the Valuation Day we acknowledge the Additional Account Value Contribution. You can view the current Rate Sheet Prospectus Supplement with the prospectus on our website at www.prudential.com/plaz-activeinc-ft .
See Appendix B for historical rates.

EXAMPLES OF CALCULATIONS
The values shown in this section (and the other examples in this prospectus) are purely hypothetical and are intended to help you understand the operation of the Contract.
Example of Income Deferral Rate Addition to Income Percentage During Pre-Income Stage
This example is intended to illustrate the daily accrual of the Income Deferral Rate to the Income Percentage during the Pre-Income Stage. Assume the following:
•The Contract Date is June 15, the Owner is the sole Annuitant and age 65.
•The Initial Income Percentage and Income Deferral Rate then in effect for a sole Annuitant age 65 are 4.00%, and 0.20%, respectively.
•The Income Deferral Rate then in effect for a sole Annuitant age 66 is 0.25%.
•The Account Value and Income Base on the Contract Date is $100,000.
•On December 15 of the first Contract Year, the Account Value has grown to $106,000 from positive investment performance. No Income Withdrawals have been requested so the Income Base is also $106,000.
•A quote of the Annual Income Amount is requested as of December 16.
The quoted Annual Income Amount on December 16 (based on values from December 15) would be $4,346.87 determined by multiplying the Income Percentage of 4.10% by $106,000. The Income Percentage of 4.10% = 4.00% + [0.20% x (184 days / 365 days)]. The daily amount of the Income Deferral Rate will change to 0.25% on the next Contract Date Anniversary on which the Owner’s attained age enters the next rate level unless the Pre-Income Stage has ended.
Example of Decrease to Income Base for Non-Income Withdrawal During Pre-Income Stage
This example is intended to illustrate the dollar-for-dollar reduction to the Income Base due to a Non-Income Withdrawal during the Pre-Income Stage. Assume the following:
•The Contract Date is November 1st.
•On October 3rd of the following calendar year, the Account Value is $120,000, and, since Income Withdrawals have not yet begun, the Income Base is the same as Account Value, so it is also $120,000.
•Also, on that same October 3rd, a $15,000 Non-Income Withdrawal is taken.
Non-Income Withdrawals reduce the Account Value by the amount of the withdrawal, so the Account Value after the Non-Income Withdrawal is $105,000 ($120,000 – $15,000). After the withdrawal, the Income Base will be equal to the Account Value, $105,000.
Examples of Income Withdrawal and Excess Withdrawal During the Income Stage
Continuing the previous example, now assume the following for the next two examples:
•A new Contract Year begins on November 1st.
•On October 24th of the following calendar year, a $2,500 withdrawal is taken.
•On October 29th of the same year, a $5,000 withdrawal is taken.
Example of Dollar-for-Dollar Reduction to Remaining Annual Income Amount for Income Withdrawal
On October 24th, the remaining Annual Income Amount is $6,000 and Unused Annual Income Amount is $0. As such, the entire $2,500 withdrawal is deemed to be an Income Withdrawal. When $2,500 is withdrawn on this date, the remaining Annual Income Amount for that Contract Year (up to and including October 31st) is $3,500. This is the result of a dollar-for-dollar reduction of the remaining Annual Income Amount by withdrawals that do not exceed the remaining Annual Income Amount plus any Unused Annual Income Amount ($6,000 less $2,500 = $3,500).
Example of Proportionate Reduction to Income Base for Excess Withdrawal
Continuing the previous example, when a withdrawal of $5,000 is taken on October 29th, the Account Value immediately prior to this withdrawal is $103,500 and the Income Base is $130,000. The first $3,500 of this withdrawal is deemed to be an Income Withdrawal and reduces the remaining Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount of $1,500 is an Excess Withdrawal and proportionally reduces the Income Base by the ratio of the Excess Withdrawal to the Account Value before the Excess Withdrawal. This reduction in Income Base will impact the Annual Income Amount in future Contract Years. (Note that if there are other future withdrawals in that Contract Year, each would result in another proportional reduction to the Income Base).
Here is the calculation:

Account Value before Income Withdrawal	$103,500.00
Income Base before Income Withdrawal	$130,000.00
Less amount of Annual Income Amount remaining	$3,500.00
Account Value immediately before Excess Withdrawal of $1,500	$100,000.00
Excess Withdrawal amount	$1,500.00
Proportional Reduction to Income Base	1.50%
Income Base after Excess Withdrawal	$128,050.00
Examples of Impact of Additional Account Value Contributions on the Income Base, Income Percentage and Annual Income Amount
Provided below are examples of the impact of Additional Account Value Contributions. Assume the following:
•The Contract Date is September 9th.
•On March 9th of the following calendar year, the Income Percentage is 5.00%, the Income Base is $100,000, and an Additional Account Value Contribution of $25,000 is made.
•The Initial Income Percentage attributable to the Additional Account Value Contribution based on the attained age of the sole Annuitant is 4.00%.
Example of Income Base Increase due to Additional Account Value Contribution
The Additional Account Value Contribution of $25,000 is applied as of March 9th and increases the Income Base to $125,000 as of March 9th ($100,000 + $25,000 = $125,000).
Example of Change to the Income Percentage due to Additional Account Value Contribution
Continuing the previous example, as noted above, the Income Percentage prior to the Additional Account Value Contribution is 5.00%, which includes the accumulated amount of the Income Deferral Rate, and the Initial Income Percentage attributable to the Additional Account Value Contribution is 4.00%. The new Income Percentage after the Additional Account Value Contribution is $4.80%. This is the result of taking the weighted average of the two Income Percentages: ((5% * $100,000) + (4% * $25,000)) / $125,000 = 4.8%).
Here is the calculation:

Income Base before Additional Account Value Contribution	$100,000.00
Income Percentage before Additional Account Value Contribution	5.00%
Additional Account Value Contribution	$25,000.00
Initial Income Percentage attributable to Additional Account Value Contribution	4.00%
New Income Base	$125,000.00
New Income Percentage	4.80%
Example of Increase to Annual Income Amount for Next Contract Year due to Additional Account Value Contribution
Continuing the previous example, the Annual Income Amount calculated at the beginning of the Contract Year was $5,000 (5% of $100,000 = $5,000). Following the application of the Additional Account Value Contribution, the new Income Base is $125,000 and the new Income Percentage is 4.8%. Assuming no changes to the Income Base or Income Percentage, the Annual Income Amount calculated on the next Contract Date Anniversary will be $6,000. This is the result of applying the new Income Percentage to the new Income Base (4.8% * 125,000 = $6,000).
Examples of Changes to the Income Base due to Performance Adjustment
During the Income Stage, the Income Base is subject to a Performance Adjustment on each Valuation Day during the Income Stage. The Performance Adjustment to the Income Base can be positive or negative based on investment performance and deductions for Contract Fees or Advisory Fees. The following examples show changes to the Income Base due to daily net Account performance and then how the Income Base on the Contract Date Anniversary determines that Contract Year’s Annual Income Amount.

Example of Change to Income Base after Income Withdrawals Have Started
On the Contract Date Anniversary, the Account Value is $100,000.00, the Income Base is $125,000.00, and the Income Percentage is 4.80%. This results in an Annual Income Amount for the Contract Year of $6,000.00. On the Valuation Day after the Contract Date Anniversary, no withdrawals are taken, no Additional Account Value Contributions are made, and the Account Value has increased to $102,500. This 2.5% increase to the Account Value causes the Income Base to increase to $128,125.00 and the Annual Income Amount remains $6,000.00 for the current Contract Year. On the following Valuation Day, no withdrawals are taken, no Additional Account Value Contributions are made, and the Account Value has decreased to $101,475.00. This 1.0% decrease to Account Value causes the Income Base to decrease to $126,843.75 and the Annual Income Amount remains $6,000.00 for the current Contract Year.

	Account Value	Income Base	Annual Income Amount
Contract Date Anniversary	$100,000.00	$125,000.00	$6,000.00
Next Valuation Day	$102,500.00	$128,125.00	$6,000.00
Next Valuation Day	$101,475.00	$126,843.75	$6,000.00
The following examples demonstrate the impact of an increase to the Income Base, and a corresponding increase to the Annual Income Amount and a decrease to the Income Base and a corresponding decrease to the Annual Income Amount. For simplicity, these examples reflect a full year of hypothetical change in Account Value due to investment performance.
Assumed Increase to Income Base and Annual Income Amount from Positive Investment Performance
The Income Base on the prior Contract Date Anniversary was $125,000.00 and the Income Percentage is 4.80%. This resulted in the Annual Income Amount for the prior Contract Year of $6,000.00. As of current Contract Date Anniversary, the Income Base has increased and is now $130,000.00 resulting in an Annual Income Amount of $6,240.00 for the current Contract Year.

Income Percentage	4.80%

Income Base on prior Contract Date Anniversary	$125,000.00
Annual Income Amount for prior Contract Year	$6,000.00

Income Base on current Contract Date Anniversary	$130,000.00
Annual Income Amount for current Contract Year	$6,240.00
Assumed Decrease to Income Base and Annual Income Amount from Negative Investment Performance
The Income Base on the prior Contract Date Anniversary was $130,000.00 and the Income Percentage is 4.80%. This resulted in the Annual Income Amount for the prior Contract Year of $6,240.00. As of current Contract Date Anniversary, the Income Base has decreased and is now $125,000.00 resulting in an Annual Income Amount of $6,000.00 for the current Contract Year.

Income Percentage	4.80%

Income Base on prior Contract Date Anniversary	$130,000.00
Annual Income Amount for prior Contract Year	$6,240.00

Income Base on current Contract Date Anniversary	$125,000.00
Annual Income Amount for current Contract Year	$6,000.00
Example of Impact of Additional Account Value Contribution on Remaining Annual Income Amount
Continue from prior example (assume no other transactions other than indicated below):

Income Percentage	4.80%
Income Base on prior Contract Date Anniversary	$125,000
Annual Income Amount on Prior Contract Date Anniversary	$6,000
Unused Annual Income Amount	$0

5 Months After Prior Contract Date Anniversary:

Net Performance from Prior Contract Date Anniversary to Current date	-4.00%
Income Base Immediately Before Income Withdrawal	$120,000	($125,000 x (1-4.00%))
Income Withdrawal Amount	$5,000
Remaining Annual Income Amount After Income Withdrawal	$1,000	($6,000-$5,000)
4 Months Later:

Net Performance from Prior Income Withdrawal Date to Current Date	5.00%
Income Base Immediately Before Additional Account Value Contribution	$126,000	($120,000 x (1 + 5.00%))
Income Percentage Immediately Before Additional Account Value Contribution	4.80%
Additional Account Value Contribution	$50,000
Income Rate for Additional Value Contribution	4.00%
Income Base After Additional Account Value Contribution	$176,000	($126,000+$50,000)
Weighted Income Percentage	4.57%	(($126,000 x 4.80% +$50,000 x 4.00%)/$176,000)
Increase in Annual Income Amount	$2,285	($50,000 x 4.57%)
Remaining Annual Income Amount After Additional Account Value Contribution	$3,285	($1,000+$2,285)
Example of Impact of Performance Adjustment on Unused Annual Income Amount
Any Unused Annual Income Amount is subject to a Performance Adjustment on each Contract Date Anniversary during the Income Stage. The Performance Adjustment can be positive or negative based on investment performance and deductions for Contract Fees or Advisory Fees.
Continue from prior example (assume no other transactions other than indicated below):
At Contract Date Anniversary:

Remaining Annual Income Amount	$3,285
Net Performance from the Additional Account Value Contribution to current date	-10.00%
Annual Net Performance from Prior Contract Anniversary Date to Current Date	-9.28%	(1-4.00%) x (1+5.00%)x(1-10.00%)-1
Unused Annual Income Amount	$2,980	($3,285 x (1-9.28%))
Income Base	$158,400	($176,000 x (1 - 10.00%))
Income Percentage	4.57%
Annual Income Amount	$7,239	($158,400 x 4.57%)
Example of negative net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	-6.90%
Account Value on current Contract Anniversary Date	$93,100	($100,000 x (1 - 6.90%))
Income Base on current Contract Anniversary Date	$116,375	($125,000 x (1 - 6.90%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0

Example of positive net performance adjustment during the Income Stage without an Income Withdrawal:

Account Value on prior Contract Anniversary Date	$100,000
Income Base on prior Contract Anniversary Date	$125,000
Income Percentage on prior Contract Anniversary	4.00%
Annual Income Amount on prior Contract Anniversary Date	$5,000
Unused Annual Income Amount on prior Contract Anniversary Date	$0

Net Performance from the prior Contract Anniversary Date to current Contract Anniversary Date	7.10%
Account Value on current Contract Anniversary Date	$107,100	($100,000 x (1 + 7.10%))
Income Base on current Contract Anniversary Date	$133,875	($125,000 x (1 + 7.10%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$0
Example of negative net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	-2.00%
Account Value Immediately before Income Withdrawal	$98,000	($100,000 x (1 - 2.00%))
Income Base Immediately before Income Withdrawal	$122,500	($125,000 x (1 - 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$96,000	($98,000 - $2,000)
Income Base Immediately After Income Withdrawal	$122,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	-5.00%
Account Value on current Contract Anniversary Date	$91,200	($96,000 x (1 - 5.00%))
Income Base on current Contract Anniversary Date	$116,375	($122,500 x (1 - 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$4,655	($116,375 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$2,793	($3,000 x (1 - 2.00%) x (1 - 5.00%))

Example of positive net performance adjustment during the Income Stage with an Income Withdrawal:

Prior Contract Anniversary Date:
Account Value	$100,000
Income Base	$125,000
Income Percentage	4.00%
Annual Income Amount	$5,000
Unused Annual Income Amount	$0

6 Months After Prior Contract Anniversary Date:
Net Performance from the prior Contract Anniversary Date to current date	2.00%
Account Value Immediately before Income Withdrawal	$102,000	($100,000 x (1 + 2.00%))
Income Base Immediately before Income Withdrawal	$127,500	($125,000 x (1 + 2.00%))
Income Withdrawal Amount	$2,000
Remaining Annual Income Amount after Income Withdrawal	$3,000	($5,000 - $2,000)
Account Value Immediately After Income Withdrawal	$100,000	($102,000 - $2,000)
Income Base Immediately After Income Withdrawal	$127,500	No Change in Income Base

Next Contract Anniversary Date:
Net Performance from the prior Income Withdrawal Date to current Contract Anniversary Date	5.00%
Account Value on current Contract Anniversary Date	$105,000	($100,000 x (1 + 5.00%))
Income Base on current Contract Anniversary Date	$133,875	($127,500 x (1 + 5.00%))
Income Percentage on current Contract Anniversary Date	4.00%
Annual Income Amount on current Contract Anniversary Date	$5,355	($133,875 x 4.00%)
Unused Annual Income Amount on current Contract Anniversary Date	$3,213	($3,000 x (1 + 2.00%) x (1 + 5.00%))
Example for Quarterly Advisory Fee and Quarterly Contract Fee Deduction During Income Stage:

Net Performance from the prior Contract Anniversary Date to current date before fees	5.00%
Account Value Immediately before Fee Deduction	$105,000
Income Base Immediately before Fee Deduction	$110,250
Quarterly Advisory Fee	$230
Quarterly Contract Fee	$230
Account Value Immediately After Quarterly Advisory Fee and Quarterly Contract Fee Deduction	$104,540	($105,000 - $230 - $230)
Income Base Immediately After Quarterly Advisory Fee and Quarterly Contract Fee Deduction	$109,767	($110,250 x (1 - ($230 + $230) / $105,000))
Net Performance from the prior Contract Anniversary Date to current date after fees	4.54%	(1 + 5.00%) x ($104,540 / $105,000) - 1

CONTRACT FEES
Contract Fees are the fees we charge for the benefits provided under the Contract. You must pay Contract Fees during the Pre-Income Stage and Income Stage in order to maintain the Contract. Contract Fees no longer apply after the earlier of (a) the Annuity Date or (b) the termination of the Contract. If you fail to pay your Contract Fees when due, we reserve the right to terminate the Contract.
ANNUAL CONTRACT FEE PERCENTAGE
The maximum annual Contract Fee percentage for your Contract is 1.50%, as a percentage of Account Value. We cannot change this maximum fee once your Contract is issued. This maximum fee will always be disclosed in the Prospectus.
The annual Contract Fee percentage applicable to your Contract may be lower than the maximum annual Contract Fee percentage. At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee percentage and your opt-out right. See “Increase to Annual Contract Fee Percentage and Impact of Opt-Out” below. Annual Contract Fee percentages among Contract Owners may vary based on certain factors, including date of issuance, declared rates, Financial Firm, and exercise of opt-out rights.
ASSESSMENT AND PAYMENT OF CONTRACT FEES
We will assess and charge the Contract Fee quarterly. We may offer additional billing frequencies in the future. On each date that we calculate your Contract Fees, they will be calculated based on your Account Value on that Valuation Day (after any adjustments for withdrawals or Additional Account Value Contributions on that Valuation Day). For example, if the Current Contract Fee is 1.00% and is charged quarterly, the Contract Fee would equal 0.25% of the Account Value on the day that the Contract Fee is calculated.
Once the fee is determined for each billing period during the Pre-Income Stage and Income Stage, we will provide notice of the amount that must be paid and the due date for payment. The notice will be provided to your Financial Firm. You and your Financial Firm should decide how your Financial Firm will remit payment to us. You may pay Contract Fees from your Account, or any other option made available by either your Financial Firm or us (e.g., check, electronic transfer from a bank account). The payment methods available may differ for Non-qualified and Qualified Accounts. However, if you pay Contract Fees with funds outside of your Qualified Account, the amount may be considered a deemed contribution to your Qualified Account. There may be other tax implications associated with certain payment options. You should discuss with your financial professional. You may change your method of payment at any time. If you need to remit Contract Fees to us directly, rather than through your Financial Firm, please contact our Service Office immediately.
All Contract Fees must be paid in U.S. dollars.
FAILURE TO PAY CONTRACT FEES WHEN DUE
If your Contract Fees are not paid when due, we may terminate the Contract upon written notice to you and your Financial Professional. The written notice will indicate the date of termination, which will not be less than 7 calendar days from the date of the written notice. If Contract Fees are not paid in full by the termination date, the Contract will be terminated with no interest remaining in the Contract.
INCREASE TO ANNUAL CONTRACT FEE PERCENTAGE AND IMPACT OF OPT-OUT
At any time on or after the 3rd Contract Date Anniversary, we may increase your annual Contract Fee percentage for future Contract Years, subject to the maximum annual Contract Fee percentage. We will notify you in writing at least 60 days in advance of any such increase.
You will be given an opportunity to “opt-out” of an increase to your annual Contract Fee percentage. If you opt-out of an increase, your annual Contract Fee percentage will not change, but on the next Contract Date Anniversary, your Income Percentage will be subject to a one time and permanent reduction of 5%. For example, assume your Contract Date Anniversary is January 1, you reject a Contract Fee percentage increase on December 15, and your current Income Percentage is 4%. Based on these assumptions, on the next January 1, your Income Percentage will be reduced from 4% to 3.8%.
If you wish to opt-out of the charge increase, you must notify us within the period stated in our notice to you; otherwise, the charge increase will become effective. When we receive your opt-out request, we will send you a form communicating the estimated impact on your Annual Income Amount as a result of the one time and permanent reduction of 5% to your Income Percentage. If you still wish us to process your opt-out request, you must sign and return the form to us at our Service Office in Good Order.

PRO-RATED CONTRACT FEE UPON TERMINATION
In the event this Contract terminates during the Pre-Income Stage or Income Stage for any reason other than death, the final Contract Fee will be prorated for the number of days that have elapsed in the current billing period. If your Contract Fee was already paid for the billing period, the difference between the pro-rated Contract Fee and the amount you paid for the most recent billing period will be refunded to you. If any further amounts are due to us, we will notify you.
PREMIUM TAXES

Some states and municipalities charge premium taxes or similar taxes on annuities that we are required to pay. Premium tax rates and rules vary by state and may change. We reserve the right to deduct any premium taxes arising under the Contract from Annuity Payments or Insured Income Payments. The deduction would be designed to approximate the taxes that we are required to pay. Premium tax rates currently range from 0% to 3.5%.
ADVISORY FEES
Your obligation to pay Advisory Fees, if any, is solely a matter between you and your Financial Firm and/or Financial Professional and/or any additional service providers, such as O’Shaughnessy Asset Management, LLC. You should understand that any Advisory Fees owed to your Financial Firm and/or Financial Professional and/or any additional service providers, such as O’Shaughnessy Asset Management, LLC, are in addition to the Contract Fees owed to us under this Contract.

INVESTMENT RESTRICTIONS
Not all assets available on O'Shaughnessy Asset Management's Canvas Platform are Eligible Account Assets and we further restrict the allocation of certain classes of Eligible Account Assets (such as ETFs) within your Account. Appendix D lists the investments available on O'Shaughnessy Asset Management's Canvas Platform that are Ineligible Account Assets and the Eligible Account Assets with Investment Allocation Limits. Please see Appendix D - INVESTMENT RESTRICTIONS (Ineligible Account Assets and Eligible Account Assets with Investment Allocation Limits) .
Eligible Account Assets are generally any investments your Financial Firm makes available to your Account on the O'Shaughnessy Asset Management's Canvas Platform, other than a limited number of investments we deem Ineligible Account Assets. Ineligible Account Assets include non-diversified emerging markets, physical commodities, derivative strategies, crypto currency, and digital assets. Additionally, we set Investment Allocation Limits on certain asset classes. Appendix D lists the investments available on O'Shaughnessy Asset Management's Canvas Platform that are Ineligible Account Assets and the Eligible Account Assets with Investment Allocation Limits.
In order to keep the Contract from terminating, we impose the following investment restrictions. Failure to comply with these restrictions will terminate the Contract.
• The assets in your Account must be managed through O'Shaughnessy Asset Management's Canvas Platform.
• You must work with a Financial Professional who uses O'Shaughnessy Asset Management, LLC as a sub-advisor and is approved by us.
• Your Account may only hold investments available on the O'Shaughnessy Asset Management's Canvas Platform.
• The Account cannot hold Ineligible Account Assets. The O'Shaughnessy Asset Management's Canvas Platform may offer investments that we consider to be Ineligible Account Assets.
• During the Pre-Income Stage and the Income Stage, 100% of your Account Value must be allocated to Eligible Account Assets at all times.
• You cannot exceed the Investment Allocation Limits set forth in Appendix D , or the Account assets will be deemed Ineligible Account Assets.
These investments listed in Appendix D tend to exhibit lower correlation to the instruments we use to hedge the annuity's guarantees. As a result, they are more difficult to manage within the risk framework of the product. Limiting these investments helps us effectively manage risk and maintain the financial stability of the annuity, which ultimately protects both the insurance company and the contract holder.
Eligible Account Assets include all registered securities, including exchange traded funds (ETFs), mutual funds and public company stocks offered through O’Shaughnessy Asset Management’s Canvas Platform, unless otherwise noted in Appendix D.
Additionally, to purchase this Contract your Account must meet the investment restrictions noted in Appendix D . We will not issue the Contract if, at the time of application, your Account does not meet the investment restrictions.
Any allocations that exceed these limits will be deemed Ineligible Account Assets. We will notify you if your Account holds Ineligible Account Assets due to these limits. If you do not reallocate your Account to be within the limits within 14 days of the date of the notice, we will terminate your Contract. ( See Appendix D for categorization of O’Shaughnessy Asset Management’s Canvas Platform’s Ineligible Account Assets and Eligible Account Assets with Investment Allocation Limits.)

Please note, we may impose additional investment restrictions at any time, in our sole discretion, and limit what investments are deemed to be Eligible Account Assets to be held in your Account, as well as change the Investment Allocation Limits. Failure to adhere to the investment restrictions will terminate the Contract. We will notify you of any such violation and give you 14 calendar days to reallocate your Account Value to avoid termination.
O’Shaughnessy Asset Management, LLC is solely responsible for selecting the investments available on O’Shaughnessy Asset Management’s Canvas Platform. We do not, and will not, have any influence on the selection of investments available on O’Shaughnessy Asset Management’s Canvas Platform.
O’Shaughnessy Asset Management’s Canvas Platform is an advisory platform developed by O’Shaughnessy Asset Management (OSAM) that enables investment professionals to create customized portfolio strategies tailored to clients' unique needs. O’Shaughnessy Asset Management’s Canvas Platform leverages quantitative research and proprietary technology to provide systematic, tax-efficient, and personalized investment solutions. O’Shaughnessy Asset Management, LLC is solely responsible for the investment strategies available in O’Shaughnessy Asset Management’s Canvas Platform, the acceptance of securities which may be provided in-kind into O’Shaughnessy Asset Management’s Canvas Platform, as well as securities which are eligible for purchase in O’Shaughnessy Asset Management’s Canvas Platform. Your Financial Professional

is solely responsible for the selection of and initial allocation to investment strategies and related eligible assets on O’Shaughnessy Asset Management’s Canvas Platform. O’Shaughnessy Asset Management, LLC serves as sub-adviser to your Financial Professional investing in registered securities through O’Shaughnessy Asset Management’s Canvas Platform . In order to access O’Shaughnessy Asset Management’s Canvas Platform , you and your Financial Professional must engage O’Shaughnessy Asset Management, LLC as a sub-advisor to your Account. This means you will have to pay an additional Advisory Fee with respect to your Account. Your Financial Professional does not receive any compensation from us in connection with the Account or Contract. O’Shaughnessy Asset Management, LLC may receive compensation from us in connection with the administration and marketing of the Contract.
The private letter rulings discussed in the “Taxes” section are based on full allocation to the Eligible Account Assets. If your Account Value is invested entirely in a single company, you may not be entitled to rely on the private letter rulings and there could be negative tax consequences.
If your Account Value is allocated to any Ineligible Account Assets at any time during the Pre-Income Stage or the Income Stage, your Account will be in violation of the Contract’s provisions. We will notify you and your Financial Professional of any such violation through a written letter, and you will be required to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of notification. If you do not re-allocate your Account Value to comply with the investment restrictions by the date specified in the notice, we will terminate your Contract.
If we change these investment restrictions or impose additional investment restrictions, we will file a Post-Effective Amendment to the Registration Statement that contains this prospectus and provide you with a revised Prospectus or supplement. Additionally, we will notify you of the change and if reallocation of your Account Value is required. Upon receiving such notice, if action is required by you, you must take action by the date specified in the notice, which will not be less than 14 calendar days from the date of notice, or your Contract will be terminated. Complying with the new investment restrictions could impact the performance of your Account, could result in higher investment expenses, and could have adverse tax implications.
If a Financial Firm ceases to offer Eligible Account Assets to your Account, we will remove that Financial Firm from our list of approved Financial Firms. If we remove your Financial Firm from our list of approved Financial Firms, you may need to take action in order to maintain the Contract. See “Requirement to Maintain Your Account with an Approved Financial Firm” for additional information.
You should consult with your Financial Professional to assist you in determining whether investment restrictions are suited for your financial needs and risk tolerance.

ADDITIONAL INFORMATION ABOUT WITHDRAWALS
DEDUCTIONS FROM ACCOUNT DEEMED TO BE WITHDRAWALS
During the Pre-Income Stage, we consider the deduction of any amounts from your Account to be a withdrawal, including deductions to pay Contract Fees, Advisory Fees, and Required Minimum Distributions and deductions for any other purpose. If you (or your Financial Professional) do not specifically designate any such withdrawal as a Non-Income Withdrawal, it will be deemed your first Income Withdrawal (and the Pre-Income Stage will end). Your first Income Withdrawal will be treated as having been taken during the Income Stage, rather than the Pre-Income Stage. You may take an unlimited number of Non-Income Withdrawals during the Pre-Income Stage; however, Non-Income Withdrawals reduce your Account Value, and thus, your Income Base.
During the Income Stage, for purposes of the Contract, amounts deducted from the Account to pay Contracts Fees or Advisory Fees are not considered withdrawals (i.e., they do not count against your remaining Annual Income Amount or Unused Annual Income Amount and will never be considered Excess Withdrawals). Required Minimum Distributions are considered withdrawals but are subject to special rules regarding their treatment under the Contract, as described below. All other deductions from the Account are considered to be withdrawals and will therefore be either Income Withdrawals or Excess Withdrawals depending on your remaining Annual Income Amount and Unused Annual Income Amount at the time of withdrawal.
While deductions to pay Contract Fees or Advisory Fees are not considered withdrawals during the Income Stage, each such deduction will reduce your Account Value and will be reflected in the Performance Adjustment to your Income Base on the next Valuation Day. The Performance Adjustment is equal to the net percentage change in Account Value since the previous Valuation Day due to investment performance and deductions for Contract Fees or Advisory Fees. As a result, your Income Base (and future Annual Income Amount) would be higher if Contract Fees and Advisory Fees were not deducted from your Account.
When determining the amount deducted from your Account, we will include the amount of any charges deducted from the Account as part of the withdrawal, including any taxes withheld.
During the Insured Income Stage or upon exercising the Annuitization option, withdrawals are irrelevant because there is no longer an Account related to the Contract.
SPECIAL WITHDRAWAL RULES FOR REQUIRED MINIMUM DISTRIBUTIONS
For purposes of this Contract, Required Minimum Distributions are determined by us based on the value of the Account (including this Contract), and do not include the value of any other annuities, savings or investments subject to the beneficiary rules.
There are no special rules for Required Minimum Distributions during the Pre-Income Stage. During the Pre-Income Stage, a Required Minimum Distribution may be designated as a Non-Income Withdrawal. If a Required Minimum Distribution is designated as a Non-Income Withdrawal, the Required Minimum Distribution will reduce your Income Base on a dollar-for-dollar basis, same as any other withdrawal during the Pre-Income Stage. If a Required Minimum Distribution is designated as your first Income Withdrawal, it will be deemed to have been taken during the Income Stage (as discussed further below).
There are special rules for Required Minimum Distributions during the Income Stage. During the Income Stage, Required Minimum Distributions will not be treated as Excess Withdrawals, subject to the following:
•If, in any Contract Year, your Required Minimum Distribution amount is less than the Annual Income Amount plus Unused Annual Income Amount, there is no special treatment for Required Minimum Distributions under these circumstances. In other words, any withdrawals (including your Required Minimum Distribution) that exceed the Annual Income Amount plus Unused Annual Income Amount will be treated as Excess Withdrawals.
•In any Contract Year that your Required Minimum Distribution amount is greater than the Annual Income Amount plus Unused Annual Income Amount, withdrawals up to your Required Minimum Distribution amount will be deemed Income Withdrawals. Any amounts withdrawn in excess of your Required Minimum Distribution amount (excluding any Contract Fees and Advisory Fees) will be treated as Excess Withdrawals.
In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right to treat any amount that would have been considered as a Required Minimum Distribution, if not for the suspension, as eligible for treatment as described in this section.

ANNUITIZATION OPTION
THE ANNUITIZATION OPTION
At any time on or after the 1st Contract Date Anniversary, subject to requirements described below, you may elect the Annuitization option. Upon electing the Annuitization option, the Account Value you transfer to us will be converted into a guaranteed stream of Annuity Payments from us. The Contract’s guarantees related to the Annual Income Amount will no longer be available.
You cannot elect the Annuitization option if you have already elected to begin Insured Income Payments. If you wish to receive Insured Income Payments based on your Annual Income Amount, rather than receive Annuity Payments based on your Account Value applied to an available annuity option, you can elect to begin the Insured Income Stage by meeting certain requirements. See “Contract Stages – Insured Income Stage.”
If the initial Annuity Payment would be less than $100, we will not allow you to elect the Annuitization option (except as otherwise specified by applicable law).
We must receive your election request at our Service Office in Good Order. The date as of which we process your election request is the Annuity Date. The amount and duration of your Annuity Payments will depend on the amount of assets annuitized, the age and sex of the Annuitant(s), and the annuity option selected. Once we receive your election to commence Annuity Payments, we will only make Annuity Payments under the specific annuity option elected. The annuity option cannot be changed.
If you exercise the Annuitization option, you must transfer your remaining Account Value as of the Annuity Date to us. The Account Value transferred to us is paid in consideration for your Annuity Payment stream. You will no longer have an Account Value or ownership rights over those assets, including the ability to take withdrawals in addition to the Annuity Payments.
In the event that you exercise the Annuitization option during the Income Stage and you have remaining Annual Income Amount or Unused Annual Income Amount as of the Annuity Date, you may withdraw some or all of it from your Account Value before transferring your Account Value to us. However, withdrawing remaining Annual Income Amount or Unused Annual Income Amount in that circumstance will cause your Annuity Payments to be lower because you will be annuitizing fewer assets.
If you select an annuity option with a lifetime payout and no period certain, your annual Annuity Payments will not be less than the annual Insured Income Payments you would have received in the Insured Income Stage, based on your Annual Income Amount as of the Annuity Date, adjusted for Additional Account Value Contributions and Excess Withdrawals that occurred in the same Contract Year as the Annuity Date. For this purpose, if there has been a change in your Account Value as of the date you close your Account at your Financial Firm and the date we receive your Account Value, the following applies: (i) if the Account Value is higher, we will treat the increase as an Additional Account Value Contribution, and (ii) if the Account Value is lower, we will treat the decrease as a withdrawal in accordance with the conditions of the Pre-Income Stage or Income Stage, as applicable to your Contract immediately prior to the Annuity Date.
After our payment obligations have been satisfied, the Contract will terminate. We reserve the right to limit your period certain election or commute any remaining benefit payable at your death to comply with applicable law.
If needed, we will require proof in Good Order of an Annuitant’s age before commencing Annuity Payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional Annuity Payments while the Annuitant lives. We will seek to recover any life income Annuity Payments that we made after the death of the Annuitant.
You are not required to elect the Annuitization option under any circumstances. There is no latest Annuity Date under the Contract, and no date as of which the Annuitization option is automatically exercised.
ANNUITY OPTIONS
We currently make annuity options available that provide fixed Annuity Payments only. Fixed Annuity Payments provide the same amount with each payment. You may choose one of the annuity options described below, and the frequency of annuity payments, upon electing the Annuitization option.
•Option 1 - Life Income Annuity Option with a Period Certain: Under this option, periodic Annuity Payments are payable for the period certain, subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain.

•Option 2 - Joint Life Annuity Option. Under the joint lives option, Annuity Payments are payable during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second Annuitant. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable
Under either annuity option, Annuity Payments may be payable monthly, quarterly, semi-annually or annually, as you choose, subject to our then current rules. We may limit the length of any annuity option including, any Period Certain, to conform to applicable tax rules.
At the Annuity Date, we may make available other annuity options not described above.

PURCHASING THE CONTRACT AND MAKING ACCOUNT VALUE CONTRIBUTIONS
CONTRACT APPLICATION
To purchase the Contract, you must complete an application form. Application forms are available through Financial Professionals. Your application form is subject to our approval. We may refuse to issue a Contract for any reason in our sole discretion.
AGE REQUIREMENTS
The Annuitant or the younger of the Annuitants, as applicable, must be at least age 50 and the oldest of the Annuitants must be no older than age 85 as of the Contract Date. If a Co-Annuitant or Contingent Annuitant is added after the Contract Date, the younger and oldest of the Annuitants must satisfy these age requirements as of the Contract Date. See “Contract Designations” for additional information about naming Annuitants.
MINIMUM INITIAL ACCOUNT VALUE CONTRIBUTION AND MINIMUM AGES
The minimum Initial Account Value Contribution (i.e., the amount that must be in your Account on the Contract Date) is $50,000. Your Financial Firm may require a higher amount to establish an Account. The Annuitant or the younger of the Annuitants, as applicable, must be at least age 50 to purchase the contract. You may designate whether the Contract will be on a single income basis or joint income basis with your Spouse. See “Contract Designations” for additional information about naming Annuitants and spousal designations.
RIGHT TO CANCEL
You may cancel this Contract for a refund of Contract Fees paid to us by notification to us in Good Order or by returning the Contract to our Service Office or to the representative who sold it to you within 30 days after you receive it. The Contract can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of this Contract by mail is effective upon being postmarked, properly addressed and postage prepaid.
The amount of the refund will equal any Contract Fees paid as of the Valuation Day we receive the returned Contract at our Service Office or the cancellation request in Good Order.
Your Right to Cancel is specific to this contract; if you exercise this right, it will not cancel your Account and your Account Value may continue to be subject to market performance of the allocated investments.
RESTRICTIONS ON ADDITIONAL ACCOUNT VALUE CONTRIBUTIONS
While we cannot prevent you from adding funds to your Account (i.e., making contributions to your Account), if you wish to maintain this Contract, the addition of funds to your Account is subject to the Contract’s restrictions as described in this section.
All contributions into your Account during the Pre-Income Stage and Income Stage are subject to our review and approval for purposes of the Contract. If we approve a contribution to your Account, it will be acknowledged by us as an “Additional Account Value Contribution” under the Contract.
We will reject any Additional Account Value Contribution if the Owner or oldest Owner has reached the maximum issue age for purchasing the Contract.
We reserve the right to further limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject an additional contribution include, but are not limited to the following:
•if we are not then offering the Contract for new issues;
•if we are offering a modified version of the Contract for new issues;
•if we determine that, as a result of the timing and amounts of your additional contributions and withdrawals, the Annual Income Amount is being increased in an unintended fashion. For example, if the Income Percentage available for new money is higher than your current Income Percentage and you take Income Withdrawals and add them back to the Account as Additional Account Value Contributions, driving up your weighted average Income Percentage and Annual Income Amount. If we find evidence of such manipulation we reserve the right to stop accepting Additional Account Value Contributions for your contract.
•if your Initial Account Value Contribution and previous Additional Account Value Contributions, and premiums under other annuity contracts that we or our affiliates issued, equals or exceeds $2,000,000;
•if the Additional Account Value Contribution is not allocated to Eligible Account Assets; or
•the oldest of the Annuitants is 85, or older.

If we exercise our right to limit, restrict, suspend or reject any contribution as an Additional Account Value Contribution, you may no longer be able to increase the Annual Income Amount to the level you originally intended through Additional Account Value Contributions. This could also impact your ability to make annual contributions for Qualified Accounts.
If a contribution to the Account is not accepted by us as an Additional Account Value Contribution and needs to be removed from the Account in order to maintain the Contract, we will provide notification to you and your Financial Professional with a date by which the funds must be removed from the Account, which will be no less than 7 calendar days from the date of notice. Failure to remove the funds from the Account by that date will result in the termination of the Contract.
After Insured Income Payments or Annuity Payments commence, no Additional Account Value Contributions can be made as there is no longer an Account in which this Contract is in relation to.

CONTRACT DESIGNATIONS
SINGLE INCOME VERSUS JOINT INCOME BASIS
When you purchase the Contract, you may designate whether your Contract will be on a single income or joint income basis. If your Contract is on a single income basis, there will be a single Annuitant. If your Contract is on a joint income basis, there will be two Annuitants who must be each other’s spouse (i.e., the Annuitant and the Co-Annuitant or, if an entity is the owner, the Annuitant and the Contingent Annuitant, hereinafter collectively referred to as “Annuitants”). The Annuitant(s) is the measuring life for Insured Income Payments (during the Insured Income Stage) or Annuity Payments (upon electing the Annuitization option). This designation will also impact:
•Who may be named as a joint Contract Owner, who must be an Account Owner, who may be designated as Annuitant(s), and when the Contract terminates due to death. See “Requirements for Contracts on a Single Income Basis” and “Requirements for Contracts on a Joint Income Basis”.
•The Initial Income Percentages applicable to your Contract, which vary on a single and joint income basis.
You may add or remove the Co-Annuitant or Contingent Annuitant designation at any time during the Pre-Income Stage, subject to the requirements described in this section. Your designation is irrevocable once the Pre-Income Stage ends.
REQUIREMENTS FOR CONTRACTS ON A SINGLE INCOME BASIS
For Contracts on a single income basis (i.e., Contracts with a single Annuitant):
If one Contract Owner is named:
•the Contract Owner and the Annuitant must be the same
•the Contract Owner must be an Account Owner
•upon Due Proof of Death of the Contract Owner, this Contract will terminate unless the Contract is still in the Pre-Income Stage and the surviving spouse of the Contract Owner becomes the Owner of the Account and both the Contract Owner and Annuitant of this Contract, in which case the Contract would continue and
•the Annual Income Amount will be based on the applicable Joint Income Option Percentage(s)
•No additional Contract Owners or Annuitants may be named, and this Contract will terminate upon the death of the new Contract Owner
If two Contract Owners are named:
•they must be spouses and the first named Contract Owner, as shown on the Contract Schedule, must be an Account Owner and will be the Annuitant
•no additional Contract Owners or Annuitants may be named
•while both Contract Owners are alive, the Contract ownership rights will be vested equally in both Contract Owners
•if the Contract Owner, who is also the Annuitant, dies first, this Contract will terminate upon Due Proof of Death, unless the Contract is still in the Pre-Income Stage and the surviving spouse of the Contract Owner becomes the Owner of the Account and both the Contract Owner and Annuitant of this Contract.
•if the Contract Owner who is not the Annuitant dies first, and is still the spouse of the surviving Contract Owner at the time of death, the Contract will continue unless we are otherwise instructed
If the Contract Owner is an entity that we permit:
•the Annuitant must be named and have a beneficial interest in the entity
•the entity must be the Account Owner
•upon receipt of Due Proof of Death of the death of the Annuitant, the Contract will terminate
REQUIREMENTS FOR CONTRACTS ON A JOINT INCOME BASIS
For Contracts on a joint income basis (i.e., Contracts with two Annuitants):
If one Contract Owner is named:
• the Contract Owner will be the Annuitant and must be an Account Owner
•a Co-Annuitant must be designated and be the spouse of the Annuitant

•if the Co-Annuitant survives the Contract Owner, then, upon the receipt of Due Proof of Death of the Contract Owner, the Co-Annuitant will become the Contract Owner and Annuitant, subject to tax rules, as long as
• the Co-Annuitant is or becomes the Account Owner, and
•is the spouse of the deceased Contract Owner/Annuitant at the time of death;
otherwise, this Contract will terminate.
If two Contract Owners are named:
•the first named Contract Owner will be the Annuitant and the other Contract Owner will be the Co-Annuitant
•at least one of the Contract Owners must also be an Account Owner
•the Contract Owners must be spouses, and each must have the option of continuing the Account upon the first Contract Owner’s death
•upon the receipt of Due Proof of Death of the Contract Owner to die, the Contract will continue if the Contract Owners were spouses at the time of death and the surviving spouse is or becomes the Account Owner
If the Contract Owner is an entity that we permit:
•the Annuitant must be named and have a beneficial interest in the entity
•a Contingent Annuitant must also be named and must be the spouse of the Annuitant
•the entity must be the Account Owner
•upon receipt of Due Proof of Death of the death of the Annuitant, the Contingent Annuitant will become the Annuitant (if the Contingent Annuitant remained the spouse of the deceased Annuitant at the time of death), subject to tax rules; otherwise, this Contract will terminate
•upon receipt of Due Proof of Death of the death of the Contingent Annuitant, this Contract will continue unless instructed otherwise
If the Contract is continued as a result of death, and the decedent was the named Annuitant, the Annual Income Amount will continue to be based on the applicable Joint Income Option Percentage(s); no additional Contract Owners or Annuitants may be named and this Contract will terminate upon the death of the last surviving Contract Owner (or last surviving Annuitant if the Contract Owner is an entity).
CHANGE IN CO-ANNUITANT OR CONTINGENT ANNUITANT
A Co-Annuitant or Contingent Annuitant may be added, changed, or removed during the Pre-Income Stage, subject to the requirements set forth in the previous section. A Co-Annuitant/Contingent Annuitant cannot be added, changed, or removed after the Pre-Income Stage except as described below. If a Co-Annuitant/Contingent Annuitant has been added, changed, or removed, we recalculate your Income Percentage based on the age of the remaining Annuitant (if the Co-Annuitant or Contingent Annuitant has been removed) or younger of the Annuitants (if the Co-Annuitant or Contingent Annuitant has been added or changed) on the Contract Date.
The Annuitant cannot be changed except in the event of death, as described above, or divorce as described below.
CHANGE IN CONTRACT OWNER
The Contract Owner(s) cannot be changed after we issue the Contract except in the case of divorce or a change in which the beneficial owner of the Contract does not also change. See “Effect of Divorce”.
EFFECT OF DIVORCE
Upon receipt of notice of the divorce, and any other documentation we require, in Good Order at our Service Office:
When no Co-Annuitant or Contingent Annuitant has been named:
•If the divorce occurs during the Pre-Income Stage and results in the removal of the Annuitant from the Contract (as Annuitant and/or Contract Owner) or as an Account Owner, and the former spouse is named as an Account Owner (or, if the Account is owned by an entity, has a beneficial interest in the entity), the Contract Owner and/or the Annuitant, the Contract will continue, unless we are instructed otherwise. If this Contract is continued, the Annual Income Amount will be determined using the applicable rates based on the younger of the new Annuitant and the Annuitant on the Contract Date and this Contract will terminate upon the death of the new Contract Owner (or new Annuitant if the Contract is owned by an entity). A Co-Annuitant or Contingent Annuitant may not be named.
•If divorce occurs after the Pre-Income Stage, and results in the removal of the Annuitant from this Contract (as Annuitant and/or Contract Owner) or as an Account Owner, the Contract will terminate.

When a Co-Annuitant or Contingent Annuitant has been named at the time of the divorce:
If the divorce results in the removal of one of the Annuitants from the Contract and the remaining Annuitant is named as an Account Owner, the Contract Owner and/or Annuitant, the Contract will continue, unless we are instructed otherwise.
•If the divorce results in the removal of the Annuitant during the Pre-Income Stage: The Annual Income Amount will continue to be based on the applicable Joint Income Option Percentage(s) and no additional Contract Owners or Annuitants may be named; this Contract will terminate upon the death of the last surviving Contract Owner (or Annuitant if entity owned).
•If the divorce results in the removal of the Co-Annuitant or Contingent Annuitant during the Pre-Income Stage: The Annual Income Amount will be determined using the rates applicable to the Annuitant.
•If divorce results in the removal of one of the Annuitants after the Pre-Income Stage, the divorce will not result in a new Annual Income Amount and the Contract will terminate upon the death of the resulting Annuitant. A new Co-Annuitant or Contingent Annuitant may not be named.
CHANGE IN ACCOUNT OWNER
During the Pre-Income Stage and the Income Stage, if the Account Owner is changed, the Contract will continue provided that the Account Owner is an existing Annuitant under the Contract. Since there is no Account to which this Contract is in relation to in the Income Stage or after the Annuitization option has been elected, there are no longer account owner restrictions under the Contract.
If the Account Owner changes to someone other than one of the Annuitants during the Pre-Income Stage or the Income Stage, we reserve the right to terminate the Contract.
BENEFICIARY
If you exercise the Annuitization option and elect a Period Certain annuity option, you must name a Beneficiary. The Beneficiary is entitled to receive any remaining Period Certain Annuity Payments, if applicable, at the death of the Annuitant(s). The Beneficiary may be changed at any time prior to the death of the Annuitant(s) unless you previously identified the current Beneficiary’s designation as irrevocable.

ADDITIONAL INFORMATION RELATED TO YOUR FINANCIAL FIRM AND FINANCIAL PROFESSIONAL
REQUIREMENT TO MAINTAIN YOUR ACCOUNT WITH AN APPROVED FINANCIAL FIRM
During the Pre-Income Stage and Income Stage, your Account must be maintained with a Financial Firm that we have approved in connection with this Contract. We may add or remove a Financial Firm from our list of approved Financial Firms at any time. In addition, if your Financial Firm decides to no longer service the Contract, it will be removed from our list of approved Financial Firms. A current list of approved Financial Firms is available at www.prudential.com/ActiveIncomeApprovedFirms.
FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS
If your Financial Professional (i.e., your registered investment advisor and a representative of a selling firm) has this authority, we deem that all such transactions that are directed by your Financial Professional, as applicable, with respect to your Contract have been authorized by you. You will receive a confirmation of any financial transaction involving your Contract as required by applicable law. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person’s authority. We may also suspend, cancel or limit these authorizations at any time. In the Contract Application, you may grant or deny the representative who sold you the Contract the ability to Perform Contract Maintenance on your behalf by submitting instructions to us. In separate new business forms completed by your Financial Professional and you, you will authorize your Financial Professional to Perform Contract Maintenance on your behalf by submitting instructions to us. If you authorize more than one person (e.g., the representative of the selling firm and your registered investment advisor) to Perform Contract Maintenance for the Contract, we will follow all instructions from all such authorized persons in the order received. You understand that neither us or our affiliates have a duty to reconcile or research any differing or conflicting instructions.
OPTIONS UPON FINANCIAL FIRM CHANGES
If we remove your Financial Firm from our list of approved Financial Firms or if your Financial Firm withdraws from servicing your Contract, you need to take certain actions in order to maintain your Contract or the Contract will terminate (collectively “Involuntary Financial Firm Change”). If you change your Financial Firm, this is considered a “Voluntary Financial Firm Change.”
For Involuntary Financial Firm Changes, we will send you a written notice of your options:
(a)You may keep your Contract in force and remain in the Pre-Income Stage or Income Stage by transferring the Account to an approved Financial Firm within 30 days. If Contract Fees were due during that 30-day period, they will be due immediately upon opening your Account at your new Financial Firm. Your Income Base and Annual Income Amount could be impacted if there has been a change in your Account Value as of the date you close your Account at your prior Financial Firm and the date you open your Account at your new Financial Firm as follows:
•During the Pre-Income Stage, the Income Base is equal to the Account Value.
•During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.
(b)    You may keep your Contract in force by electing to enter the Insured Income Stage and transferring your remaining Account Value to us within 30 days, as described under “The Contract Stages – Insured Income Stage.”
(c)    You may keep your Contract in force by exercising the Annuitization option and transferring your remaining Account Value to us within 30 days, if eligible, as described under “Annuitization Option.”
If you do not exercise one of the options above, your Contract will be terminated. We will not make any future payments to you, including if your Account Value were to drop to $0 or below the Minimum Account Value. We will provide you with written notice of termination.
If your contact is in the Insured Income Stage, there will be no impact on your Contract or our payment obligations.
For Voluntary Financial Firm Changes:
In general, you have the right to move your Account to another approved Financial Firm at any time, although doing so may have consequences under the Contract. We must receive your election of one of the below options, in Good Order, at least 3 days before your Account Value is transferred to us or a new Financial Firm:
(a)To keep your contract in force and remain in the Pre-Income Stage or Income Stage with a new approved Financial Firm, you must complete the transfer of your Account within 30 days. If Contract Fees were due during that 30-day period, they will be due immediately upon opening your Account at your new Financial Firm. Your Income Base and Annual Income Amount could be impacted if there has been a change in your Account Value as of the date you close your Account at your prior Financial Firm and the date you open your Account at your new Financial Firm as follows:
•During the Pre-Income Stage, the Income Base is equal to the Account Value.
•During the Income Stage, changes to the Account Value will be reflected in the Performance Adjustment applied to the Income Base.
(b)    If you leave your Financial Firm but your new firm is not an approved Financial Firm, you may keep your Contract in force by electing to enter the Insured Income Stage, as described under “The Contract Stages – Insured Income Stage.”
(c)    If you leave your Financial Firm but your new firm is not an approved Financial Firm, you may keep your Contract in force by exercising the Annuitization option, if eligible, as described under “Annuitization Option.”
If you do not exercise one of the options above, your Contract will be terminated. We will not make any future payments to you, including if your Account Value were to drop to $0 or below the Minimum Account Value. We will provide you with written notice of termination.
If an Involuntary or Voluntary Financial Firm change occurs after the Annuity Date, there will be no impact on your Contract or our payment obligations.
CHANGE IN FINANCIAL PROFESSIONAL
You may change your Financial Professional at any time without impact to your Contract if the new Financial Professional is appointed with us to service this Contract and the change does not also involve a change in your Financial Firm. If your change in Financial Professional also involves a change in your Financial Firm, you must satisfy the applicable requirements discussed under “Options Upon Financial Firm Changes” in order to maintain your Contract.

TERMINATION OF THE CONTRACT
You may terminate this Contract at any time prior to the Annuity Date. Termination will occur upon our receipt of your notification of termination in Good Order.
We reserve the right to terminate the Contract, on a non-discriminatory basis, upon any of the following events:
•The death of a Contract Owner unless this Contract is continued as described in the “Contract Designations” section;
•The death of the Annuitant if Income Withdrawals have not begun and a surviving spouse does not remain or become an owner of the Account and/or continue this Contract as described in the “Contract Designations” section;
•On the date of death of the Annuitant (or the last surviving of the Annuitant(s)), if Income Withdrawals or Insured Income Payments have begun;
•If the Contract is owned by a non-natural person and the Annuitant is changed, section 72(s) of the Code treats the change as the death of the Annuitant unless there is a Contingent Annuitant and the change results in the Contingent Annuitant becoming the Annuitant as described in the “Contract Designations” section;
•If the Account Owner changes to someone other than one of the Annuitants during the Pre-Income Stage or the Income Stage;
•If the Annuitization option has been elected and we have satisfied our Annuity Payment obligations;
•As of any date during the Pre-Income Stage or Income Stage your Account Value and Income Base equals $0 as a result of Non-Income Withdrawals that deplete the Account (during the Pre-Income Stage), and/or Excess Withdrawals that deplete the Account (during the Income Stage);
•As of any date during the Pre-Income Stage or Income Stage that the Account Value is reduced below the Minimum Account Value, and you have not elected to enter the Insured Income Stage within 7 calendar days, as described under “The Contract Stages – Insured Income Stage” section.
•During the Pre-Income Stage or Income Stage, upon violation of the Contract’s investment restrictions as described under “Investment Restrictions”, and you fail to re-allocate your Account Value to comply with the investment restrictions within 14 calendar days from the date of written notification sent to you and your Financial Professional.
•Failure of your Financial Firm to provide timely information about the Account necessary to fulfill our obligations under the Contract during the Pre-Income Stage or Income Stage;
•Failure to pay Contract Fees in full by the date required within the written notification (which will be no less than 7 calendar days from the date of notification) sent to you and your Financial Professional, as described under “Contract Fees – Failure to Pay Contract Fees When Due”;
•If funds are added to your Account that are not permitted by us as an Additional Account Value Contribution and you fail to remove those funds within 7 calendar days from the date of written notification sent to you and your Financial Professional; or
•Full liquidation of the Account during the Pre-Income Stage or Income Stage, unless either (a) you elect to begin the Insured Income Stage as described under “Contract Stages – Insured Income Stage”; (b) you elect the Annuitization option, as described under “Annuitization Option”; or (c) the liquidated Account Value is re-established within an Account at a Financial Firm approved by us as described under “Additional Information Related to Your Financial Firm and Financial Professional – Change in Financial Professional.”
If this Contract is terminated for any reason, you will lose any future ability to take Income Withdrawals or potentially receive Insured Income Payments or Annuity Payments. If we exercise our right to terminate your Contract, unless otherwise specified, you will not have the ability to reverse this action. As outlined above, written notification will be sent to you and your Financial Professional prior to termination, alerting you to a contract violation, and giving you an opportunity to correct the violation, if applicable.
Your previously paid Contract Fees will not be refunded if the Contract is terminated after the right to cancel period (except as described under “Contract Fees – Pro-Rated Contract Fee Upon Termination”). You will receive written notification of the termination and no interest will remain in the Contract. Termination of the Contract is irrevocable.
You will not be allowed to re-purchase the Contract for 90 days after termination. If we are still selling the Contract and you repurchase the Contract, the Contract will be subject to the terms, conditions, and rates that we are offering at that time.

TAXES
The tax considerations associated with the Contract vary depending on whether the Contract is (i) owned by an individual or non-natural person, or (ii) associated with a Custodial IRA Account or Custodial Roth IRA Account. We discuss the tax considerations for these categories of Contracts below. The discussion is general in nature and describes only federal income tax law (not state, local, foreign or other federal tax laws). It is based on current law and interpretations which may change. The information provided is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax advisor regarding the application of law to your circumstances. In addition, unless specifically mentioned below, the following discussion is limited to the federal income tax treatment of your Contract and does not address the federal tax treatment of your Account or investments within your Account. You should consult a qualified tax advisor regarding the tax implications of your Account, including the effect, if any, of the Contract on the tax treatment of your Account.
NON-QUALIFIED ANNUITIES
In general, as used in this prospectus, a Non-qualified contract is owned by an individual or by a non-natural person for the benefit of an individual and is not associated with a Custodial IRA Account or Custodial Roth IRA Account.
Annuity Qualification
The Contract is a contingent deferred annuity contract. Prudential and a prospective purchaser received favorable private letter rulings (PLR202250011 and 202250013, hereinafter referred to as "CDA PLRs") from the IRS with respect to a Non-qualified version of this Contract. The PLR issued to Prudential provides that
•The Contract is a Non-qualified annuity contract in accordance with Section 72 of the Code;
•The sum of all charges (Contract Fees) paid under the Contract plus any proceeds paid to the Company upon liquidation of the Account in consideration for Annuity Payments or Insured Income Payments will be the “investment in the contract” for purposes of Section 72 of the Code (referred to as “cost basis” herein);
•Any amount in the Account will not cause the Contract to have “cash value” or “cash surrender value” for purposes of Section 72 of the Code; and
•The Insured Income Payments and Annuity Payments are taxable using a pro rata rule pursuant to Section 72(b) of the Code.
In addition, the PLR issued to a prospective purchaser provides that:
•Dividends received from assets in a taxable investment or brokerage account (a “Non-Qualified Account” under this Contract) will not fail to be treated as “qualified dividend income” merely because of the individual’s ownership the Contract;
•Ownership of the Contract will not be treated as a straddle (offsetting positions with respect to personal property) under Section 1092; and
•The Contract will not constitute insurance or other compensation to the individual owner for any prior deductible losses in the investment or brokerage account for purposes of Section 165 and the “investment in the contract” portion of the payments made under the Contract (“Insured Income Payments” or “Annuity Payments” under this Contract) will not be includible in the individual owner’s gross income by virtue of the “tax benefit rule.”
To date, relatively few contingent deferred annuity contracts have been offered to the public. Although the Internal Revenue Service (IRS) has issued private letter rulings concerning products similar to this Contract, these rulings are not binding on the IRS with respect to this Contract. Only the CDA PLRs are binding with respect to this Contract. Please note that the IRS has the authority to revoke a PLR it has issued and impose different rules on a prospective, or less commonly, a retroactive basis.
You should consult a tax professional before you purchase a Contract.
Diversification and Investor Control for Fluctuating Insured Income Payments or Annuity Payments. In order to qualify for the tax rules applicable to Contracts described below, the investment assets in the accounts underlying a Non-qualified contract that provides for Insured Income Payments or Annuity Payments that fluctuate with the value of those account assets must be diversified according to certain rules under the Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment, and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the U.S. or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Contract meet these diversification requirements.
An additional requirement for qualification for the tax treatment described above is that we, and not you as the Contract Owner, must have sufficient control over the underlying account assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which the Contract will not be treated as an annuity contract for tax purposes if persons with ownership rights have excessive control over the investments underlying the Contract. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Contract or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.
The foregoing requirements will apply to your Contract only if it is a Non-qualified contract and you elect to receive Insured Income Payments or Annuity Payments that reflect the investment return and market value of assets that We hold in an account underlying the Contract.
Required Distributions Upon Your Death for a Non-qualified Contract. Upon your death, certain distributions must be made under the Contract. The required distributions depend on whether you die before or on or after the Annuity Date. If you die on or after the Annuity Date, the remaining portion of the interest in the Contract (if any) must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, if the Contract is payable to your surviving spouse, the Contract may be continued with your spouse as the Owner. For Non-qualified contracts owned by a non-natural person, the required distribution rules generally apply upon the death or change of the Annuitant. This means that for a Contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitant to die. For grantor trusts, the death of the grantor is generally treated as the death of the Owner. Special and complex rules apply to trust owned annuities. Please consult an independent tax advisor with any questions.
Changes to Your Contract. We reserve the right to make any changes we deem necessary to assure that your Contract qualifies as an annuity for tax purposes. Any such changes will apply to all Contract Owners and you will be given notice to the extent feasible under the circumstances.
Taxes Payable by You
Given the design of this Contract, you can only receive payments from this Contract that are considered annuity payments for tax purposes (i.e. Insured Income Payments and Annuity Payments). Accordingly, as a general rule, you should not pay any tax until you receive money under the Contract.
If you purchase the Contract in connection with a Qualified Account (i.e. Custodial IRAs), the Contract provides no additional tax deferral benefits beyond those already provided under the Internal Revenue Code for Qualified Accounts. Please refer to the CUSTODIAL IRAs section below and consult your personal tax advisor for more information on taxes payable by you under a Custodial IRA.
There is no tax deferral if you purchase the Contract in connection with a Non-qualified Account (i.e. taxable investment or brokerage account). As such, payments made in connection with a Non-qualified Account follow the tax rules typically associated with that account. Please refer to the information provided on the CDA PLRs in the Annuity Qualification section above and consult your personal tax advisor for more information on taxes payable by you under a Non-qualified Account.
Taxes on Insured Income Payments and Annuity Payments
If you select an Insured Income Payment or Annuity Payment option as described earlier in this prospectus, a portion of each such payment you receive will be treated as a partial return of your cost basis and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the payment you receive by a fraction, the numerator of which is your cost basis (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the Contract. After the full amount of your cost basis has been recovered tax-free, the full amount of the payments will be taxable. If Insured Income Payments or Annuity Payments stop due to the death of the Annuitant before the full amount of your cost basis has been recovered, a tax deduction may be allowed for the unrecovered amount.
Medicare Tax on Net Investment Income
The Code includes a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly or qualifying widow(er) with dependent child, $125,000 for married taxpayers filing separately, $200,000 for all others, and approximately $15,200 for estates and trusts. The taxable portion of the Insured Income Payments, the Annuity Payments, and any payments after your death will be considered investment income for purposes of this surtax.
10% Additional Tax for Early Withdrawal from a Non-qualified Contract
Generally, the 10% additional tax will not apply to Insured Income Payments or Annuity Payments under the Contract regardless of your age. However, in limited circumstances, you may owe a 10% additional tax on the taxable portion of distributions from your Non-qualified contract before you attain age 59½. The additional tax may apply if you elect an Annuity Payment option, if made available, that does not provide for level, fixed Annuity Payments. Non-natural Owners should consult a tax advisor about whether the 10% additional tax applies.
Special Rules in Relation to Tax-free Exchanges Under Section 1035
Special rules apply to exchanges of annuity contracts under Section 1035 of the Code. However, you cannot exchange your Non-qualified contract or purchase your Contract in an exchange for another annuity or life insurance contract.
Taxes Payable by Beneficiaries for a Non-qualified Contract
The Contract does not provide a cash value or death benefit.
If an Owner dies before the Annuity Date, the Owner’s spouse may continue the Contract and receive Insured Income Payments or Annuity Payments provided under the Contract if the spouse is the Owner’s “designated beneficiary” within the meaning of federal tax law. The value of the inherited Contract, as determined under federal law, also may be included in the Owner’s estate for federal estate tax purposes. Generally, the same income tax rules described above would also apply to amounts received by your Beneficiary. For example, distributions are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the Contract.
After the Annuity Date, if a period certain remains under the Annuity Payment option and the Annuitant dies before the end of that period, any remaining payments made to the Beneficiary will be fully excluded from income until the remaining cost basis is recovered and all Annuity Payments thereafter are fully includible in income. This rule does not apply if the Annuity Payment option was for a period certain only with no life contingency; in that case, all the Annuity Payments will be taxed on a pro rata basis even after the Owner’s death, until all cost basis is fully recovered. If we allow the Beneficiary to commute the remaining payments in a lump sum, the amount received over the remaining cost basis will be includible in income.
Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Non-qualified contract is held by a Custodial IRA Account as defined by Section 408(a) of the Code or a Custodial Roth IRA Account as defined by Section 408A of the Code. In such a situation, tax deferral should be provided by the Custodial IRA Account or Custodial Roth IRA Account. We may also allow the naming of a contingent annuitant when a Non-qualified contract is held by an entity owner when such Contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.
Reporting and Withholding on Distributions
Amounts distributed from a Contract are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an Insured Income Payment or Annuity Payment, we apply default withholding under the applicable tax rules unless you designate a different withholding status. In the case of all other distributions, we will withhold at a rate of 10% unless you elect otherwise. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (which includes a resident alien), and you request a payment be delivered outside the United States or do not provide a U.S. taxpayer identification number (TIN), or we are notified that your TIN is incorrect, we are required to withhold income tax.
State income tax withholding rules vary and we will withhold based on the rules of your state of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a qualified Contract.
Regardless of the amount withheld by us, you are liable for payment of income taxes (including any estimated taxes that may be due) on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Entity Owners (other than Custodial IRAs)
Where a Non-qualified contract is held by a non-natural person (e.g., a trust, corporation, partnership), other than as an agent or nominee for a natural person (or in other limited circumstances), increases in the “net surrender value” of the Contract over its cost basis will be subject to tax annually. The IRS may substitute “fair market value” for “net surrender value” when applying this rule.
Where a Contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such Contract is generally not considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Non-qualified contract held by a natural person, provided that all grantors of the trust are natural persons. At this time, we will not issue a Contract to grantor trusts with more than two grantors.
Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
CUSTODIAL IRAs
A Non-qualified contract may be purchased by a Custodial IRA Account or a Custodial Roth IRA Account (collectively, “Custodial IRAs”), which can hold other permissible assets. The terms and administration of the trust or custodial account in accordance with the laws and regulations for, IRAs or Roth IRAs, as applicable, are the responsibility of the applicable trustee or custodian (collectively, “custodian”). If your relationship with the custodian terminates, the custodian may transfer your Contract to you and Insured Income Payments or Annuity Payments may commence at such time. In that case, we will add an endorsement to the Contract to ensure that it satisfies the applicable tax rules for individual retirement annuity contracts under Section 408(b) of the Code (as a traditional IRA or Roth IRA, depending on which type of Custodial IRA you owned). Your Contract would continue as a Qualified Annuity.
You should be aware that IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts or are issued as annuity contracts. This means that when a Custodial IRA invests in a Contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).
The custodian of your Custodial IRA will provide you with an “IRA Disclosure Statement” or “Roth IRA Disclosure Statement” (as applicable), which contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information, the IRS requires that you have a “Free Look” after making an initial contribution to the IRA. During this time, you can cancel the Contract by notifying us in writing and we will refund your Contract Fees.
Required Minimum Distributions During Your Life for a Qualified Contract
If you hold the Contract under a Custodial IRA, Required Minimum Distribution rules must be satisfied. This means that generally payments must start from the Custodial IRA by April 1 of the year after the year you reach the applicable age (“Required Beginning Date”) and must be made for each year thereafter. Roth IRAs are not subject to these rules during the Owner’s lifetime.

If you were born...	Your "applicable age" is...
Before July 1, 1949	70½
After June 30, 1949 and before 1951	72
After 1950 and before 1960	73
After 1959	75
The amount of the payment must at least equal the minimum required under the IRS rules. You should consult your tax advisor or the custodian of your Custodial IRA for more information on how the Required Minimum Distribution rules apply to your Custodial IRA, including how those rules apply when your Custodial IRA holds a Contract. Please contact your custodian within a reasonable time before the IRS deadline so that a timely distribution is made.
Generally, the “actuarial present value” of your Contract must be reflected in the value of your Custodial IRA when determining your Required Minimum Distributions. We will calculate the actuarial present value. If Insured Income Payments or Annuity Payments commence from your Contract while the Contract is still held by the Custodial IRA, you should consult your custodian or tax advisor regarding whether those payments will satisfy your Required Minimum Distribution obligation each year. When Insured Income Payments or Annuity Payments commence from your Contract, your custodian may distribute the Contract to you as an individual retirement annuity under Section 408(b) of the Code, at which point we will add an endorsement to the Contract to ensure that is complies with the applicable tax rules for such individual retirement annuities. Thereafter, the Insured Income Payments or Annuity Payments should satisfy your Required Minimum Distribution obligation each year.

Please note that there is a 25% excise tax (a 50% excise tax applied prior to the 2023 taxable year) on the amount of any required minimum distribution not made in a timely manner. The excise tax on failure is further reduced from 25% to 10% if corrected in a timely manner and certain other conditions are met in accordance with SECURE 2.0.
10% Additional Tax for Early Withdrawal from a Qualified Contract
You may owe a 10% additional tax on the taxable portion of distributions from your Custodial IRA. Please contact the custodian for more information. The additional tax also may apply to distributions that are made to you from your Contract if the Contract is transferred to you from your Custodial IRA (which generally may occur only in connection with the commencement of Annuity Payments or Insured Income Payments as discussed above). In such case, the additional tax should not apply to Insured Income Payments regardless of your age, and it should not apply to Annuity Payments regardless of your age unless you elect an Annuity Payment option that does not provide for level, fixed Annuity Payments.
Required Minimum Distributions Upon Your Death for a Qualified Contract
If you hold the Contract under a Custodial IRA, different Required Minimum Distribution rules must be satisfied after your death. You should consult your tax advisor or the custodian of your Custodial IRA for more information on how the Required Minimum Distribution rules apply to your Custodial IRA after your death, including how those rules apply when your Custodial IRA holds a Contract.
Generally, this Contract does not provide a cash value or death benefit. However, if you die prior to your Annuity Date (or Required Beginning Date), your spouse may continue your Custodial IRA or Custodial Roth IRA as their own, in which case the Contract also would continue as an asset of the Custodial IRA.
If the Contract is transferred to you from your Custodial IRA upon the commencement of Insured Income Payments or Annuity Payments as discussed above, after your death any remaining interest in the Contract must be distributed in accordance with federal income tax requirements as described below.
•If you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an “eligible designated beneficiary” (“EDB”), or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual’s status as an EDB is determined on the date of your death.
This 10-year post-death distribution period applies regardless of whether you die before your required beginning date, or you die on or after that date (including after Insured Income Payments or Annuity Payments have begun). However, if the Beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB’s death (i.e., a new 10-year distribution period begins).
If your Insured Income Payments or Annuity Payments continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be commuted at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Prudential) in order to comply with the post-death distribution requirements.
If your Beneficiary is not an individual, such as a charity, your estate, or a trust, any remaining interest in your Annuity Payments after your death generally must be distributed at least as rapidly as under the method of distribution being used on the date of your death. However, if your Beneficiary is a trust and all the beneficiaries of the trust are individuals, the law can apply pursuant to special rules that treat the beneficiaries of the trust as designated beneficiaries. You may wish to consult a professional tax advisor about the federal income tax consequences of your Beneficiary designations.
•Spousal continuation. If your Beneficiary is your spouse, your surviving spouse can continue the Insured Income Payments or Annuity Payments.
The post-death distribution requirements are complex and unclear in numerous respects. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax advisor for tax advice as to your particular situation.
Taxation of Distributions
Amounts that you receive from your Custodial IRA or directly from your Contract, including amounts that are required to be distributed under the Required Minimum Distribution rules, generally are subject to tax. A portion of such distributions may be excludable from your gross income if you made after-tax contributions to your Custodial IRA. We expect that Contract Fees that are taken from your Custodial IRA (whether Roth or non-Roth)

and paid directly to Prudential as consideration for a Contract that is held as an investment within your Custodial IRA will not be treated as distributions from your Custodial IRA for tax purposes, but the IRS has not specifically addressed this question with respect to this Contract or any similar contingent deferred annuity product. You may wish to consult a professional tax advisor for tax advice as to your particular situation regarding any type of payment, distribution, or transfer involving your Custodial IRA.
Reporting and Withholding on Distributions
We will not report or withhold on payments made from a Non-qualified contract held by a Custodial IRA Account or Custodial Roth IRA Account.
For all other IRA or Roth IRA distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage and tax report as required under applicable tax law. The rate of withholding on Insured Income Payments and Annuity Payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, for any Insured Income Payments or Annuity Payments not subject to mandatory withholding, you will have taxes automatically withheld under the applicable default withholding rules.
If no U.S. TIN is provided, no election out of withholding will be allowed, and we will automatically withhold using the default withholding rules. We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. If you are a U.S. person (which includes a resident alien), and you request a payment be delivered outside the U.S., we are required to withhold income tax. There may be additional state income tax withholding requirements.
ADDITIONAL CONSIDERATIONS
Reporting and Withholding for Escheated Amounts
Revenue Rulings 2018-17 and 2020-24 provide that an amount transferred from an IRA or 401(a) qualified retirement plan to a state’s unclaimed property fund is subject to federal income tax withholding at the time of transfer. The amount transferred is also subject to federal tax reporting. Consistent with these Rulings, we will withhold federal and state income taxes and report to the applicable Owner or Beneficiary as required by law when amounts are transferred to a state’s unclaimed property fund.
Civil Unions and Domestic Partnerships
U.S. Treasury Department regulations provide that for federal tax purposes, the term “spouse” does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as a marriage under the laws of the state where the relationship was entered into, regardless of domicile. As a result, if a Beneficiary of a deceased Owner and the Owner were parties to such a relationship, the Beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to non-spouse Beneficiaries and will not be able to continue the Contract. Please consult with your tax or legal adviser.

OTHER INFORMATION
RESERVED RIGHTS
In addition to rights specifically reserved elsewhere in this prospectus, we reserve the right to perform any or all of the following: (a) make changes required by any change in the federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, or any changes to the Securities and Exchange Commission’s interpretation thereof; (b) make changes that are necessary to maintain the tax status of your Contract or any charge or distribution from your Contract under the Internal Revenue Code; and (c) make any changes required by federal or state laws with respect to annuity contracts. We reserve the right to modify the Contract without receiving your prior consent, except as may be required by any applicable law, if we are required to make changes necessary to comply with state regulatory requirements, Internal Revenue Service (“IRS”) requirements or other federal requirements.
MATERIAL STATE VARIATIONS
Material state variations for the Contract are listed in “Appendix A – Special Contract Provisions for Contracts Issued in Certain States.”
STATEMENTS AND REPORTS
We or your Financial Professional will provide quarterly statements related to your Contract.
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us or your Financial Professional prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudential.com or any other electronic means. We generally send a confirmation statement to you each time a financial transaction is made affecting the Contract. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge up to $50 for each such additional or previously sent report.
ASSIGNMENT
You may not assign the Contract or any rights under the Contract.
DEFERRAL OF TRANSACTIONS
We may defer any payment from us for a period not to exceed the lesser of 6 months or the period permitted by applicable law. Where required, we will make written request to, and obtain prior written approval from, the state insurance commissioner. If we elect to postpone payments for 30 days or more, we will pay interest as required by applicable law.
ELECTIONS, DESIGNATIONS, CHANGES, REQUESTS AND NOTICES
All elections, designations, changes and requests that we require must be received by us in Good Order and are effective only after they have been acknowledged by us, subject to any transactions made by us before receipt of such notices. In lieu of a written communication, we may agree in advance to communication regarding a specific matter by telephone or by some other form of electronic transmission in a manner we accept. All notices must include the Contract Owner’s(s’) name and Contract Number. We will not be responsible for any actions taken before we receive a valid change request. Correspondence from us relating to your Contract will be sent to your last known address.
Any notice we are required to provide to you, in accordance with the terms of the Contract, will be in writing unless we mutually agree to the use of another medium or format.
EVIDENCE OF SURVIVAL OR MARITAL STATUS
Before we make an Insured Income Payment or Annuity Payment, we have the right to require proof of continued life or marital status and any other documentation we need to make such payment. We can require this proof for any person whose life or death determines whether or to whom we must make the Insured Income Payment or Annuity Payment.
We may withhold an Insured Income Payment or Annuity Payment until we receive such evidence or evidence satisfactory to us of the relevant life. We credit interest on such withheld payments at the rate required by law. Should we subsequently determine withheld payments are payable, we will pay the withheld payments and any applicable interest credited in a lump sum.
FACILITY OF PAYMENT
We reserve the right, in settlement of full liability, to make payment to a guardian, relative, or other person deemed eligible by us if a person(s) to whom we are making Income or Annuity Payments is deemed to be legally incompetent, as permitted by law.

MISSTATEMENT OF AGE OR SEX
If there has been a misstatement of the age and/or sex of any person upon whose life any amounts we are obligated to determine in order to make any payment, including Insured Income Payments or Annuity Payments, we will adjust such amounts to conform to that for the correct age and/or sex. As to Annuity Payments and Insured Income Payments: (a) any underpayments by us will be remedied on the next payment following the correction with interest at a rate not less than that required by applicable law but not exceeding 6%; and (b) any overpayments by us will be charged against future amounts payable by us under your Contract. If there has been a misstatement of the age and/or sex of a person(s) upon whose life the Insured Income Payments or Annuity Payments under the Contract are based, we will make adjustments to any availability and any benefits payable under the Contract to conform to the facts.
RECOVERY OF EXCESS PAYMENTS
We may recover from you or your estate any Insured Income Payments or Annuity Payments made after the death of the Annuitant or the last of the Annuitants that would have otherwise resulted in the termination of the Contract.
TAX REPORTING AND WITHHOLDING
We will comply with all applicable federal and state tax reporting and withholding laws and regulations with respect to amounts payable under the Contract.
SERVICE PROVIDERS
We conduct the bulk of our operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed “service providers” under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2023, non-affiliated entities that could be deemed service providers to Pruco Life and/or an affiliated insurer within the Pruco Life business unit consisted of those set forth in the table below.

Name of Service Provider	Services Provided	Address
Broadridge Investor Communication	Proxy services and regulatory mailings	51 Mercedes Way, Edgewood, NY 11717
EDM Americas	Records management and administration of annuity contracts	301 Fayetteville Street, Suite 1500, Raleigh, NC 27601
EXL Service Holdings, Inc	Administration of annuity contracts	350 Park Avenue, 10th Floor, New York, NY 10022
Guidehouse	Claim related services	150 North Riverside Plaza, Suite 2100, Chicago, IL 60606
National Financial Services	Clearing firm for Broker Dealers	82 Devonshire Street Boston, MA 02109
Open Text, Inc	Fax Services	100 Tri-State International Parkway, Lincolnshire, IL 60069
PERSHING LLC	Clearing firm for Broker Dealers	One Pershing Plaza, Jersey City, NJ 07399
The Depository Trust Clearinghouse Corporation	Clearing and settlement services for Distributors and Carriers.	55 Water Street, 26th Floor, New York, NY 10041
Thomson Reuters	Tax reporting services	3 Times Square New York, NY 10036
Universal Wilde	Composition, printing, and mailing of contracts and benefit documents	26 Dartmouth Street, Westwood, MA 02090
Venio Systems LLC	Claim related services	4031 University Drive, Suite 100, Fairfax, VA 22030

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
HOW TO CONTACT US
Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
Prudential’s Customer Service Team
Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.

Internet
Access information about your Contract through our website: www.prudential.com
Correspondence Sent by Regular Mail
Prudential Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Correspondence Sent by Overnight*, Certified or Registered Mail
Prudential Annuities Service Center
1600 Malone Street
Millville, NJ 08332
*Please note that overnight correspondence sent through the United States Postal Service may be delivered to the P.O. Box listed above, which could delay receipt of your correspondence at our Service Center. Overnight mail sent through other methods (e.g. Federal Express, United Parcel Service) will be delivered to the address listed below.
Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this prospectus refers to the day when we receive a request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
You can obtain Contract information through your Financial Professional, by calling our automated response system, and at www.prudential.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your Contract. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or your Financial Professional, to access your Contract information and perform certain transactions on your Contract. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise in the Contract application, we deem that all transactions that are directed by your Financial Professional with respect to your Contract have been authorized by you. You and your Financial Firm will also authorize us to accept instructions to Perform Contract Maintenance. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Contract or you may establish or change your PIN by calling our automated response system, www.prudential.com, our Internet Website. Any third party that you authorize to perform financial transactions on your Contract will be assigned a PIN for your Contract.
Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Contract using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.
Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUCO LIFE AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.

APPENDIX A – SPECIAL CONTRACT PROVISIONS FOR CONTRACTS ISSUED IN CERTAIN STATES

Certain features of your Contract may be different than the features described earlier in this prospectus, if your Contract is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California and Indiana	If your Financial Firm is no longer approved by us, you may be entitled to receive a refund of a portion of your Contract Fees.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis.
Nevada
If your Contract Fee is not received within ten days after the due date and the Contract has been effective for more than one year, the Contract will terminate. If within one year of termination the current Contract Fees plus interest not to exceed 6% are paid, you may request reinstatement of the Contract. If the Contract has been effective for less than or equal to one year, the Contract cannot be terminated due to non-payment of Contract Fees.
If the Contract is reinstated in the Pre-Income Phase the Annual Income Amount is recalculated using the ten current value of the Account and the then current Income Percentage and Deferral Rate(s).
If the Contract is reinstated in the Income Phase, you must pay the current Contract Fees and send the remaining Account Value to us to begin the Insured Income Stage. The Annual Income Amount will be determined using the then current value of the Account and the then current Income Percentage.

Oklahoma
If you choose to cancel your Contract under the Right to Cancel provision and we do not return the Contract Fees within 30 days from the date of cancellation, we will pay interest on the proceeds using the same rate of interest as the average United States Treasury bill rate of the preceding calendar year, plus two (2) percentage points, which shall accrue from the date of cancellation until the Contract Fees are returned.

A-1

APPENDIX B – HISTORICAL INITIAL INCOME PERCENTAGES, INCOME DEFERRAL RATES, AND CONTRACT FEES

As of the date of this prospectus, there are no previously offered Initial Income Percentages, Income Deferral Rates, or Contract Fees.

B-1

APPENDIX C - HYPOTHETICAL ANNUAL INCOME AMOUNTS AND INSURED INCOME PAYMENTS BASED ON HYPOTHETICAL INVESTMENT PERFORMANCE
The examples below demonstrate the ActiveIncome benefit under different market conditions. These examples illustrate changes to the Account Value, Income Base, and Annual Income Amount from year to year, as well as future Insured Income Payments and show how different hypothetical returns may affect these benefit values. Your returns, and therefore your benefit values, will differ from these examples, perhaps significantly. You should understand that the benefit is subject to investment risk based on the performance of your Account (net of fees) until we are obligated to make Insured Income Payments or Annuity Payments. Negative market performance and fees may significantly reduce your benefit value. The examples assume that no Excess Withdrawals are taken. Excess Withdrawals decrease the Income Base on a proportional basis, which could be more than the Excess Withdrawal amount and could substantially decrease future Annual Income Amounts and any future Insured Income Payments and could terminate the Contract.
Each of the examples below assumes the following:
•60-year old purchaser who does not start taking income for 5 Contract Years.
•At the time the Contract is purchased, the purchaser has a life expectancy of 87 years.
•No Additional Account Value Contributions are made.
•Income Withdrawals are taken at the beginning of the Contract Year.
•No Excess Withdrawals are taken.
•No Unused Annual Income Amounts are carried over to future Contract Years.
•Maximum Annual Contract Fee: 1.50% of Account Value assessed quarterly.
•Annual Advisory Fee: 1.25% of Account Value assessed quarterly.
•Hypothetical annual returns ("Gross Hypothetical Annual Returns") are before Contract Fee and Advisory Fee deductions.
•Values are rounded to the nearest dollar.

Example 1 (-5%): this example demonstrates the ActiveIncome benefit in a falling market, assuming a Gross Hypothetical Annual Return of -5% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	-5.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	-5.00%	92,419	92,419	3.95%	0.15%	-	-	-	-
	3	62	-5.00%	85,412	85,412	4.10%	0.15%	-	-	-	-
	4	63	-5.00%	78,937	78,937	4.25%	0.15%	-	-	-	-
	5	64	-5.00%	72,952	72,952	4.40%	0.15%	-	-	-	-
Income Stage	6	65	-5.00%	67,422	67,422	4.55%	-	3,068	3,068	-	3,068
	7	66	-5.00%	59,475	62,310	4.55%	-	2,835	2,835	-	5,903
	8	67	-5.00%	52,346	57,586	4.55%	-	2,620	2,620	-	8,523
	9	68	-5.00%	45,956	53,220	4.55%	-	2,422	2,422	-	10,944
	10	69	-5.00%	40,234	49,186	4.55%	-	2,238	2,238	-	13,182
	11	70	-5.00%	35,115	45,457	4.55%	-	2,068	2,068	-	15,251
	12	71	-5.00%	30,542	42,010	4.55%	-	1,911	1,911	-	17,162
	13	72	-5.00%	26,460	38,826	4.55%	-	1,767	1,767	-	18,929
	14	73	-5.00%	22,821	35,882	4.55%	-	1,633	1,633	-	20,561
	15	74	-5.00%	19,582	33,162	4.55%	-	1,509	1,509	-	22,070
	16	75	-5.00%	16,703	30,648	4.55%	-	1,394	1,394	-	23,465
	17	76	-5.00%	14,148	28,324	4.55%	-	1,289	1,289	-	24,753
	18	77	-5.00%	11,884	26,177	4.55%	-	1,191	1,191	-	25,944
	19	78	-5.00%	9,883	24,192	4.55%	-	1,101	1,101	-	27,045
	20	79	-5.00%	8,116	22,358	4.55%	-	1,017	1,017	-	28,062
	21	80	-5.00%	6,561	20,663	4.55%	-	940	940	-	29,003
	22	81	-5.00%	5,194	19,097	4.55%	-	869	869	-	29,872
	23	82	-5.00%	3,997	17,649	4.55%	-	803	803	-	30,675
	24	83	-5.00%	2,952	16,311	4.55%	-	742	742	-	31,417
	25	84	-5.00%	2,043	15,074	4.55%	-	686	686	-	32,103
	26	85	-5.00%	1,254	13,931	4.55%	-	634	634	-	32,736
Insured Income Stage	27	86	-	573	12,875	4.55%	-	586	573	13 **	33,322
	28	87	-	-	-	-	-	586	-	586	33,908
	29	88	-	-	-	-	-	586	-	586	34,494
	30	89	-	-	-	-	-	586	-	586	35,080
	31	90	-	-	-	-	-	586	-	586	35,666
	32	91	-	-	-	-	-	586	-	586	36,251
	33	92	-	-	-	-	-	586	-	586	36,837
	34	93	-	-	-	-	-	586	-	586	37,423
	35	94	-	-	-	-	-	586	-	586	38,009
* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $586.

During the Pre-Income Stage:
•The Account Value is decreased by the Gross Hypothetical Annual Return and also decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is negative, the Account Value is decreasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is decreasing, the Income Base is also decreasing.
•The Income Percentage is increased each year by the Deferral Credit.
During the Income Stage:
•The Account Value is decreased by the Gross Hypothetical Annual Return and also decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is negative, the Income Base is decreasing. Unlike the Account Value, however, the Income Base is not further decreased by the withdrawal of the Annual Income Amount.
•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is negative, the Income Base is decreasing, even though no Excess Withdrawals are taken. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.
•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.

During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $586 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $13, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $586 Annual Income Amount.

Example 2 (0%): this example demonstrates the ActiveIncome benefit in a flat market, assuming a Gross Hypothetical Annual Return of 0% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	0.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	0.00%	97,283	97,283	3.95%	0.15%	-	-	-	-
	3	62	0.00%	94,639	94,639	4.10%	0.15%	-	-	-	-
	4	63	0.00%	92,068	92,068	4.25%	0.15%	-	-	-	-
	5	64	0.00%	89,566	89,566	4.40%	0.15%	-	-	-	-
Income Stage	6	65	0.00%	87,133	87,133	4.55%	-	3,965	3,965	-	3,965
	7	66	0.00%	80,908	84,765	4.55%	-	3,857	3,857	-	7,821
	8	67	0.00%	74,958	82,462	4.55%	-	3,752	3,752	-	11,573
	9	68	0.00%	69,271	80,221	4.55%	-	3,650	3,650	-	15,223
	10	69	0.00%	63,838	78,041	4.55%	-	3,551	3,551	-	18,774
	11	70	0.00%	58,649	75,921	4.55%	-	3,454	3,454	-	22,229
	12	71	0.00%	53,695	73,858	4.55%	-	3,361	3,361	-	25,589
	13	72	0.00%	48,967	71,851	4.55%	-	3,269	3,269	-	28,858
	14	73	0.00%	44,456	69,899	4.55%	-	3,180	3,180	-	32,039
	15	74	0.00%	40,154	68,000	4.55%	-	3,094	3,094	-	35,133
	16	75	0.00%	36,053	66,152	4.55%	-	3,010	3,010	-	38,143
	17	76	0.00%	32,145	64,354	4.55%	-	2,928	2,928	-	41,071
	18	77	0.00%	28,423	62,606	4.55%	-	2,849	2,849	-	43,919
	19	78	0.00%	24,880	60,905	4.55%	-	2,771	2,771	-	46,691
	20	79	0.00%	21,508	59,250	4.55%	-	2,696	2,696	-	49,386
	21	80	0.00%	18,301	57,640	4.55%	-	2,623	2,623	-	52,009
	22	81	0.00%	15,252	56,074	4.55%	-	2,551	2,551	-	54,560
	23	82	0.00%	12,356	54,550	4.55%	-	2,482	2,482	-	57,042
	24	83	0.00%	9,605	53,068	4.55%	-	2,415	2,415	-	59,457
	25	84	0.00%	6,995	51,626	4.55%	-	2,349	2,349	-	61,806
	26	85	0.00%	4,520	50,223	4.55%	-	2,285	2,285	-	64,091
Insured Income Stage	27	86	-	2,174	48,858	4.55%	-	2,223	2,174	49 **	66,314
	28	87	-	-	-	-	-	2,223	-	2,223	68,537
	29	88	-	-	-	-	-	2,223	-	2,223	70,760
	30	89	-	-	-	-	-	2,223	-	2,223	72,983
	31	90	-	-	-	-	-	2,223	-	2,223	75,206
	32	91	-	-	-	-	-	2,223	-	2,223	77,429
	33	92	-	-	-	-	-	2,223	-	2,223	79,653
	34	93	-	-	-	-	-	2,223	-	2,223	81,876
	35	94	-	-	-	-	-	2,223	-	2,223	84,099
* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $2,223.
During the Pre-Income Stage:
•The Account Value is unchanged by the Gross Hypothetical Annual Return and decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the Gross Hypothetical Annual Return is 0%, the deduction from the Account Value of the Contract Fee and Advisory Fee results in negative net performance, and the Account Value is decreasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is decreasing, the Income Base is also decreasing.
•The Income Percentage is increased each year by the Deferral Credit.
During the Income Stage:
•The Account Value is unchanged by the Gross Hypothetical Annual Return (because it is 0%) and decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the Gross Hypothetical Annual Return is 0%, the deduction of the Contract Fee and Advisory Fee results in negative net performance, and the Income Base is decreasing. Unlike the Account Value, however, the Income Base is not further decreased by the withdrawal of the Annual Income Amount.

•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is negative, the Income Base is decreasing, even though no Excess Withdrawals are taken. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.
•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.
During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $2,223 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $49, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $2,223 Annual Income Amount.
Example 3 (5%): this example demonstrates the ActiveIncome benefit in a rising market, assuming a Gross Hypothetical Annual Return of 5% for each Contract Year prior to the Insured Income Stage.

	Contract Year	Age	Gross Hypothetical Annual Returns	Account Value*	Income Base	Income Percentage	Deferral Credit	Annual Income Amount	Amount Withdrawn from Account Value	Insured Income Payment	Cumulative Income
Pre-Income Stage	1	60	5.00%	100,000	100,000	3.80%	0.15%	-	-	-	-
	2	61	5.00%	102,147	102,147	3.95%	0.15%	-	-	-	-
	3	62	5.00%	104,340	104,340	4.10%	0.15%	-	-	-	-
	4	63	5.00%	106,580	106,580	4.25%	0.15%	-	-	-	-
	5	64	5.00%	108,868	108,868	4.40%	0.15%	-	-	-	-
Income Stage	6	65	5.00%	111,206	111,206	4.55%	-	5,060	5,060	-	5,060
	7	66	5.00%	108,425	113,593	4.55%	-	5,168	5,168	-	10,228
	8	67	5.00%	105,473	116,032	4.55%	-	5,279	5,279	-	15,508
	9	68	5.00%	102,345	118,523	4.55%	-	5,393	5,393	-	20,901
	10	69	5.00%	99,034	121,068	4.55%	-	5,509	5,509	-	26,409
	11	70	5.00%	95,533	123,667	4.55%	-	5,627	5,627	-	32,036
	12	71	5.00%	91,836	126,322	4.55%	-	5,748	5,748	-	37,784
	13	72	5.00%	87,937	129,034	4.55%	-	5,871	5,871	-	43,655
	14	73	5.00%	83,828	131,805	4.55%	-	5,997	5,997	-	49,652
	15	74	5.00%	79,502	134,635	4.55%	-	6,126	6,126	-	55,778
	16	75	5.00%	74,951	137,525	4.55%	-	6,257	6,257	-	62,035
	17	76	5.00%	70,169	140,478	4.55%	-	6,392	6,392	-	68,427
	18	77	5.00%	65,146	143,494	4.55%	-	6,529	6,529	-	74,956
	19	78	5.00%	59,876	146,574	4.55%	-	6,669	6,669	-	81,625
	20	79	5.00%	54,349	149,721	4.55%	-	6,812	6,812	-	88,437
	21	80	5.00%	48,557	152,936	4.55%	-	6,959	6,959	-	95,396
	22	81	5.00%	42,492	156,219	4.55%	-	7,108	7,108	-	102,504
	23	82	5.00%	36,143	159,573	4.55%	-	7,261	7,261	-	109,764
	24	83	5.00%	29,503	162,999	4.55%	-	7,416	7,416	-	117,181
	25	84	5.00%	22,561	166,499	4.55%	-	7,576	7,576	-	124,757
	26	85	5.00%	15,307	170,073	4.55%	-	7,738	7,738	-	132,495
Insured Income Stage	27	86	-	7,731	173,725	4.55%	-	7,904	7,731	174 **	140,399
	28	87	-	-	-	-	-	7,904	-	7,904	148,304
	29	88	-	-	-	-	-	7,904	-	7,904	156,208
	30	89	-	-	-	-	-	7,904	-	7,904	164,113
	31	90	-	-	-	-	-	7,904	-	7,904	172,017
	32	91	-	-	-	-	-	7,904	-	7,904	179,922
	33	92	-	-	-	-	-	7,904	-	7,904	187,826
	34	93	-	-	-	-	-	7,904	-	7,904	195,731
	35	94	-	-	-	-	-	7,904	-	7,904	203,635
* Account Value (before withdrawal) on the Contract Date and each Contract Date Anniversary thereafter.
** This amount represents the difference between the remaining Account Value and the current year's Annual Income Amount of $7,904.
During the Pre-Income Stage:
•The Account Value is increased by the Gross Hypothetical Annual Return and decreased by the quarterly deduction of the Contract Fee and Advisory Fee. In this example, because the net performance is positive and no withdrawals (other than Contract Fee and Advisory Fee deductions) are taken, the Account Value is increasing.
•The Income Base is equal to the Account Value. In this example, because the Account Value is increasing, the Income Base is also increasing.
•The Income Percentage is increased each year by the Deferral Credit.

During the Income Stage:
•The Account Value is increased by the Gross Hypothetical Annual Return and decreased by the withdrawal of the Annual Income Amount and the quarterly deduction of the Contract Fee and Advisory Fee. In this example, although the net performance is positive, the withdrawal of the Annual Income Amount is generally decreasing the Account Value.
•The Income Base is subject to the Performance Adjustment. In this example, because the net performance is positive and no Excess Withdrawals are taken, the Income Base is increasing. Unlike the Account Value, the Income Base is not decreased by the withdrawal of the Annual Income Amount, causing these values to diverge.
•The Income Percentage is no longer increased by the Deferral Credit because the Income Stage has begun.
•The Annual Income Amount is determined on each Contract Date Anniversary by multiplying the Income Base by the Income Percentage.
During the Insured Income Stage:
•In Contract Year 27, the Account Value is less than the $7,904 Annual Income Amount and is depleted. The Insured Income Payment from us for this Contract Year is $174, the difference between the Annual Income Amount and the portion of the Annual Income Amount that was withdrawn from the remaining Account Value.
•Thereafter, the Insured Income Payment from us each Contract Year is equal to the $7,904 Annual Income Amount.

APPENDIX D – INVESTMENT RESTRICTIONS
(Ineligible Account Assets and Eligible Account Assets with Investment Allocation Limits)

Ineligible Account Assets
Investments that are Ineligible Account Assets:
• Franklin Bitcoin ETF
• Franklin FTSE India ETF
• Franklin FTSE Japan ETF
• Canvas U.S. Large Cap 130/30 (SMA)
• Canvas Managed Options - Stock Call Selling (SMA)
• Canvas Managed Options - Risk Managed Equity (SMA)
• Canvas Managed Options - STRIDES (SMA)
Eligible Account Assets with Investment Allocation Limits
Your Account may not allocate more than 40% cumulatively to the investments listed below under the categories of diversified emerging markets, non-physical commodities, and alternative investments.
Diversified Emerging Markets:
• Canvas Emerging Markets ADR Core (SMA)
• Canvas Emerging Markets ADR Defensive Stability (SMA)
• Canvas Emerging Markets ADR Momentum (SMA)
• Canvas Emerging Markets ADR Passive (SMA)
• Canvas Emerging Markets ADR Value (SMA)
• iShares Core MSCI Emerging Markets ETF
Non-Physical Commodities:
• Currently none
Alternative Investments:
• Currently none
Your Account may not allocate more than 25% to any one of the investments listed below under the categories of diversified emerging markets, non-physical commodities, or stocks.
Diversified Emerging Markets:
• Canvas Emerging Markets ADR Core (SMA)
• Canvas Emerging Markets ADR Defensive Stability (SMA)
• Canvas Emerging Markets ADR Momentum (SMA)
• Canvas Emerging Markets ADR Passive (SMA)
• Canvas Emerging Markets ADR Value (SMA)
• Invesco Optimum Yield Diversified Commodity Strategy No K-1 ETF (PDBC)
• iShares Core MSCI Emerging Markets ETF
• S&P EM ADR
• SPDR Gold Shares ETF
Non-Physical Commodities:
• Currently none
Stocks:
• Any individual stock listed on a U.S. Stock Exchange that is available on O'Shaughnessy Asset Management's Canvas Platform.
Your Account may not allocate more than 5% to the following alternative investments.
Alternative Investments:
• Currently none
If we change these investment restrictions or impose additional investment restrictions, we will file a Post-Effective Amendment to the Registration Statement that contains this prospectus and provide you with a revised Prospectus or supplement. Additionally, we will notify you of the change and if reallocation of your Account Value is required.
D-1

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Accountant’s Fees & Expenses:	$20,000.00
Legal Fees & Expenses:	$20,000.00
Printing Fees & Expenses:	$6,000.00
Registration Fee:	$2,071.50
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.
Arizona, being the state of organization of Pruco Life Insurance Company (“Pruco”), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 16. EXHIBITS
(a)     Exhibits
(1)     Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. (Note 2)
(2)     Plan of acquisition, reorganization, arrangement, liquidation or succession. N/A
(4)(a)    Contract (P-CDA_IND (11/21)) (Note 3)
(b)    Endorsement (P-CDA-ENT (11/21)) (Note 3)
(c)    Application (P-CDA-APP (11/21)) (Note 3)
(d)    Contract (P-CDA-IND (4/25)) (Note 4)
(5)     Opinion of Counsel as to legality of the securities being registered. (Note 1)
(8)     Opinion re: tax matters. None
(15)     Letter re unaudited interim financial information. None.
(23)     Written consent of Independent Registered Public Accounting Firm. (Note 1)
(24)     Power of Attorney: Reshma V. Abraham, Markus Coombs, Alan M. Finkelstein, Scott E. Gaul, Bradley O. Harris, and Salene Hitchock-Gear (Note 1)
(96)     Technical report summary. N/A
(107)     Filing Fees (Note 1)

(Note 1) Filed herewith.
(Note 2)    Incorporated by reference to Form S-3/A, Registration No. 333-220118, filed September 29, 2017 on behalf of the Pruco Life Insurance Company.
(Note 3) Incorporated by reference to Form S-3, Registration No. 333-283684, filed December 9, 2024 on behalf of the Pruco Life Insurance Company.
(Note 4) Incorporated by reference to Form S-3, Registration No. 333-290153, filed September 10, 2025 on behalf of the Pruco Life Insurance Company.

ITEM 17. UNDERTAKINGS
(a)The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) Not applicable.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) – (g) Not Applicable
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 5th day of February 2026.

PRUCO LIFE INSURANCE COMPANY
(Registrant)

By:	Scott E. Gaul*
Scott E. Gaul
Director, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Reshma V. Abraham*	Director and Vice President	February 5, 2026
Reshma V. Abraham
Markus Coombs*	Chief Financial Officer, Chief Accounting Officer, Vice President and Director	February 5, 2026
Markus Coombs
Alan M. Finkelstein*	Director and Treasurer	February 5, 2026
Alan M. Finkelstein
Scott E. Gaul*	Director, President and Chief Executive Officer	February 5, 2026
Scott E. Gaul
Bradley O. Harris*	Director	February 5, 2026
Bradley O. Harris
Salene Hitchcock-Gear*	Director	February 5, 2026
Salene Hitchcock-Gear

By:	/s/Elizabeth L. Gioia
Elizabeth L. Gioia

*Executed by Elizabeth L. Gioia on behalf of those indicated pursuant to Power of Attorney.